INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Exhibit 4 is:

1             Note Purchase Agreement dated August 28, 1996 re: Senior Notes due September 1, 2006, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant’s fiscal year ended November 30, 1996.

2.          Amended and Restated Rights Agreement dated December 16, 1996, which document is incorporated  by reference to Form 8-A/A, Amendment No. 3 filed with the Commission on February 5, 1997.

3.          Industrial Development Revenue Bonds dated April 1, 2001, maturing April 1, 2021.

The Company agrees to provide to the Securities and Exchange Commission, on request, copies of instruments defining the rights of security holders of long-term debt of the Company.

EXHIBIT 4

TRUST INDENTURE

Dated as of April 1, 2001

Between

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

and

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

Relating to the issuance of

$8,500,000

Industrial Development Revenue Bonds

(Ameron International Corporation Project),

Series 2001

by

Calhoun County Economic Development Council

Exhibit A - Bond Form

TRUST INDENTURE

THIS TRUST INDENTURE dated as of April 1, 2001 is entered into by CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL, a public corporation organized under the laws of the State of Alabama (the “Issuer”), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association with its principal place of business in Columbus, Ohio (the “Trustee”).

Recitals

The Issuer has duly authorized the execution and delivery of $8,500,000 aggregate principal amount of its Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 (the “Bonds”) pursuant to this Indenture.

The Bonds are being issued for the purpose of financing a portion of the costs of acquiring, constructing, installing and equipping certain facilities (the “Project”) for the manufacture of concrete lighting poles.

The Issuer and Ameron International Corporation, a corporation organized under the laws of the State of Delaware (the “Lessee”), will enter into a Lease Agreement dated as of April 1, 2001 (the “Lease Agreement”), whereby the Issuer will agree to lease the Project to the Lessee and the Lessee will agree to pay rentals to the Issuer at such times and in such amounts as shall be sufficient to pay when due the principal of, premium (if any) and interest (“Debt Service”) on the Bonds.  Pursuant to this Indenture the Issuer will assign and pledge to the Trustee all the Issuer’s rights under the Lease Agreement, except for certain rights relating to indemnification, reimbursement of expenses and receipt of notices and other communications.

The Lessee will cause Bank One, NA (the “Bank”) to issue an irrevocable letter of credit in favor of the Trustee to enable the Trustee to pay Debt Service on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the mandatory or optional tender provisions of this Indenture.  The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to this Indenture are herein referred to as the “Letter of Credit.”

The initial Letter of Credit will be issued by the Bank pursuant to a Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 (the “Credit Agreement”) between the Bank and the Lessee whereby the Lessee will agree, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to the initial Letter of Credit.

The Bonds shall be limited obligations of the Issuer payable solely out of (i) payments by the Lessee pursuant to the Lease Agreement, (ii) any other revenues, rentals or receipts derived by the

Issuer from the leasing or sale of the Project, and (iii) money received by the Trustee from a draw on the Letter of Credit.  The Trustee will not have a lien on or security interest in the Project.

All things have been done which are necessary to make the Bonds, when executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid obligations of the Issuer, and to constitute this Indenture a valid trust indenture for the security of the Bonds, in accordance with the terms of the Bonds and this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

It is hereby covenanted and declared that all the Bonds are to be authenticated and delivered and the property subject to this Indenture is to be held and applied by the Trustee, subject to the covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit (except as otherwise expressly provided herein) of all Holders (as hereinafter defined) of the Bonds, and for the benefit and security of the Bank, as follows:

ARTICLE 1

Definitions and Other Provisions

of General Application

SECTION 1.01                                      Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           The terms defined in this Article have the meanings assigned to them in this Article.  Singular terms shall include the plural as well as the singular, and vice versa.

(2)           The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

(3)           All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles.  All references herein to “generally accepted accounting principles” refer to such principles as they exist at the date of application thereof.

(4)           All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

(5)           The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(6)           All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(7)           The term “person” shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

Act of Bankruptcy shall mean the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against the Lessee or the Issuer under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect.

Additional Rental Payments shall mean the payments required by Section 4.03 of the Lease Agreement.

Affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under or indirect common control with such specified person.  For purposes of this definition, “control” when used with respect to any specified person, means the power to the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authorized Denominations shall mean (i) for Bonds bearing interest at the Variable Rate or for Bonds bearing interest at a Term Rate for a Term Rate Period of 9 months or less, $100,000 or any larger amount that is a multiple of $5,000, and (ii) for Bonds bearing interest at a Term Rate for a Term Rate Period of more than 9 months, $5,000 or any multiple thereof.

Authorized Issuer Representative shall mean the Chairman or Vice-Chairman of the Board of Directors of the Issuer or the Secretary or Treasurer of the Issuer or any other officer or agent of the Issuer authorized by the governing body of the Issuer to act as “Authorized Issuer Representative” for purposes of this Indenture and the Lease Agreement.

Authorized Lessee Representative shall mean the President or Vice-President of the Lessee or any other officer or agent of the Lessee authorized by the President, Vice-President or governing body of the Lessee to act as “Authorized Lessee Representative” for purposes of this Indenture and the Lease Agreement.

Bank shall mean Bank One, NA, a national banking association, with its principal place of business in Chicago, Illinois, and its successors and assigns, until a Substitute Letter of Credit shall have been accepted by the Trustee, and thereafter “Bank” shall mean the issuer of such Substitute Letter of Credit.

Bank Indebtedness shall mean all indebtedness or obligations of the Lessee to the Bank under the Credit Agreement, including without limitation (i) the Lessee’s obligation to reimburse the Bank for draws made under the Letter of Credit and (ii) the Lessee’s obligation to pay fees and charges for the issuance and continuation of the Letter of Credit.

Basic Rental Payments shall mean the payments required by Section 4.02 of the Lease Agreement.

Beneficial Owner shall have the meaning set forth in Section 4.13 hereof.

Bond shall mean any bond authenticated and delivered pursuant to this Indenture.

Bond Fund shall mean the fund established pursuant to Section 8.01.

Bond Payment Date shall mean each date (including any date fixed for redemption of Bonds) on which Debt Service is payable on the Bonds.

Bond Purchase Fund shall mean the fund established pursuant to Section 8.02.

Bond Register shall mean the register or registers for the registration and transfer of Bonds maintained by the Issuer pursuant to Section 5.01.

Bond Registrar shall mean the agent of the Issuer appointed as such pursuant to Section 5.01 for the purpose of registering Bonds and transfers of Bonds.

Bondholder when used with respect to any Bond shall mean the person in whose name such Bond is registered in the Bond Register.

Business Day shall mean any day other than (i) a day on which banking institutions in the city in which the principal corporate trust office of the Trustee or the Tender Agent is located are required or authorized to remain closed, (ii) a day on which banking institutions in the city in which the office of the Bank at which drawings under the Letter of Credit are to be made is located are authorized or required by law to remain closed, (iii) a day on which the principal office of the Remarketing Agent is required or authorized by law to remain closed, or (iv) a day on which the New York Stock Exchange is closed.

Cap Rate shall mean (i) for any period during which the Bonds are secured by a Letter of Credit, the maximum rate per annum, specified therein, upon which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds, and (ii) for any period during which the Bonds are not secured by a Letter of Credit, the rate of 10% per annum.

Cede & Co. means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Bonds.

City means the City of Anniston, Alabama.

Construction Fund shall mean the fund established pursuant to Section 7.02.

Conversion Date shall mean the first day of any Term Rate Period.

County shall mean Calhoun County, Alabama.

Credit Agreement shall have the meaning given in the recitals hereof, until a Substitute Letter of Credit shall have been accepted by the Trustee, and thereafter “Credit Agreement” shall mean the instrument evidencing the Lessee’s obligations with respect to such Substitute Letter of Credit.

DTC means the Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

DTC Participant or DTC Participants means securities brokers and dealers, banks, trust companies and clearing corporations that have access to the DTC system.

Debt Service shall mean the principal, premium (if any) and interest payable on the Bonds.

Defaulted Interest shall have the meaning stated in Section 5.03.

Determination of Taxability shall mean, and shall occur when, (i) the Trustee receives written notice from the Lessee, supported by an Opinion of Counsel, that interest on the Bonds is Taxable or (ii) the Internal Revenue Service shall claim in writing that interest on the Bonds is Taxable; provided, that such a claim shall not be deemed a Determination of Taxability unless the Lessee is afforded reasonable opportunity (at its sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Lessee with respect to such claim.

Eligible Remarketing Proceeds shall mean proceeds from the remarketing of Tendered Bonds to any person other than (i) the Lessee, (ii) the Issuer, (iii) any guarantor of payments due under the Lease Agreement or (iv) any Affiliate of the Lessee, the Issuer or any guarantor of payments due under the Lease Agreement.  The Trustee may assume that all proceeds from the remarketing of Bonds are Eligible Remarketing Proceeds unless any notice received by the Trustee from the Remarketing Agent pursuant to Section 4.06(b) indicates otherwise or the Trustee has actual notice to the contrary.

Enabling Law shall mean Act No. 82-222 enacted at the 1982 Regular Session of the Alabama Legislature, ratified by Amendment No. 563 of the Alabama Constitution, and as amended from time to time.

Equipment shall mean the personal property and fixtures described in Exhibit B to the Lease Agreement and all other personal property and fixtures acquired by the Issuer with proceeds of the Bonds or pursuant to any provision of the Lease Agreement, including all substitutions and replacements for such personal property and fixtures.

Event of Default shall have the meaning stated in Article 12.  An Event of Default shall “exist” if an Event of Default shall have occurred and be continuing.

Existing Letter of Credit shall have the meaning assigned in Section 4.11.

Favorable Tax Opinion shall mean an Opinion of Counsel stating in effect that the proposed action, together with any other changes with respect to the Bonds made or to be made in connection with such action, will not cause interest on the Bonds to become Taxable.

Federal Securities shall mean noncallable, nonprepayable, direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America, excluding unit investment trusts and mutual funds.

Financing Documents shall mean the Indenture, the Remarketing Agreement, the Tender Agent Agreement, the Lease Agreement and the Credit Agreement.

First Optional Call Date shall have the meaning assigned in Section 6.01(a)(1)(B).

Financing Participants shall mean the Issuer, the Lessee, the Bank, the Trustee, the Remarketing Agent, the Bond Registrar, the Paying Agent, the Tender Agent and the Bondholders.

Fully Paid, (i) when used with respect to Indenture Indebtedness, shall have the meaning stated in Section 15.01, and (ii) when used with respect to Bank Indebtedness, shall mean that all indebtedness or obligations of the Lessee under the Credit Agreement have been paid in full.

Holder shall mean (a) in the event that the book-entry system of evidence of transfers of ownership in the Bonds is employed pursuant to Section 4.13, Cede & Co., as nominee for DTC, or its nominee, and (b) in all other cases, the person or persons in whose names any Bond or Bonds are registered on the books and records of the Bond Registrar.

Improvements shall mean the buildings, structures and improvements to be constructed on the Project Site pursuant to Article 3 of the Lease Agreement.

Indebtedness shall mean Indenture Indebtedness and Bank Indebtedness.

Indenture shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof.

Indenture Indebtedness shall mean all indebtedness of the Issuer at the time secured by this Indenture, including without limitation (i) all Debt Service on the Bonds and (ii) all reasonable and proper fees, charges and disbursements of the Trustee for services performed and disbursements made under this Indenture.

Independent, when used with respect to any person, shall mean a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in any Financing Participant or in any obligor with respect to the Bonds or in any Affiliate of any Financing Participant or of any such obligor, and (iii) is not connected with any Financing Participant or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Interest Payment Date, when used with respect to any installment of interest on a Bond, shall mean the date specified herein and in such Bond as the fixed date on which such installment of interest is due and payable.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended.

Issuer shall mean Calhoun County Economic Development Council, a public corporation organized under the laws of the State of Alabama, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor corporation.

Lease Agreement shall mean that certain Lease Agreement dated as of as of April 1, 2001, between the Issuer and the Lessee.

Lease Default shall have the meaning stated in Article 8 of the Lease Agreement.  A Lease Default shall “exist” if a Lease Default shall have occurred and be continuing.

Lessee shall mean Ameron International Corporation, a corporation organized under the laws of the State of Delaware, until a successor shall have become such pursuant to the applicable provisions of the Lease Agreement, and thereafter “Lessee” shall mean such successor.

Letter of Credit shall mean the initial letter of credit delivered to the Trustee on the date of delivery of the Bonds, and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit accepted by the Trustee.

Mandatory Tender shall mean a required tender of a Bond for purchase pursuant to Section 4.05.

Mandatory Tender Date shall mean a date on which a Bond is to be purchased pursuant to a Mandatory Tender.

Maturity, when used with respect to any Bond, shall mean the date specified herein and in such Bond as the fixed date on which principal of such Bond is due and payable.

Moody’s shall mean Moody’s Investors Service.

Obligor Bonds shall mean Bonds registered in the name of (i) the Issuer, (ii) the Lessee, (iii) the Bank, (iv) any other obligor with respect to Debt Service on or the purchase price of Bonds, (v) any Affiliate of persons described in clauses (i) through (iv), or (vi) any nominee or other person who holds such Bonds for the benefit of any person described in clauses (i) through (v).  The Trustee may assume that no Bondholder is described in clauses (v) and (vi) of this definition unless the Trustee has actual knowledge to the contrary.  Pledged Bonds shall be considered Obligor Bonds.

Office of the Tender Agent shall mean the office of the Tender Agent for hand delivery of notices and other documents, as specified pursuant to Section 16.01.

Office of the Trustee shall mean the office of the Trustee for hand delivery of notices and other documents, as specified pursuant to Section 16.01.

Official Intent Date shall mean April 25, 2000, the date on which the Issuer adopted a resolution expressing its official intent to finance the Project.

Opinion of Counsel shall mean an opinion from an attorney or firm of attorneys with experience in the matters to be covered in the opinion.  Except as otherwise expressly provided in this Indenture, the attorney or attorneys rendering such opinion may be counsel for one or more of the Financing Participants.

Optional Tender shall mean tender of a Bond for purchase at the option of the Holder thereof pursuant to Section 4.04.

Optional Tender Date shall mean a date on which a Bond is to be purchased pursuant to an Optional Tender.

Outstanding when used with respect to Bonds shall mean, as of the date of determination, all Bonds authenticated and delivered under this Indenture, except:

(1)           Bonds cancelled by the Trustee or delivered to the Trustee for cancellation,

(2)           Bonds for whose payment or redemption money in the necessary amount has been deposited with the Trustee in trust for the Holders of such Bonds, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made,

(3)           Unsurrendered Bonds for the purchase of which money in the necessary amount has been deposited in the Bond Purchase Fund and is held in trust for the Holders of such Unsurrendered Bonds, and

(4)           Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Obligor Bonds shall be disregarded and deemed not to be Outstanding.  Obligor Bonds which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that Bonds registered in the name of such pledgee as beneficial owner would not be considered Obligor Bonds.

Paying Agent shall mean the Trustee and any other person authorized by the Issuer to pay Debt Service on any Bonds on behalf of the Issuer.

Permitted Encumbrances shall mean the liens and encumbrances described in Exhibit E to the Lease Agreement.

Pledged Bonds shall mean Bonds purchased pursuant to the Optional or Mandatory Tender provisions of this Indenture with money drawn under the Letter of Credit and held by the Tender Agent or Trustee for the benefit of, or registered in the name of, the Bank, as pledgee, pursuant to Section 4.06 and the Credit Agreement.

Post-Default Rate shall mean (i) when used with respect to any payment of Debt Service on any Bond, the rate specified in such Bond for overdue installments of Debt Service on such Bond, computed as provided in such Bond, and (ii) when used with respect to all other payments due under this Indenture or the Lease Agreement, a variable rate equal to the Trustee’s prime rate or commercial base rate, as the case may be, plus 2%, computed on the basis of a 365- or 366-day year, as the case may be, for actual days elapsed.

Preliminary Agreement shall mean that certain Preliminary Agreement dated April 25, 2000, between the Issuer and the Lessee.

Project shall mean (i) the Project Site, (ii) the Improvements and all other buildings, structures and improvements now or hereafter located on the Project Site, and (iii) the Equipment.

Project Costs shall have the meaning assigned in Section 3.02 of the Lease Agreement.

Project Revenues shall have the meaning stated in the granting clause of Article 2 entitled “Project Revenues and Lease Agreement.”

Project Site shall mean the real property and interests therein described in Exhibit A to the Lease Agreement.

Qualified Investments shall mean:

(1)           Federal Securities,

(2)  a certificate of deposit, deposit notes, or banker’s acceptances issued by, or other interest-bearing deposit with, any bank organized under the laws of the United States of America or any state thereof (including without limitation the Trustee), provided that (i) long-term deposits with such bank are rated by Moody’s or S & P in one of the three highest rating categories, or (ii) such deposit is collaterally secured by such bank by pledging Federal Securities having a market value (exclusive of accrued interest) not less than the face amount of such deposit (less the amount of such deposit insured by the Federal Deposit Insurance Corporation), or (iii) the short-term deposits of such bank are rated at least P-2 by Moody’s or A-2 by S & P;

(3)  a repurchase agreement with respect to Federal Securities, provided that the Federal Securities subject to such repurchase agreement are held by or under the control of the Trustee free and clear of third-party liens;

(4)  obligations of agencies or instrumentalities of the United States of America that do not constitute Federal Securities;

(5)  commercial paper rated at least P-2 by Moody’s or A-2 by S & P; and

(6)  an interest in any trust or fund that invests solely in any of the above investments.

Rating Agency shall mean Moody’s, S & P and any other nationally recognized securities rating agency.

Regular Record Date shall mean (i) with respect to any Variable Rate Interest Payment Date, the day immediately prior to such Interest Payment Date, (ii) with respect to any Term Rate Interest Payment Date for a Term Rate Period of less than 6 months, the day immediately prior to such Term Rate Interest Payment Date, and (iii) with respect to any Term Rate Interest Payment Date for a Term Rate Period of 6 months or more, the 15th day (whether or not a Business Day) of the month next preceding such Term Rate Interest Payment Date.

Reimbursement Notice shall have the meaning assigned in Section 4.06.

Remarketing Agent shall mean Banc One Capital Markets, Inc., a corporation with its principal place of business in Chicago, Illinois, until a successor Remarketing Agent shall have become such pursuant to the applicable provisions of this Indenture, and the “Remarketing Agent” shall mean such successor.

Remarketing Agreement shall mean the agreement entered into by the Issuer, the Lessee and the Remarketing Agent pursuant to Section 13.12.

S & P shall mean Standard & Poor’s.

Special Funds shall mean the Bond Fund, the Construction Fund, the Bond Purchase Fund and any other fund or account established pursuant to this Indenture.

Special Record Date for the payment of any Defaulted Interest on the Bonds means a date fixed by the Trustee pursuant to Section 5.03.

Stated Expiration Date, when used with respect to any Letter of Credit, shall mean the date on which such Letter of Credit will, by its terms, expire unless such Letter of Credit is terminated on an earlier date in accordance with its terms.  The Stated Expiration Date of any Letter of Credit may be extended as provided in Section 4.11(h) and Section 2.05(d) of the Credit Agreement.

Substitute Letter of Credit shall mean a letter of credit delivered to the Trustee in substitution for the letter of credit then held by the Trustee, as more particularly described in Section 4.11.

Taxable shall mean that for purposes of federal income taxation interest on the Bonds is includible in the gross income of any Holder thereof for any reason other than the fact that such Holder is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) (or successor provision) of the Internal Revenue Code.  Interest on the Bonds shall not be deemed “Taxable” because interest is includible in any calculation of income for purposes of an alternative minimum tax, a foreign branch profits tax or any other type of taxation other than the regular tax imposed on gross income.

Tender Agent shall mean any person appointed as “Tender Agent” pursuant to Section 13.13, until a Tender Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Tender Agent” shall mean such successor.  Until a Tender Agent is appointed, the Trustee shall perform all duties of the Tender Agent; provided that the Trustee shall not be required to maintain an office in New York, New York.

Tender Agent Agreement shall mean an agreement entered into by the Trustee and the Tender Agent pursuant to Section 13.13.

Tender Date shall mean an Optional Tender Date or a Mandatory Tender Date, as the case may be.

Tendered Bonds shall mean Bonds tendered (or deemed tendered) for purchase pursuant to the Optional or Mandatory Tender provisions of this Indenture.

Term Rate, when used with respect to any Bond, shall mean the fixed interest rate borne by such Bond during a Term Rate Period.

Term Rate Interest Payment Date, when used with respect to any Bond, shall mean a date on which interest calculated according to a Term Rate is payable on such Bond.

Term Rate Period, when used with respect to any Bond, shall mean a period specified by the Lessee during which such Bond shall bear interest at a Term Rate.

Trust Estate shall have the meaning stated in Article 2.

Trustee shall mean Bank One Trust Company, National Association, a national banking association with its principal place of business in Columbus, Ohio, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor.

Unsurrendered Bond shall mean a Bond (or portion thereof) which is deemed purchased pursuant to the Optional or Mandatory Tender provisions hereof, but which has not been presented to the Trustee by the Holder thereof.

Variable Rate, when used with respect to any Bond, shall mean the variable interest rate borne by such Bond during a Variable Rate Period.

Variable Rate Interest Payment Date, when used with respect to any Bond, shall mean a date on which interest calculated at the Variable Rate is payable on such Bond.

Variable Rate Period, when used with respect to any Bond, shall mean a period during which such Bond shall bear interest at the Variable Rate.

SECTION 1.02             Ownership of Bonds; Effect of Action by Bondholders

(a)           The ownership of Bonds shall be proved by the Bond Register.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

SECTION 1.03             Effect of Headings and Table of Contents

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.04             Date of Indenture

The date of this Indenture is intended as and for a date for the convenient identification of this Indenture and is not intended to indicate that this Indenture was executed and delivered on said date.

SECTION 1.05             Separability Clause

If any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.06             Governing Law

This Indenture shall be construed in accordance with and governed by the laws of the State of Alabama.

SECTION 1.07             Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.08             Designation of Time for Performance

Except as otherwise expressly provided herein, any reference in this Indenture to the time of day shall mean the time of day in the city where the Trustee maintains its place of business for the performance of its obligations under this Indenture.

ARTICLE 2

Granting Clauses

To secure the payment of Debt Service on the Bonds and all other Indenture Indebtedness and the performance of the covenants herein and in the Bonds contained, to secure the payment of Bank Indebtedness for the benefit of the Bank to the extent herein provided, and to declare the terms and conditions on which the Bonds are secured, and in consideration of the premises and of the purchase of the Bonds by the Holders thereof, the Issuer by these presents does grant, bargain, sell, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, all and singular the following described property:

I.

Project Revenues and Lease Agreement

All payments by the Lessee pursuant to the Lease Agreement and all other revenues, rentals and receipts derived by the Issuer from the leasing or sale of the Project (herein referred to as “Project Revenues”), together with all rights, powers, privileges, options and other benefits of the Issuer under the Lease Agreement; provided, however, that:

(1)           Project Revenues shall not include (i) payments to be made directly to the Issuer pursuant to Section 4.03(a)(3) of the Lease Agreement, (ii) indemnity payments pursuant to Section 7.09 of the Lease Agreement or (iii) any payments similar to the foregoing to be made by another lessee pursuant to any lease entered into by the Issuer with respect to the Project;

(2)           the Issuer shall retain the right to receive notices or other communications to be sent to it under the Lease Agreement;

(3)           nothing contained in this clause shall impair, diminish or otherwise affect the Issuer’s obligations under the Lease Agreement or impose any of such obligations on the Trustee; and

(4)           the exercise of remedies under the Lease Agreement shall be limited as provided in Section 12.12.

II.

Special Funds

Money and investments from time to time on deposit in, or forming a part of, the Special Funds, subject to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein.

III.

Any and all property of every kind or description which may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien of this Indenture as additional security by the Issuer or anyone on its part or with its consent, or which pursuant to any of the provisions hereof or of the Lease Agreement may come into the possession or control of the Trustee or a receiver appointed pursuant to this Indenture; and the Trustee is hereby authorized to receive any and all such property as and for additional security for the Bonds and to hold and apply all such property subject to the terms hereof.

TO HAVE AND TO HOLD all said property, rights and privileges of every kind and description, real, personal or mixed, hereby and hereafter (by supplemental indenture or otherwise) granted, bargained, sold, assigned,  remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said property, rights and privileges being herein collectively called the “Trust Estate”) unto the Trustee and its successors and assigns forever;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of the Bonds without any priority of any such Bond over any other such Bond, and for the benefit and security of the Bank as herein provided;

PROVIDED, HOWEVER, that money collected by the Trustee pursuant to the Letter of Credit shall be used solely for the purpose of paying Debt Service on the Bonds (other than Obligor Bonds) or the purchase price of Bonds (other than Obligor Bonds) tendered for purchase pursuant to the Optional Tender or Mandatory Tender provisions hereof.

Simultaneously with the delivery of this Indenture, the Lessee has delivered to the Trustee the initial Letter of Credit as security for the payment of Debt Service on and the purchase price of Bonds (other than Obligor Bonds).  Such Letter of Credit (and any Substitute Letter of Credit) shall be held and used by the Trustee for the purposes specified herein.

ARTICLE 3

Limited Liability

SECTION 3.01             Source of Payment of Bonds and Other Obligations; Disclaimer of General Liability

(a)           The Debt Service on the Bonds and any other payments required by this Indenture shall be limited obligations of the Issuer payable solely out of (i) payments by the Lessee pursuant to the Lease Agreement, (ii) any other Project Revenues, and (iii) money received by the Trustee from a draw on the Letter of Credit.  The Bonds shall be secured by the Trust Estate.  The covenants and agreements contained herein and in the Bonds do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer (other than the Trust Estate) shall arise therefrom.  Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein or in the Bonds.

(b)           The Bonds and any other payments required by this Indenture shall never constitute an indebtedness of the City or the County within the meaning of any constitutional provision or statutory limitation and shall never constitute or give rise to a pecuniary liability of the City or the County or a charge against its general credit or taxing powers.

SECTION 3.02             Officers, Directors, etc. Exempt from Individual Liability

No recourse under or upon any covenant or agreement of this Indenture, or of any Bonds, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future incorporator, officer or member of the governing body of the Issuer, or of any successor, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Bonds issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Issuer or any successor, or any of them, because of the issuance of the Bonds, or under or by reason of the covenants or agreements contained in this Indenture or in any Bonds or implied therefrom.

ARTICLE 4

The Bonds

SECTION 4.01             Specific Title and Terms

(a)           The Bonds shall be entitled “Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001.”  The aggregate principal amount of the Bonds which may be authenticated and delivered and Outstanding is limited to $8,500,000.

(b)           The Bonds shall be issuable as registered bonds without coupons in Authorized Denominations.  The Bonds shall be numbered separately from 1 upward.

(c)           The Bonds shall mature on April 1, 2021.

(d)           The Bonds shall be dated as of the date of initial delivery thereof and shall bear interest from such date, or the most recent date to which interest has been paid or duly provided for, at the applicable rate per annum set forth in this Article.

(e)           Each Bond shall bear interest at the Variable Rate or at a Term Rate, as provided in Sections 4.02 and 4.03.  All Bonds shall initially bear interest at the Variable Rate, but the interest rate on any Bond or Bonds may from time to time be converted to a Term Rate under the terms and conditions specified in Section 4.03.  The Trustee shall specify on each Bond certificate, in the space provided, whether the interest rate then in effect with respect to such Bond is the Variable Rate or a Term Rate.  If a Term Rate is in effect with respect to a Bond, the Trustee shall also specify on the certificate for such Bond the Term Rate and the beginning and end of the Term Rate Period.

(f)            Interest at the Variable Rate and interest at a Term Rate for each Term Rate Period of less than 6 months shall be computed on the basis of a 365 or 366-day year, as the case may be,

for the actual number of days elapsed.  Interest at the Term Rate for each Term Rate Period of 6 months or more shall be computed on the basis of a 360-day year with 12 months of 30 days each.

(g)           Interest shall be payable on overdue principal on the Bonds and (to the extent legally enforceable) on any overdue installment of interest on the Bonds at the Post-Default Rate.

(h)           Interest shall be payable in arrears on the following dates (each such date being herein called an “Interest Payment Date”):

(1)           with respect to interest on any Bond payable at the Variable Rate, on (i) the first Business Day of each calendar month during the Variable Rate Period, beginning June 1, 2001 and (ii) the last day of any Variable Rate Period (each such date being herein called a “Variable Rate Interest Payment Date”);

(2)           with respect to interest on any Bond payable at a Term Rate for any Term Rate Period of less than 6 months, on the last day of such Term Rate Period (each such date being herein called a “Term Rate Interest Payment Date”); and

(3)           with respect to interest on any Bond payable at a Term Rate for any Term Rate Period of 6 months or more, (i) on April 1 and October 1 in each year and (ii) on the last day of such Term Rate Period (each such date being herein called a “Term Rate Interest Payment Date”).

(i)            Payment of interest on the Bonds due on any Interest Payment Date shall be made by check or draft mailed by the Trustee to the persons entitled thereto at their addresses appearing in the Bond Register.  Such payments of interest shall be deemed timely made if so mailed on the Interest Payment Date (or, if such Interest Payment Date is not a Business Day, on the Business Day next following such Interest Payment Date).  Payment of principal of (and premium, if any, on) the Bonds and payment of accrued interest on the Bonds due upon redemption on any date other than an Interest Payment Date shall be made only upon surrender thereof at the Office of the Trustee or at the office of any other Paying Agent therefor.

(j)            Subsection (i) of this Section to the contrary notwithstanding, upon the request of the Bank with respect to any Pledged Bond, or upon the request of the Holder of any Bond in a principal amount of not less than $500,000, the Trustee will make payment of the Debt Service due on such Bond by wire transfer to an account of such Holder maintained at a bank in the continental United States or by any other method providing for payment in same-day funds that is acceptable to the Trustee, provided that:

(1)           such request contains adequate instructions for the method of payment, and

(2)           payment of the principal of (and redemption premium, if any, on) such Bond and payment of the accrued interest on such Bond due upon redemption on any date other than an Interest Payment Date shall be made only upon surrender of such Bond to the Trustee.

SECTION 4.02             Variable Rate

(a)           Each Bond shall bear interest at the Variable Rate during any period other than a Term Rate Period with respect to such Bond.  Each period during which the Variable Rate is in effect is herein called a “Variable Rate Period.”

(b)           The Variable Rate shall be a fluctuating rate per annum determined by the Remarketing Agent periodically during a Variable Rate Period as provided below in this Section.

(c)           The Variable Rate with respect to any Bond shall be determined on the first day of each Variable Rate Period with respect to such Bond and on each Wednesday during such Variable Rate Period (or, if such Wednesday is not a Business Day, on the next succeeding Business Day).  The Variable Rate so determined shall become effective (i) on the date of determination, if such date is the first day of the Variable Rate Period, or (ii) if such date is not the first day of a Variable Rate Period, on the day immediately following the date of determination, and once effective shall remain in effect until and including the next determination date or, if sooner, the end of such Variable Rate Period; provided, however, that if the Remarketing Agent fails to determine the Variable Rate on any such determination date, the last Variable Rate in effect with respect to such Bond shall remain in effect until and including the next determination date.

(d)           The Variable Rate with respect to a Bond shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Variable Rate may never exceed the Cap Rate.  On each Variable Rate determination date with respect to a Bond the Remarketing Agent shall give telephonic notice to the Trustee of the Variable Rate so determined, and shall promptly confirm such notice in writing.  Upon the request of the Issuer, the Lessee or any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Variable Rate then in effect.

(e)           The Variable Rate determined from time to time by the Remarketing Agent shall be conclusive and binding on the Issuer, the Lessee, the Trustee and the Bondholders.

SECTION 4.03             Term Rate

(a)           Subject to the terms and conditions of this Section, at the request of the Lessee a fixed rate shall be established with respect to any Bond for the period specified by the Lessee in such request.  Each period during which a Term Rate is in effect is herein called a “Term Rate Period.”  The first day of any such Term Rate Period is herein called a “Conversion Date.”

(b)           The Term Rate shall be a fixed rate per annum which shall be determined by the Remarketing Agent as provided below in this Section.  The Term Rate shall be applicable during the entire Term Rate Period; provided, however, that if a Term Rate is in effect when a Bond is to be purchased pursuant to the Mandatory Tender provisions of Section 4.05(a)(3) (relating to notice of an event of default under the Credit Agreement), the related Term Rate Period with respect to such Bond shall end on such Mandatory Tender Date.

(c)           The establishment of a Term Rate with respect to any Bond shall be subject to the following terms and conditions:

(1)           The request to establish a Term Rate must be received by the Trustee not less than 30 days prior to the proposed Conversion Date and (except for a request to establish a Term Rate for all Bonds) must specify the principal amount and certificate number of the Bond for which a Term Rate is to be established.

(2)           A Term Rate may be established for less than the entire principal amount of a Bond if both the principal amount of such Bond for which a Term Rate is to be established and the remaining portion of such Bond will be in Authorized Denominations.  The Lessee or the Remarketing Agent shall take or cause to be taken whatever steps are necessary to establish separate CUSIP numbers for the Bonds bearing interest at different Term Rates as described in the prior sentence, and shall provide such CUSIP numbers to the Trustee no later than five (5) Business Days prior to the Conversion Date.

(3)           If such request is made during a Term Rate Period with respect to such Bond, the specified Conversion Date may not be sooner than the first day immediately following the Term Rate Period then in effect.

(4)           The specified Conversion Date must be a Business Day.  If the Conversion Date specified by the Lessee is not in fact a Business Day, then the Conversion Date shall be deemed to be the next succeeding Business Day.

(5)           The Term Rate Period (other than a Term Rate Period extending to the final Maturity) must end on a Business Day.  If the final day of the Term Rate Period specified by the Lessee is not in fact a Business Day, then such Term Rate Period shall be deemed to extend to the next day that is a Business Day.

(6)           If the Letter of Credit is to be effective during the Term Rate Period, the length of the Term Rate Period shall be limited as follows:

(A)          if the Term Rate Period is to be equal to or less than 6 months, the number of days in the Term Rate Period must be at least 20 days less than the number of days of interest coverage provided by the Letter of Credit;

(B)           the Term Rate Period may not be longer than 6 months unless the Letter of Credit provides for payment of interest for not less than 200 days (computed on the basis of a 360-day year); and

(C)           the Term Rate Period must end at least 15 days prior to the Stated Expiration Date of the Letter of Credit.

(7)           A Term Rate Period may not be specified unless the Letter of Credit (if any) to be effective during such Term Rate Period provides for payment of the maximum redemption premium on the Bonds that could be payable during such Term Rate Period.

(8)           The Term Rate Period may not be less than 15 days.

(9)           A Favorable Tax Opinion must be delivered to the Trustee on the day immediately preceding the Conversion Date, if the proposed duration of the Term Rate Period is more than one (1) year and the current interest rate period is a Variable Rate Period or a Term Rate Period of a duration of one (1) year or less or if the proposed duration of the Term Rate Period is one (1) year or less and the current interest rate period is a Variable Rate Period or a Term Rate Period of a duration of more than one (1) year.

The Trustee shall deliver a copy of any request for establishment of a Term Rate to the Issuer, the Remarketing Agent, the Tender Agent and the Bank within two (2) Business Days of its receipt of such notice.

(d)           After receipt of notice that a Term Rate is to be established with respect to any Bond, but not less than 3 days prior to the proposed Conversion Date, the Remarketing Agent shall determine the interest rate for the Term Rate Period (herein called the “Term Rate”), which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.  The Remarketing Agent shall give telephonic notice to the Trustee of the Term Rate so determined, and shall promptly confirm such notice in writing. Upon the request of the Issuer, the Lessee or any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Term Rate so determined.

(e)           Notwithstanding the foregoing, a Term Rate shall not be established if

(1)           The Lessee delivers to the Trustee notice of revocation of its election to establish the Term Rate before 10:00 a.m. (central time) on the Business Day immediately preceding the proposed Conversion Date or

(2)           prior to 10:00 a.m. (central time) on the proposed Conversion Date the Trustee does not receive the Substitute Letter of Credit (if any) that was to be effective on such Conversion Date.

If all conditions to the establishment of a Term Rate are not satisfied, the Bond shall continue (or, if a Term Rate Period ended on the preceding day, shall begin) to bear interest at the Variable Rate from the proposed Conversion Date.  Notwithstanding the failure to establish a Term Rate, if a notice of Mandatory Tender has been given by the Trustee with respect to any Bond in connection with a proposed conversion to a Term Rate, such Bond shall be subject to a Mandatory Tender on the proposed Conversion Date.

(f)            The Term Rate determined by the Remarketing Agent shall be conclusive and binding on the Issuer, the Lessee, the Trustee and the Bondholders.

SECTION 4.04             Optional Tenders

(a)           The Holder of any Bond (other than an Obligor Bond) shall have the right to tender such Bond to the Trustee or Tender Agent for purchase in whole or in part on any Business Day during any Variable Rate Period, but not during any Term Rate Period, at a purchase price equal to 100% of the principal amount of the Bond (or portion thereof) tendered plus accrued interest to the specified purchase date (an “Optional Tender Date”).  In order to exercise such option with respect to any Bond (other than an Obligor Bond), the Holder thereof must deliver notice thereof to the Trustee, as provided below in this Section, at least 7 days prior to the proposed Optional Tender Date.  If an agreement with a securities depository as described in Section 4.13 hereof is then in effect, a Beneficial Owner (through its Direct Participant in the securities depository) shall give notice to the Trustee to elect to have its Bonds purchased, and shall effect delivery of such Bonds by causing such Direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner’s interest on the records of the securities depository to the participant account of the Trustee with the securities depository.  The requirement for physical delivery of the Bonds in connection with an Optional Tender shall be deemed satisfied when the ownership rights in the Bonds are transferred by Direct Participants on the records of the securities depository.

(b)           Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (i) the name of the registered Holder of the Bond to be tendered for purchase, (ii) the Optional Tender Date, (iii) the certificate number and principal amount of such Bond, and (iv) the principal amount of such Bond to be purchased (if such amount is less than the entire principal amount, both the amount to be purchased and the remaining amount must be in an Authorized Denomination).  Such notice may be given to the Trustee in writing or by telephone, but no such telephonic notice shall be effective unless confirmed in writing delivered to the Trustee not more than 2 Business Days after such telephonic notice.  The written notice of Optional Tender must be substantially in the following form or in such other form as shall be acceptable to the Trustee:

Optional Tender Notice

Bank One Trust Company, National Association

201 N. Central Avenue

Mail Suite AZ1-1128

Phoenix, AZ  85004

Attn:  Global Corporate Trust Services, Gregory C. Cross

Re:                               Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 issued by Calhoun County Economic Development Council pursuant to a Trust Indenture dated as of April 1, 2001

The undersigned is the registered owner of the following Bond, which is part of the above-referenced issue of Bonds:

Certificate Number:
Principal Amount:

The undersigned hereby elects to have (check one as appropriate, and designate the principal amount tendered, if less than the entire amount):

_____	the entire principal amount

_____

$___________ of the principal amount of such Bond (Note: If such amount is less than the entire principal amount, both the amount to be purchased and the remaining amount must be an Authorized Denomination, as defined in the Indenture)

purchased on the following date (specify a business day that is at least 7 days after notice of tender is delivered to the Trustee):

________________

[Optional Tender Date]

THE UNDERSIGNED ACKNOWLEDGES THAT THIS ELECTION IS IRREVOCABLE AND BINDING ON THE UNDERSIGNED AND CANNOT BE WITHDRAWN.

Dated:	________________.

Print or Type
Name(s) of Bondholder(s)

Address

Telephone Number
Signature
(The name(s) and signature(s) must correspond exactly to the name appearing on the registration books maintained by the Trustee)

Signature Guaranteed:

(Bank or Trust Company)

By
(Authorized Officer)

(c)           If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  Unless a notice of Optional Tender indicates that less than the entire principal amount of the Bond is being tendered for purchase, the Holder will be deemed to have tendered the Bond in its entire principal amount for purchase.

(d)           Not later than the Business Day after receipt of any such telephonic or written notice of Optional Tender the Trustee shall deliver notice to the Tender Agent, the Remarketing Agent, the Lessee and the Bank specifying (i) the principal amount of the Bond for which a notice of Optional Tender has been given and (ii) the proposed Optional Tender Date therefor.

(e)           Upon delivery of a written notice of Optional Tender, the election to tender shall be irrevocable and binding upon such Holder and may not be withdrawn.  The Trustee shall, in its sole discretion, determine whether, with respect to any Bond, the Holder thereof shall have properly exercised the option to have his Bond purchased pursuant to this Section.

(f)            If a written notice of tender shall have been duly given with respect to any Bond, the Holder of such Bond shall deliver such Bond to the Office of the Trustee or to the Office of the

Tender Agent on the Optional Tender Date, together with all necessary endorsements for transfer.  If only a portion of such Bond is to be purchased (as a result of the exercise of the Optional Tender right only with respect to such portion), the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee or Tender Agent (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date.

(g)           On each Optional Tender Date the Trustee shall pay to the Holder of each Bond (or portion thereof) properly tendered for purchase an amount equal to 100% of the principal amount thereof plus accrued interest, if any.  Funds for payment of the purchase price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 8.02 of this Indenture.

(h)           If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date.  The Trustee shall issue a new Bond or Bonds in the same aggregate principal amount for any Unsurrendered Bond which is not tendered for purchase on any Optional Tender Date and, upon receipt by the Trustee or Tender Agent of any such Unsurrendered Bond from the Holder thereof, shall pay, or cause to be paid, the purchase price of such Unsurrendered Bond to the Holder thereof and cancel such Unsurrendered Bond.

(i)            Anything in this Indenture to the contrary notwithstanding, Bondholders may exercise their Optional Tender rights notwithstanding the existence of an Event of Default.  The Remarketing Agent shall not sell any Bond after an Event of Default unless the purchaser of such Bond is given notice of acceleration or redemption as appropriate.

SECTION 4.05                                      Mandatory Tenders

(a)           The Holder of each Bond shall be required to tender such Bond to the Trustee or Tender Agent for purchase on the following dates (each such date being herein called a “Mandatory Tender Date”):

(1)           each proposed Conversion Date with respect to such Bond specified in a notice to the Holder thereof (whether or not a Term Rate is successfully established on such date);

(2)           the last day of a Term Rate Period with respect to such Bond;

(3)           20 days after the Trustee receives notice from the Bank (i) stating that an event of default, as therein defined, has occurred and is continuing under the Credit Agreement and (ii) directing that the Bonds be purchased pursuant to the Mandatory Tender provisions of this Indenture;

(4)           on any date proposed by the Lessee for delivery of a Substitute Letter of Credit unless such Substitute Letter of Credit is to be accompanied by either (i) if any Rating Agency maintains a rating with respect to the Bonds at the time of such substitution, evidence from each such Rating Agency to the effect that such substitution will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds or (ii) if no Rating Agency maintains a rating with respect to the Bonds at the time of substitution, evidence that long-term deposits of the issuer of such Substitute Letter of Credit have a credit rating (gradations within a rating category being disregarded for this purpose) of not less than A by Moody’s or not less than A by S & P; provided, however, that no substitution requiring a Mandatory Tender pursuant to this paragraph may be effected unless the date of substitution is with respect to all Bonds either a Conversion Date or a day during a Variable Rate Period; and

(5)           15 days prior to the Stated Expiration Date of the Letter of Credit.

If any of such dates is not a Business Day, the Mandatory Tender Date shall be the next succeeding Business Day.

(b)           Notice of a Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the Holder of each affected Bond at such Holder’s address appearing on the Bond Register not less than 15 days prior to the Mandatory Tender Date in the case of a Mandatory Tender resulting from the provisions of paragraph (1), (2), (3), or (5) of Section 4.05(a) above, and not less than 30 days prior to the Mandatory Tender Date in the case of a Mandatory Tender resulting from the delivery of a Substitute Letter of Credit as provided in paragraph (4) of Section 4.05(a) above. Such notice of Mandatory Tender shall

(1)           specify the Mandatory Tender Date,

(2)           state the reason for the Mandatory Tender (that is, the applicable event listed in subsection (a) of this Section), and

(3)           state that such Bond shall be delivered by the Holder thereof to the Office of the Trustee or to the Office of the Tender Agent on such Mandatory Tender Date, together with all necessary endorsements for transfer, and shall be purchased on such Mandatory Tender Date at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, and that if such Bond is not so delivered to the Trustee or Tender Agent such Bond shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

(c)           Any Bond for which a notice of Mandatory Tender has been given shall be tendered by the Holder thereof on the Mandatory Tender Date, by delivering such Bond to the Office of the Trustee or the Office of the Tender Agent, together with all necessary endorsements for transfer.  If only a portion of such Bond is to be purchased (as a result of the establishment of a Term Rate only with respect to such portion), the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any such Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee or Tender Agent on the Mandatory Tender Date (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

(d)           On the Mandatory Tender Date with respect to any Bond, the Trustee shall pay to the Holder of such Bond an amount equal to 100% of the principal amount thereof plus accrued interest, if any.  Funds for payment of the purchase price of such Bond shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 8.02 of this Indenture.

(e)           If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the Holder thereof on such Mandatory Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.  The Trustee shall issue a new Bond or Bonds in the same aggregate principal amount for any Unsurrendered Bond which is not tendered for purchase on any Mandatory Tender Date and, upon receipt by the Trustee or Tender Agent of any such Unsurrendered Bond from the Holder thereof, shall pay, or cause to be paid, the purchase price of such Unsurrendered Bond to the Holder thereof and cancel such Unsurrendered Bond.

(f)            After notice of a Mandatory Tender has been given by the Trustee with respect to any Bond, such Bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

(g)           If an agreement with a securities depository as described in Section 4.13 hereof is then in effect, a Beneficial Owner shall effect delivery of its Bonds pursuant to this Section by causing its Direct Participant in the securities depository to transfer its interest in the Bonds equal to such Beneficial Owner’s interest on the records of the securities depository to the participant account of the Trustee with the securities depository.  The requirement for physical delivery of the Bonds in connection with this Section shall be deemed satisfied when the ownership rights in the Bonds are transferred by Direct Participants on the records of the securities depository.

SECTION 4.06             Purchase and Remarketing of Bonds

(a)           The Remarketing Agent will use its best efforts to remarket all Bonds tendered or deemed to be tendered for purchase pursuant to the Optional or Mandatory Tender provisions hereof, subject to the provisions of subsections (g) and (h) of this Section.  With the consent of the Bank, the Lessee may at any time direct the Remarketing Agent to cease or resume the remarketing of some or all of the Bonds.

(b)           Promptly after arranging for the remarketing of any Bond, the Remarketing Agent shall give the Trustee notice specifying, with respect to the purchaser of such Bond, (i) such purchaser’s name, address and taxpayer identification number, (ii) the principal amount and denomination of the Bond to be purchased, and (iii) whether the remarketing proceeds to be received from such purchaser will constitute Eligible Remarketing Proceeds.  The Remarketing Agent shall make appropriate settlement arrangements with the purchaser of such remarketed Bond and shall direct such purchaser by appropriate instructions to pay the purchase price of such Bond to the Trustee.  The Trustee shall deposit the proceeds of any such remarketing in the Bond Purchase Fund.  All Eligible Remarketing Proceeds shall be deposited and held in a separate, segregated account in the Bond Purchase Fund and shall not be commingled with other money in the Bond Purchase Fund.

(c)           On the Tender Date with respect to any Bond (or portion thereof) the Trustee shall pay the purchase price to the Holder of such Bond.  Such purchase price shall be paid by check or draft mailed by the Trustee to the Holder of such Bond at his address appearing in the Bond Register or, upon the request of such Holder accompanied by adequate instructions, by wire transfer to an account of such Holder maintained at a bank in the continental United States or by any other method providing for payment in same-day funds that is acceptable to the Trustee.  The Trustee shall pay such purchase price from money on deposit in the Bond Purchase Fund; provided, that the Trustee shall not pay the purchase price of any Unsurrendered Bond, unless and until the Holder of such Unsurrendered Bond presents such Unsurrendered Bond to the Trustee or Tender Agent.  Any Bond so purchased by the Trustee shall be delivered by the Trustee or Tender Agent in accordance with this Section.

(d)           The Trustee and the Tender Agent shall hold any Bond delivered to them pursuant to the Optional or Mandatory Tender provisions hereof in trust solely for the benefit of the Holder who shall have so delivered such Bond until money representing the purchase price of such Bond shall have been delivered to or for the account of such Holder.

(e)           Any Bond purchased by the Trustee with money drawn under the Letter of Credit (herein referred to as a “Pledged Bond”) shall be held by the Trustee or Tender Agent for the benefit of the Bank, as pledgee, subject to the following terms and conditions:

(1)           Upon receipt by the Trustee of notice from the Bank stating that the Letter of Credit has been reinstated as provided in the Letter of Credit (a “Reimbursement Notice”), then such Bond shall no longer be considered a “Pledged Bond” and the Trustee shall register such Bond as follows:

(A)          if such Bond has been remarketed by the Remarketing Agent, as directed by the Remarketing Agent, or

(B)           if such Bond has not been remarketed, in the name of the Lessee.

Any Bond registered as directed by the Remarketing Agent shall be delivered by the Trustee or Tender Agent to, or upon the direction of, the Remarketing Agent.  Any Bond registered in the name of the Lessee shall be held by the Trustee or Tender Agent for the account of the Lessee or, upon request of the Lessee, shall be delivered to the Lessee.

(2)           If the Trustee does not receive a Reimbursement Notice by the close of business on the Tender Date, then the Trustee shall register such Pledged Bond in the name of the Bank, as pledgee.  Such Pledged Bond shall be held by the Trustee or Tender Agent on behalf of the Bank, as pledgee, or, upon request of the Bank, shall be delivered to the Bank.  Upon receipt by the Trustee of a Reimbursement Notice, such Bond shall no longer be considered a “Pledged Bond” and shall, subject to the provisions of subsections (g) and (h) of this Section, be disposed of as provided in paragraph (1) of this subsection (e).

(3)           If the Tender Agent is holding such Pledged Bond, the Tender Agent shall not release such Pledged Bond until notified by the Trustee that the Trustee has received a Reimbursement Notice relating to such Pledged Bond.

The Trustee shall give prompt notice to the Tender Agent of the receipt by the Trustee of any Reimbursement Notice.

(f)            Any Bond purchased by the Trustee with money from any source other than money drawn under the Letter of Credit shall be registered as provided in paragraph (1) of subsection (e) of this Section.

(g)           Notwithstanding any other provision of this Indenture, if any Bond is purchased pursuant to the Optional or Mandatory Tender provisions of this Indenture and the Letter of Credit has expired or terminated (or will expire or terminate within 30 days after such Mandatory Tender has been effected), such Bond may not be sold or remarketed unless (i) the Trustee receives a Favorable Tax Opinion and (ii) the Trustee and Issuer receive an Opinion of Counsel stating in effect that the remarketing of such Bond under such circumstances will not be in violation of any federal or state laws regarding registration of, or other filing in connection with the issuance or sale of, securities.

(h)           Notwithstanding any other provision of this Indenture, if the Bonds are purchased pursuant to the Mandatory Tender provisions of Section 4.05(a)(3), the Bonds may not be remarketed without the consent of the Bank and receipt by the Trustee of a Favorable Tax Opinion.

(i)            Any Bond remarketed that has been called for prior redemption shall be delivered with a copy of the redemption notice, and any Bond remarketed as to which notice of Mandatory Tender has been given shall be delivered with a copy of the notice of Mandatory Tender.

(j)            Any Bond purchased pursuant to the Optional Tender or Mandatory Tender provisions of this Indenture shall not, by virtue of such purchase, be deemed paid or cancelled, but shall remain Outstanding until Fully Paid.

SECTION 4.07             Form of Bonds

The Bonds and the certificate of authentication shall be substantially as appear on Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

SECTION 4.08             Execution, Authentication, Delivery and Dating

(a)           The Bonds shall be executed on behalf of the Issuer by its Chairman or Vice Chairman of the Board of Directors under its corporate seal reproduced or affixed thereon and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Bonds may be manual or, to the extent permitted by law, facsimile.  Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Bonds or shall not have held such offices at the date of such Bonds.

(b)           At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee for authentication and the Trustee or the Tender Agent shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

(c)           No Bond shall be secured by, or be entitled to any lien, right or benefit under, this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein, executed by the Trustee or Tender Agent by manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

SECTION 4.09             Temporary Bonds

(a)           Pending the preparation of definitive Bonds, the Issuer may execute, and upon request of the Issuer the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

(b)           If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay.  After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the Office of the Trustee, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Bonds the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of Authorized Denominations.  Until so exchanged, temporary Bonds shall in all respects be entitled to the security and benefits of this Indenture.

SECTION 4.10             Authentication and Delivery of Bonds to Original Purchasers

Upon the execution and delivery of this Indenture, Bonds in the aggregate principal amount authorized in this article may be executed by the Issuer and delivered to the Trustee for authentication, and such Bonds shall thereupon be authenticated and delivered by the Trustee to the original purchaser or purchasers thereof, upon order executed by an Authorized Issuer Representative.

SECTION 4.11             Substitute Letters of Credit

(a)           The Lessee may at any time and from time to time deliver another irrevocable letter of credit (a “Substitute Letter of Credit”) to the Trustee in substitution for the Letter of Credit then held by the Trustee (the “Existing Letter of Credit”), provided that

(1)           such Substitute Letter of Credit complies with the applicable conditions set forth in subsection (c) of this Section;

(2)           simultaneously with the delivery of such Substitute Letter of Credit, the Lessee delivers to the Trustee any related documentation required by subsection (d) of this Section (the “Related Documentation”);

(3)           no substitution requiring a Mandatory Tender pursuant to Section 4.05(a)(4) may be effected unless the date of substitution is with respect to all Outstanding Bonds either a Conversion Date or a day during a Variable Rate Period; and

(4)           the Lessee gives the Trustee and the Bank 35 days’ prior notice of such substitution, which notice must specify (i) a Business Day on which such substitution will occur, and (ii) whether a Mandatory Tender will be required on the substitution date pursuant to Section 4.05(a)(4).

(b)           The Lessee may, but shall not be required to, deliver a Substitute Letter of Credit to the Trustee prior to the Stated Expiration Date of the Letter of Credit then in effect; provided, however, that if a Substitute Letter of Credit and the Related Documentation are not delivered to the Trustee at least 30 days prior to the Stated Expiration Date of the then Existing Letter of Credit, the Bonds shall be subject to a Mandatory Tender, as provided in Section 4.05.

(c)           Each Substitute Letter of Credit delivered to the Trustee pursuant to this Section must meet the following criteria:

(1)           Such Substitute Letter of Credit must be substantially in the same form and of the same tenor as the Initial Letter of Credit, except as otherwise provided in this subsection.

(2)           The Substitute Letter of Credit must have minimum interest coverage as follows:

(A)          if no Term Rate Period is in effect on the date of substitution, 50 days;

(B)           if any Term Pate Period is in effect on the date of substitution, the greater of (i) 50 days or (ii) the sum of 20 days plus the maximum number of days between Interest Payment Dates with respect to the longest Term Rate Period in effect on the date of substitution.

(3)           If such Substitute Letter of Credit is being delivered in connection with a conversion of the interest rate on any Bond to a Term Rate, the effective date shall be not later than the Conversion Date.

(4)           If such Substitute Letter of Credit will be effective during a Term Rate Period when the Bonds are subject to optional redemption, such Substitute Letter of Credit must provide for payment of the maximum redemption premium on the Bonds.

(5)           Such Substitute Letter of Credit must have a Stated Expiration Date that is not sooner than 1 year after its effective date; provided, however, that any Substitute Letter of Credit that is to be substituted for an Existing Letter of Credit that is effective during a Term Rate Period must have a Stated Expiration Date not sooner than the Stated Expiration Date of such Existing Letter of Credit.

(d)           Each Substitute Letter of Credit delivered to the Trustee must be accompanied by the following (herein referred to as the “Related Documentation”), to the extent applicable:

(1)           if any Rating Agency maintains a rating with respect to the Bonds at the time of delivery of such Substitute Letter of Credit to the Trustee, evidence from each such Rating

Agency to the effect that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds;

(2)           if no Rating Agency maintains a rating with respect to the Bonds at the time of delivery of such Substitute Letter of Credit, evidence that long-term deposits of the issuer of such Substitute Letter of Credit have a credit rating (gradations within a rating category being disregarded for this purpose) of not less than A by Moody’s or not less than A by S & P;

(3)           a Favorable Tax Opinion;

(4)           an Opinion of Counsel stating in effect that such Substitute Letter of Credit is a valid and binding obligation of the issuer thereof; and

(5)           an Opinion of Counsel stating in effect that upon the occurrence of an Act of Bankruptcy, money drawn under such Substitute Letter of Credit will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code relating to voidable preferences;

provided, however, that the Related Documentation required by paragraphs (1) and (2) of this subsection shall not be required if the Bonds will be subject to Mandatory Tender on such substitution date pursuant to Section 4.05(a)(4).

(e)           At the close of business on the effective date of any Substitute Letter of Credit, the Trustee shall return the Existing Letter of Credit to the issuer thereof, provided that any draws on such Existing Letter of Credit made on or prior to such date have been honored.  Any draws that, under the terms of the Indenture, are to be made on the Letter of Credit on or prior to the effective date of a Substitute Letter of Credit shall be made under the Existing Letter of Credit.  Not later than the close of business on the effective date of a Substitute Letter of Credit, the Lessee shall deliver to the Trustee evidence that all obligations of the Lessee to the issuer of the Existing Letter of Credit for reimbursement of amounts drawn thereunder have been satisfied, and upon receipt of such evidence any Pledged Bonds held by the Trustee or the Tender Agent for the benefit of the issuer of the Existing Letter of Credit shall be delivered to, or upon the order of, the Lessee.

(f)            At least 30 days prior to the date designated by the Lessee for delivery of a Substitute Letter of Credit, the Trustee shall either (1) mail notice of a Mandatory Tender as provided in Section 4.05(b) hereof (if a Mandatory Tender is required under Section 4.05(a)(4)), or (2) mail notice, by registered or certificated mail, to the Holders of all Bonds at their addresses appearing on the Bond Register, to the effect that the Lessee proposes to deliver a Substitute Letter of Credit on a specified date and identifying the proposed issuer of such Substitute Letter of Credit. The Trustee shall also send notice of its acceptance of a Substitute Letter of Credit to the Bondholders within three (3) Business Days after such acceptance.

(g)           If Bonds are redeemed prior to Maturity, the Trustee shall take any action necessary to reduce the amount of the Letter of Credit as provided therein, provided that the interest coverage shall not be reduced below the relevant amount specified in paragraph (2) of subsection (c) of this Section.

(h)           The term of any Letter of Credit already held by the Trustee may be extended by the Bank by delivery to the Trustee of an amendment to such Letter of Credit (or an amended, restated or replacement Letter of Credit) containing the new Stated Expiration Date.  Such Letter of Credit, as so amended, restated or replaced, shall not be considered a Substitute Letter of Credit and shall not require the delivery of Related Documentation; provided, however, that upon the request of the Trustee, the Lessee shall deliver to the Trustee a Favorable Tax Opinion and an Opinion of Counsel stating in effect that such Letter of Credit, as so amended, restated or replaced, is a valid and binding obligation of the issuer thereof.

SECTION 4.12             Cancellation of Letter of Credit in Connection With Conversion to Term Rate

(a)           At the request of the Lessee, the Trustee shall deliver the Letter of Credit to the Bank for cancellation on any Conversion Date (which is also a Mandatory Tender Date) with respect to all Outstanding Bonds, but only if (i) no Event of Default exists and (ii) the purchase price of all Tendered Bonds due on the related Mandatory Tender Date has been paid by the Trustee from the sources specified in Section 8.02 (or funds sufficient for such payment with respect to any Unsurrendered Bonds are held by the Trustee in the Bond Purchase Fund).

(b)           The Letter of Credit may not be cancelled as provided in this Section with respect to only a portion of the Bonds, it being intended that all Outstanding Bonds will be secured by the Letter of Credit if the Letter of Credit is in effect.

(c)           If the Letter of Credit is cancelled as provided in this Section, the Bonds may not be sold or remarketed except as provided in Section 4.06(g).

(d)           The Lessee shall give the Issuer, the Trustee and each Rating Agency that maintains a rating with respect to the Bonds 10 days’ notice of its intent to have the Letter of Credit cancelled pursuant to this Section.

(e)           At the close of business on the date of cancellation of the Letter of Credit pursuant to this Section, the Trustee shall return the Letter of Credit to the Bank, provided that any draws on the Letter of Credit made on or prior to such date have been honored.  Not later than the close of business on the date of cancellation, the Lessee shall deliver to the Trustee evidence that all obligations of the Lessee to the Bank under the Credit Agreement have been satisfied.

SECTION 4.13             Book-Entry System

The Lessee may make appropriate arrangements for the Bonds (or any portion thereof) to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public (other than those Bonds, if any, not held under such book-entry system).  References in this Section 4.13 to a Bond or the Bonds shall be construed to mean the Bond or the Bonds that are held under the book-entry system.  In such event, one Bond of each maturity shall be issued to DTC and immobilized in its custody.  A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant’s interest in the Bonds.  Beneficial ownership interests in the bonds may be purchased by or through DTC Participants.  The holders of these beneficial ownership interests are hereinafter referred to as the “Beneficial Owners.”  The Beneficial Owners shall not receive Bonds representing their beneficial ownership interests.  The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Bonds.  Transfers of ownership interests in the Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners.  SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

Payments of principal, interest, premium, if any, and purchase price with respect to the Bonds, so long as DTC is the only owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee, Cede & Co. as provided in the Letter of Representation relating to the Bonds to DTC (the “Letter of Representation”) with respect to the Bonds.  DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners.  The Issuer, the Lessee, the Tender Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

In the event that (1) DTC determines not to continue to act as securities depository for the Bonds of any series or (2) the Lessee or the Trustee determines that the continuation of the book-entry system of evidence and transfer of ownership of the Bonds would adversely affect its interests or the interests of the Beneficial Owners of the Bonds, the Issuer shall, at the request of the Lessee or the Trustee, discontinue the book-entry system with DTC with respect to the Bonds.  If the Lessee fails to identify another qualified securities depository to replace DTC, the Bond Registrar shall authenticate and deliver replacement Bonds in the form of fully registered Bonds pursuant to the written instructions of DTC.

THE ISSUER, THE LESSEE, THE REMARKETING AGENT, THE TENDER AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (i) THE BONDS; (ii) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (iii) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS; (iv) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (v) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (vi) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

In the event that a book-entry system of evidence and transfer of ownership of the Bonds is discontinued pursuant to the provisions of this Section, the Bonds shall be delivered solely as fully registered Bonds without coupons in the Authorized Denominations, shall be lettered “R” and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof.

The Lessee shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement with any bank or trust company serving as custodian (which may be the Trustee serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Bonds.

SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE BONDS IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL BOND CERTIFICATES WITH RESPECT TO THE BONDS SHALL BE DEEMED INAPPLICABLE OR BE OTHERWISE SO CONSTRUED AS TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

ARTICLE 5

Registration, Exchange and
General Provisions Regarding the Bonds

SECTION 5.01             Registration, Transfer and Exchange

(a)           The Issuer shall cause to be kept at the Office of the Trustee a register (herein sometimes referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and registration of transfers of Bonds entitled to be registered or transferred as herein provided.  The Trustee is hereby appointed “Bond Registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided.

(b)           Upon surrender for transfer of any Bond at the Office of the Trustee or Tender Agent, the Issuer shall execute, and the Trustee or Tender Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same Maturity and interest rate, of any Authorized Denominations and of a like aggregate principal amount.

(c)           At the option of the Holder, Bonds may be exchanged for other Bonds of the same Maturity and interest rate, of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the Office of the Trustee or at the Office of the Tender Agent.  Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or Tender Agent shall authenticate and deliver, the Bonds which the Bondholder mailing the exchange is entitled to receive.

(d)           All Bonds surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled by the Trustee or Tender Agent.

(e)           All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Issuer and entitled to the same security and benefits under this Indenture as the Bonds surrendered upon such transfer or exchange.

(f)            Every Bond presented or surrendered for transfer or exchange shall contain, or be accompanied by, all necessary endorsements for transfer.

(g)           No service charge shall be made for any transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds.

(h)           The Issuer shall not be required (i) to transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part, or (iii) to transfer or exchange any Bond during a period beginning on the date of receipt by the Trustee of notice of Optional Tender for such Bond and ending on the Optional Tender Date, or (iv) to transfer or exchange any Bond during a period beginning on the date notice of Mandatory Tender is given to Bondholders and ending on the Mandatory Tender Date.

SECTION 5.02             Mutilated, Destroyed, Lost and Stolen Bonds

(a)           If (i) any mutilated Bond is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           Upon the issuance of any new Bond under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(c)           Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and ratably with all other Outstanding Bonds.

(d)           The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 5.03             Payment of Interest on Bonds; Interest Rights Preserved

(a)           Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such Interest Payment Date.

(b)           Any interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest shall be paid by the Issuer to the persons in whose names such Bonds are registered at the close of business on a special record date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Trust Estate.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Bond at his address as it appears in the Bond Register not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds are registered on such Special Record Date.

(c)           Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond and each such Bond shall bear interest from such date that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

SECTION 5.04             Persons Deemed Owners

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name any Bond is registered as the owner of such Bond for the purpose of receiving payment of Debt Service on such Bond (subject to Section 5.03) and for all other purposes whatsoever whether or not such Bond is overdue, and, to the extent permitted by law, neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

SECTION 5.05             Paying Agent

The Debt Service on the Bonds shall, except as otherwise provided herein, be payable at the Office of the Trustee.  The Trustee is hereby appointed a Paying Agent for the purpose of paying Debt Service on the Bonds on behalf of the Issuer.

SECTION 5.06             Payments Due on Non-Business Days

If any payment on the Bonds is due on a day which is not a Business Day, such payment may be made on the first succeeding day which is a Business Day with the same effect as if made on the day such payment was due.

SECTION 5.07             Cancellation

All Bonds surrendered for payment, redemption, transfer or exchange, shall be promptly cancelled by the Trustee.  No Bond shall be authenticated in lieu of or in exchange for any Bond cancelled as provided in this Section, except as expressly provided by this Indenture.

ARTICLE 6

Redemption of Bonds

SECTION 6.01             When Bonds Are Subject to Redemption

(a)           The Bonds shall be subject to redemption prior to Maturity as follows:

(1)           Optional Redemption. The Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee) as follows:

(A)          On any date during a Variable Rate Period and on any Conversion Date with respect to any Bond, such Bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(B)           During any Term Rate Period of more than 5 years with respect to any Bond, such Bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable:  2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of more than 5 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.

(2)           Optional Redemption Upon Occurrence of Certain Calamities.  All (but not less than all) Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee), at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)          the Project shall have been damaged or destroyed to such extent that, in the opinion of the Lessee, it cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Lessee is thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Project or of any part, use or control of the Project that, in the opinion of the Lessee, results in the Lessee being thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(C)           the Lessee ceases operation of the Project for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Lessee, renders the Project uneconomic for its intended use; or

(D)          as a result of a change in law or a final order of any court or other governmental authority, the Lease Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Lessee that, in the opinion of the Lessee, render the Project uneconomic for its intended use.

(3)           Mandatory Redemption Upon Determination of Taxability.  All Bonds shall be redeemed within 90 days after a Determination of Taxability is made with respect to the Bonds at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date.

(b)           Bonds shall be redeemed in accordance with the mandatory redemption provisions of the Bonds without any direction from or consent by the Issuer or the Lessee.  Unless the date fixed for such mandatory redemption is otherwise specified by this Indenture, the Trustee shall select the date for mandatory redemption, subject to the provisions of this Indenture with respect to the permitted period for such redemption.

SECTION 6.02             Election to Redeem; Notice to Trustee

The election of the Issuer to exercise any right of optional redemption shall be evidenced by notice to the Trustee from an Authorized Issuer Representative and, if required by this Indenture, shall be accompanied by the consent of the Lessee, executed on its behalf by an Authorized Lessee Representative.  The notice of election to redeem must be received by the Trustee at least 60 days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee) and shall specify (i) the principal amount of Bonds to be redeemed (if less than all Bonds Outstanding may be redeemed pursuant to such option) and (ii) the redemption date, subject to the provisions of this Indenture with respect to the permitted period for such redemption.

SECTION 6.03             Selection by Trustee of Bonds to be Redeemed

(a)           Subject to the provisions of subsection (c) of this Section, and except as otherwise provided with respect to scheduled mandatory redemption of Bonds, if less than all Bonds Outstanding are to be redeemed, the principal amount of Bonds of each Maturity to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of Bonds of each Maturity to be redeemed may not be larger than the principal amount of Bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

(b)           Subject to the provisions of subsection (c) of this Section, if less than all Bonds with the same Maturity are to be redeemed, the particular Bonds of such Maturity to be redeemed shall be selected by the Trustee not less than 30 nor more than 60 days prior to the redemption date from the Outstanding Bonds of such Maturity then eligible for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in Authorized Denominations) of the principal of Bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

(c)           Notwithstanding any other provision of this Indenture, all Pledged Bonds eligible for redemption shall be redeemed before any other eligible Bonds are redeemed.

(d)           The Trustee shall promptly notify the Issuer and the Tender Agent of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

(e)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

SECTION 6.04             Notice of Redemption

(a)           Unless waived by the Holders of all Bonds then Outstanding to be redeemed, notice of redemption shall be given by registered or certified mail, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of Bonds to be redeemed, at his address appearing in the Bond Register.

(b)           All notices of redemption shall state:

(1)           the redemption date,

(2)           the redemption price,

(3)           the principal amount of Bonds to be redeemed, and, if less than all Outstanding Bonds are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed,

(4)           that on the redemption date the redemption price of each of the Bonds to be redeemed will become due and payable and that the interest thereon shall cease to accrue from and after said date, and

(5)           the place or places where the Bonds to be redeemed are to be surrendered for payment of the redemption price.

(c)           Notice of redemption of Bonds to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.  Notice of redemption of Bonds in accordance with the mandatory redemption provisions of the Bonds shall be given by the Trustee in the name and at the expense of the Issuer.

(d)           The Issuer and the Trustee shall, to the extent practical under the circumstances, comply with the standards set forth in Securities and Exchange Commission’s Exchange Act Release No. 23856 dated December 3, 1986, regarding redemption notices, provided that their failure to do so shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given as prescribed in this Section.

SECTION 6.05             Deposit of Redemption Price

On the applicable redemption date, an amount of money sufficient to pay the redemption price of all the Bonds which are to be redeemed on that date shall be deposited with the Trustee.  Such money shall be held in trust for the benefit of the persons entitled to such redemption price and shall not be deemed to be part of the Trust Estate.

SECTION 6.06             Bonds Payable on Redemption Date

(a)           Notice of redemption having been given as aforesaid, the Bonds to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the payment of the redemption price) such Bonds shall cease to bear interest.  Upon surrender of any such Bond for redemption in accordance with said notice, such Bond shall be paid by the Issuer at the redemption price.  Installments of interest due on or prior to the redemption date shall be payable to the Holders of the Bonds registered as such on the relevant Record Dates according to the terms of such Bonds and the provisions of Section 5.03.

(b)           If any Bond called for redemption shall not be paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the Post-Default Rate.

SECTION 6.07             Bonds Redeemed in Part

Unless otherwise provided herein, any Bond which is to be redeemed only in part shall be surrendered at the Office of the Trustee with all necessary endorsements for transfer, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond surrendered.

ARTICLE 7

Application of Proceeds

SECTION 7.01             Proceeds From Sale of Bonds

The proceeds from the sale of the Bonds to the original purchaser or purchasers thereof shall be deposited in the Construction Fund.

SECTION 7.02             Construction Fund

(a)           There is hereby established with the Trustee a trust fund which shall be designated the “Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 Construction Fund.”  A deposit to the Construction Fund is to be made pursuant to Section 7.01.

(b)           The money in the Construction Fund shall be paid out by the Trustee from time to time for the purpose of paying Project Costs, subject to the requirements of Section 3.02 of the Lease Agreement.

SECTION 7.03             Completion of the Project

The completion of the Project and the payment of all costs and expenses incidental thereto shall be evidenced by the filing with the Trustee of the certificate of an Authorized Lessee Representative in the form required by Section 3.05 of the Lease Agreement.  Upon receipt of such certificate by the Trustee, any balance remaining in the Construction Fund shall be deposited in the Bond Fund and shall be applied to the redemption of as many Bonds as possible on the next date on which the Bonds are subject to redemption and for which the required notice of redemption can be given, and the balance remaining, if any, after such redemption shall be applied to the payment of Debt Service on the Bonds on the next ensuing Bond Payment Date.  Pending such application, the money so deposited in the Bond Fund shall be segregated in a separate account within the Bond Fund and may be invested in Qualified Investments, provided that the yield on such investments may not exceed the yield on the Bonds, computed in accordance with applicable provisions of the Internal Revenue Code.

ARTICLE 8

Revenues

SECTION 8.01             Bond Fund

(a)           There is hereby established a special trust fund which shall be designated the “Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 Bond Fund.”  The Trustee shall be the depository, custodian and disbursing agent for the Bond Fund.

(b)           There shall be deposited in the Bond Fund, as and when received:

(1)           all money drawn by the Trustee under the Letter of Credit for the purpose of paying Debt Service due on the Bonds on any Bond Payment Date,

(2)           all Basic Rental Payments under the Lease Agreement with respect to Debt Service on the Bonds,

(3)           all other money required to be deposited in the Bond Fund pursuant to the Lease Agreement or this Indenture, and

(4)           all other money received by the Trustee when accompanied by directions that such money is to be deposited in the Bond Fund.

(c)           Subject to the provisions of subsections (d) and (e) of this Section, the Trustee is hereby authorized and directed to withdraw sufficient money from the Bond Fund to pay Debt Service on the Bonds as the same become due and payable, whether at Maturity, by call for redemption, or otherwise.

(d)           The Trustee shall draw on the Letter of Credit in accordance with its terms for payment by the Bank to the Trustee on each Bond Payment Date of an amount equal to Debt Service due on such Bond Payment Date with respect to Bonds other than Obligor Bonds.  Such draws shall be made without regard to Basic Rental Payments received or anticipated with respect to Debt Service on Bonds other than Obligor Bonds.  Any money so drawn under the Letter of Credit shall be deposited and held in a separate, segregated account in the Bond Fund and shall not be commingled with other money in the Bond Fund.  Such money shall be used only to pay Debt Service on Bonds other than Obligor Bonds.  Debt Service on Bonds other than Obligor Bonds shall be payable from the following sources in the order of priority indicated:

(1)           First, money drawn under the Letter of Credit.

(2)           Second (but only if the Letter of Credit is no longer in effect, or money drawn, or available for drawing, under the Letter of Credit is not sufficient for such payment, or the related draw on the Letter of Credit is not honored), any other money on deposit in the Bond Fund.

(e)           On each Bond Payment Date money on deposit in the Bond Fund from any source other than the Letter of Credit remaining after all Debt Service has been paid on Bonds other than the Obligor Bonds shall be applied by the Trustee for the following purposes in the order of priority indicated:

(1)           First, the Trustee shall reimburse the Bank, prior to the close of business on such Bond Payment Date, for the amount drawn under the Letter of Credit for payment of Debt Service on the Bonds.

(2)           Second, the Trustee shall pay to the Bank Debt Service due on such Bond Payment Date on Pledged Bonds and shall reimburse the Bank for all other amounts, if any, certified by the Bank as due to it, but unpaid, under the terms of the Credit Agreement.

(3)           Third, the Trustee shall pay Debt Service due on such Bond Payment Date on all Obligor Bonds other than Pledged Bonds.

(4)           Fourth, the balance, if any, shall be retained in the Bond Fund.

SECTION 8.02             Bond Purchase Fund

(a)           There is hereby established a special trust fund which shall be designated the “Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 Bond Purchase Fund.”  The Trustee shall be the depository, custodian and disbursing agent for the Bond Purchase Fund.

(b)           There shall be deposited in the Bond Purchase Fund, as and when received:

(1)           all money drawn by the Trustee under the Letter of Credit for the purpose of paying the purchase price of Bonds due on any Tender Date,

(2)           all Additional Rental Payments under the Lease Agreement with respect to the purchase price of tendered Bonds,

(3)           the proceeds of any remarketing of Bonds by the Remarketing Agent,

(4)           all other money required to be deposited in the Bond Purchase Fund pursuant to the Lease Agreement or this Indenture, and

(5)           all other money received by the Trustee when accompanied by directions that such money is to be deposited in the Bond Purchase Fund.

(c)           Subject to the provisions of subsections (d) and (e) of this Section, the Trustee is hereby authorized and directed to withdraw sufficient money from the Bond Purchase Fund to pay the purchase price of Bonds due on any Tender Date.

(d)           Funds for the payment of the purchase price of Bonds other than Obligor Bonds shall be derived from the following sources in the order of priority indicated:

(1)           First, Eligible Remarketing Proceeds.

(2)           Second, money drawn under the Letter of Credit.

(3)           Third (but only if the Letter of Credit is no longer in effect, or Eligible Remarketing Proceeds and money drawn, or available for drawing, under the Letter of Credit are not sufficient for such payment, or the related draw on the Letter of Credit is not honored), any other money on deposit in the Bond Purchase Fund.

One hour prior to the latest time that a draw may be made under the Letter of Credit for payment of funds by the Bank to the Trustee on a Tender Date, the Trustee shall determine the amount of Eligible Remarketing Proceeds already on deposit in the Bond Purchase Fund.  After such determination (or if such determination cannot be made) the Trustee shall draw on the Letter of Credit in accordance with its terms for payment by the Bank to the Trustee on such Tender Date of the amount (if any) by which (i) the purchase price due on such Tender Date with respect to Bonds other than Obligor Bonds exceeds (ii) the Eligible Remarketing Proceeds determined to be on deposit in the Bond Purchase Fund.  Any money so drawn under the Letter of Credit shall be deposited and held in a separate, segregated account in the Bond Purchase Fund and shall not be commingled with other money in the Bond Purchase Fund.  Such money shall be used only to pay the purchase price of Bonds other than Obligor Bonds.

(e)           On each Tender Date money in the Bond Purchase Fund from any source other than the Letter of Credit remaining after payment of the purchase price of Bonds other than Obligor Bonds shall be applied by the Trustee for the following purposes in the order of priority indicated:

(1)           First, the Trustee shall reimburse the Bank, prior to the close of business on such Tender Date, for the amount drawn under the Letter of Credit for payment of the purchase price of Bonds other than Obligor Bonds.

(2)           Second, the Trustee shall pay to the Bank the purchase price due on such Tender Date on Pledged Bonds and shall reimburse the Bank for all other amounts, if any, certified by the Bank as due to it, but unpaid, under the terms of the Credit Agreement.

(3)           Third, the Trustee shall reimburse the Bank for all other amounts certified by the Bank as due to it, but unpaid, under the terms of the Credit Agreement.

(4)           Fourth, the Trustee shall pay the purchase price due on such Tender Date on all Obligor Bonds other than Pledged Bonds.

(5)           Fifth, the balance, if any, shall be paid to the Lessee.

(f)            If proceeds from the remarketing of Bonds are deposited in the Bond Purchase Fund after such Tender Date, such proceeds shall be applied as provided in subsection (e) of this Section.

SECTION 8.03     Money for Bond Payments to be Held in Trust; Repayment of Unclaimed Money

(a)           If money is on deposit in the Bond Fund on any Bond Payment Date sufficient to pay Debt Service on the Bonds due and payable on such Date, but the Holder of any Bond that matures on such Date or that is subject to redemption on such Date fails to surrender such Bond to the Trustee for payment of Debt Service due and payable on such Date, the Trustee shall segregate and hold in trust for the benefit of the person entitled thereto money sufficient to pay the Debt Service due and payable on such Bond on such Date.  Money so segregated and held in trust shall not be a part of the Trust Estate and shall not be invested, but shall constitute a separate trust fund for the benefit of the persons entitled to such Debt Service.

(b)           If money is on deposit in the Bond Purchase Fund on any Tender Date sufficient to pay the purchase price on the Bonds to be paid on such Tender Date, but the Holder of any Unsurrendered Bond fails to deliver such Bond to the Trustee or Tender Agent for payment of such purchase price on such Tender Date, the Trustee shall segregate and hold in trust for the benefit of the person entitled thereto money sufficient to pay such purchase price due and payable on such Bond on such Tender Date.  Money so segregated and held in trust shall not be a part of the Trust Estate and shall not be invested, but shall constitute a separate trust fund for the benefit of the persons entitled to such purchase price.

(c)           Any money held in trust by the Trustee for the payment of Debt Service on or the purchase price of any Bond pursuant to subsections (a) and (b) of this Section and remaining unclaimed for 3 years after such Debt Service or purchase price has become due and payable shall be paid to the Lessee upon request of an Authorized Lessee Representative; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Lessee for payment thereof, and all liability of the Trustee with respect to such trust money, and all liability of the Issuer with respect thereto, shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment to the Lessee, may at the expense of the Lessee cause to be published once, in a newspaper of general circulation in the city where the Office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Lessee.

ARTICLE 9

Security for and Investment of Special Funds

SECTION 9.01             Security for Trust Estate Money

Any money on deposit in the Special Funds or otherwise held by the Trustee as part of the Trust Estate shall be impressed with the trust established by this Indenture and shall, unless invested as provided in this Indenture or secured by the Federal Deposit Insurance Corporation (or any successor agency of the United States of America), be secured for the benefit of the Holders of the Bonds, either

(1)           by holding on deposit, as collateral security, Federal Securities or other marketable securities eligible as security for the deposit of trust funds under regulations of the Comptroller of the Currency, United States Treasury, having a market value (exclusive of accrued interest) not less than the amount of money being secured, or

(2)           if the furnishing of security in the manner provided by the foregoing paragraph (1) is not permitted by the then applicable law and regulations, then in such other manner as may be required or permitted by the then applicable state and federal laws and regulations respecting the security for, or granting a preference in the case of, the deposit of trust funds.

SECTION 9.02             Investment of Special Funds

(a)           Any money held as part of a Special Fund shall be invested or reinvested in Qualified Investments by the Trustee in accordance with the instructions of the Lessee if no Lease Default exists, to the extent that such investment is, in the opinion of the Trustee, feasible and consistent with the purposes for which such Fund was created; provided, however, that money in the Bond Fund and Bond Purchase Fund that was derived from a draw on the Letter of Credit or that constitutes Eligible Remarketing Proceeds shall be invested only in Federal Securities with a maturity not later than the earlier of (i) 30 days after the date of such investment, or (ii) the Business Day prior to the day when such money will be needed for the payment of Debt Service on, or the purchase price of, Bonds.  Any investment made with money on deposit in a Special Fund shall be held by or under control of the Trustee and shall be deemed at all times a part of the Special Fund where such money was on deposit, and the interest and profits realized from such investment shall be credited to such Fund and any loss resulting from such investment shall be charged to such Fund.

(b)           Any investment of money in the Special Funds may be made by the Trustee through its own bond department, investment department or other commercial banking department providing investment services.  Any certificate of deposit issued by, or other interest-bearing deposit with, the Trustee shall be deemed an investment rather than a deposit requiring security in the manner specified in Section 9.01.

SECTION 9.03             Arbitrage

(a)           The Issuer will not cause or permit any investment to be made of any money on deposit in the Special Funds that would cause any Bond to be an “arbitrage bond” within the meaning of Section 148 (or successor provision) of the Internal Revenue Code.

(b)           The Trustee shall follow the instructions of the Lessee or, if a Lease Default exists, the Issuer with respect to investments of the Special Funds as provided in Section 9.02, but the Trustee shall not be responsible for (i) determining that any such investment complies with the arbitrage limitations imposed by Section 148 of the Internal Revenue Code, or (ii) calculating the amount of, or making payment of, any rebate due to the United States under Section 148(f) of the Internal Revenue Code.

SECTION 9.04             Application of Funds After Bonds Fully Paid

After all Indenture Indebtedness has been Fully Paid, any money or investments remaining in the Special Funds or otherwise constituting part of the Trust Estate shall be applied by the Trustee as follows in the order of priority indicated:

(1)           First, the Trustee shall reimburse the Bank for all amounts certified by the Bank as due to it, but unpaid, under the terms of the Credit Agreement.

(2)           Second, the Trustee shall pay the balance to the Lessee.

ARTICLE 10

Representations and Covenants

SECTION 10.01          General Representations

The Issuer makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(1)           It is duly organized as a public corporation under the provisions of the Enabling Law and is not in default under any of the provisions contained in its certificate of incorporation or bylaws or in the laws of the State of Alabama.

(2)           Under the provisions of the Enabling Law and its certificate of incorporation, it has the power to consummate the transactions contemplated by the Financing Documents to which it is a party.

(3)           By proper corporate action the Issuer has duly authorized the execution and delivery of the Financing Documents to which it is a party and the consummation of the transactions contemplated therein.

(4)           It has obtained all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the issuance of the Bonds and the execution and delivery of the Financing Documents to which it is a party.

(5)           The execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or result in a default under its certificate of incorporation or bylaws, or any agreement, instrument, order or judgment to which it is a party or is subject or (ii) result in or require the creation or imposition of any lien of any nature with respect to the Project or Trust Estate, except as contemplated by the Financing Documents.

(6)           The Financing Documents to which it is a party constitute legal, valid and binding obligations and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

(7)           The Issuer has not created or permitted the creation of any mortgage, pledge, encumbrance, security interest, assignment or other charge of any and with respect to the Trust Estate, except as contemplated by the Financing Documents.

(8)           There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against or affecting it or its properties, that involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Financing Documents.

SECTION 10.02          No Encumbrance on Trust Estate

The Issuer will not create or permit the creation of any mortgage, pledge, lien, charge or encumbrance of any kind on the Trust Estate or any part thereof prior to or on a parity of lien with this Indenture.

SECTION 10.03          General Covenants

(a)           Subject to the provisions of Article 3, the Issuer will duly and punctually pay, or cause to be paid, the Debt Service on the Bonds as and when the same shall become due and will duly and punctually deposit, or cause to be deposited, in the Special Funds the amounts required to be deposited therein, all in accordance with the terms of the Bonds and this Indenture.

(b)           The Issuer will not extend or consent to the extension of the time for payment of Debt Service on the Bonds, unless such extension is consented to by the Holder of the Bond affected.

SECTION 10.04          Concerning the Lease Agreement

(a)           The Issuer will perform and observe all agreements and covenants required to be performed and observed by it under the Lease Agreement.  Without relieving the Issuer from the responsibility for such performance and observance, the Trustee, on behalf of the Issuer, may perform and observe any such agreement or covenant, all to the end that the Issuer’s rights under the Lease Agreement may be unimpaired and free from default.

(b)           The Issuer will promptly notify the Trustee of the occurrence of any Lease Default under the Lease Agreement or the occurrence of any event which, upon notice or lapse of time (or both), would become such a Lease Default, provided that the Issuer has knowledge of such event.

SECTION 10.05          Inspection of Records

The Issuer will at any and all times, upon the request of the Trustee, afford and procure a reasonable opportunity for the Trustee by its representatives to inspect the Project and any books, records, reports and other papers of the Issuer relating to the Project, and to make copies therefrom, and the Issuer will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the Issuer of its covenants in this Indenture.

SECTION 10.06          Advances by Trustee

If the Issuer shall fail to perform any of its covenants in this Indenture, the Trustee may, but shall not be required, at any time and from time to time, after notice to the Lessee if no Lease Default exists under the Lease Agreement, to make advances to effect performance of any such covenant on behalf of the Issuer.  Any money so advanced by the Trustee, together with interest at the Post-

Default Rate, shall be repaid (subject to the provisions of Article 3 and Article 8) upon demand and such advances shall be secured under this Indenture prior to the Bonds.

SECTION 10.07          Corporate Existence; Merger, Consolidation, Etc.

(a)           The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(b)           The Issuer shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety to any person unless:

(1)           the corporation formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer the Issuer’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Trustee an instrument in form recordable and acceptable to the Trustee containing an assumption by such Successor of the due and punctual payment of the Debt Service on the Bonds and the performance and observance of every covenant and condition of this Indenture and the Lease Agreement to be performed or observed by the Issuer; and

(2)           the Issuer shall deliver to the Trustee a Favorable Tax Opinion.

(c)           Upon any consolidation or merger or any conveyance or transfer of the Issuer’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor had been named as the Issuer herein.

SECTION 10.08          Appointment of Successor Trustee

Whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Issuer will appoint a successor Trustee in the manner provided in Article 13.

SECTION 10.09          Tax Exempt Status of Bonds

(a)           The Issuer covenants and agrees that it will not take any action, or fail to take any action, if such action or failure to act would cause the interest on the Bonds to be Taxable; provided, however, that if a Determination of Taxability is made and the Bonds are redeemed in accordance with the applicable redemption provisions of the Bonds, any default by the Issuer in the performance or observance of the covenant contained in this Section shall not constitute an Event of Default under this Indenture.

(b)           Any provision of this Indenture to the contrary notwithstanding, if a trust is established for the payment or redemption of Bonds pursuant to Section 15.02 prior to a Determination of Taxability, the Holders of Bonds to be paid or redeemed from such trust shall not be entitled to early redemption or a redemption premium as a result of any such Determination of Taxability.

SECTION 10.10          Performance by Lessee

Without relieving the Issuer from the responsibility for performance and observance of the agreements and covenants required to be performed and observed by it hereunder, the Lessee, on behalf of the Issuer, may perform any such agreement or covenant.

SECTION 10.11          Delivery of Project Revenues

The Issuer shall deliver to the Trustee all Project Revenues promptly upon receipt of such Project Revenues by the Issuer.

ARTICLE 11

The Project

SECTION 11.01          Indenture not to be Construed as Mortgage

Nothing contained in this Indenture shall be construed to create a mortgage or other lien on the Project.

ARTICLE 12

Remedies

SECTION 12.01          Events of Default

Any one or more of the following shall constitute an event of default (an “Event of Default”) under this Indenture (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Bond when such interest becomes due and payable; or

(2)           default in the payment of the principal of (or premium, if any, on) any Bond when such principal (or premium, if any) becomes due and payable, whether at its stated Maturity, by declaration of acceleration or call for redemption or otherwise; or

(3)           failure to pay when due the purchase price of any Bond tendered for purchase pursuant to the Optional Tender or Mandatory Tender provisions hereof; or

(4)           receipt by the Trustee of notice from the Bank (i) stating that an “Event of Default” under the Credit Agreement has occurred and has not been waived or cured and directing the Trustee to accelerate the Bonds, or (ii) on or before the close of business on the tenth day following a drawing under the Letter of Credit to pay interest on the Bonds, to the effect that the interest portion of the Letter of Credit has not been reinstated for the amount so drawn; or

(5)           default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Issuer, the Lessee and the Bank by the Trustee or to the Issuer, the Lessee, the Trustee and the Bank by the Holders of at least 25% in principal amount of the Outstanding Bonds, a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder, unless, in the case of a default or breach that cannot be cured by the payment of money, the Issuer initiates efforts to correct such default or breach within 30 days from the receipt of such notice and diligently pursues such action until the default or breach is corrected; or

(6)           the occurrence of an event of default, as therein defined, under the Lease Agreement and the expiration of the applicable grace period, if any, specified therein.

SECTION 12.02          Acceleration of Maturity; Rescission and Annulment

(a)           If an Event of Default exists under Section 12.01(1), (2) or (3) with respect to Bonds other than Obligor Bonds and the Letter of Credit is in effect, or if an Event of Default exists under Section 12.01(4), the Trustee shall immediately declare the principal of all the Bonds and the interest accrued thereon to be due and payable immediately, by notice to the Issuer and the Bank, and upon any such declaration such Debt Service shall become due and payable on the date specified in such declaration.  Upon any such declaration of acceleration the Trustee shall draw under the Letter of Credit to the fullest extent permitted by the terms thereof to pay Debt Service on Bonds other than Obligor Bonds on the due date specified in such declaration.

(b)           If an Event of Default exists under Section 12.01(1), (2) or (3) with respect to Obligor Bonds, or if an Event of Default exists under Section 12.01(5) or (6), or if any other Event of Default exists and the Letter of Credit is no longer in effect, then and in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Bonds Outstanding may (but only with the consent of the Bank if the Letter of Credit is in effect) declare the principal of all the Bonds and the interest accrued thereon to be due and payable immediately, by notice to the Issuer (and to the

Trustee, if given by Bondholders), and upon any such declaration such Debt Service shall become due and payable on the date specified in such declaration.

(c)           At any time after such a declaration of acceleration has been made pursuant to subsection (b) of this Section, the Holders of a majority in principal amount of the Bonds Outstanding may (subject to the provisions of Section 16.03), by notice to the Issuer and the Trustee, rescind and annul such declaration and its consequences if

(1)           the Issuer has deposited with the Trustee a sum sufficient to pay

(A)          all overdue installments of interest on all Bonds,

(B)           the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in the Bonds, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default, other than the non-payment of the principal of Bonds which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 12.11.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

SECTION 12.03          Application of Money Collected

(a)           Any money collected by the Trustee from a draw under the Letter of Credit shall be applied solely for the purpose or purposes for which such money was drawn pursuant to this Indenture.

(b)           Any money collected by the Trustee pursuant to this Article and any other sums then held by the Trustee as part of the Trust Estate (other than money from a draw under the Letter of Credit or Eligible Remarketing Proceeds), shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(1)           First:  To the payment of all undeducted amounts due the Trustee under Section 13.07;

(2)           Second:  To the payment of the whole amount then due and unpaid upon the Outstanding Bonds other than any Obligor Bonds, that may be deemed Outstanding for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in the Bonds) on overdue principal (and premium, if any) and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal (and premium, if any) and interest, without any preference or priority, ratably according to the aggregate amount so due;

(3)           Third:  To the payment of the whole amount then due and unpaid upon the Pledged Bonds;

(4)           Fourth:  To the payment of all amounts then due to the Bank pursuant to the Credit Agreement;

(5)           Fifth:  To the payment of the whole amount then due and unpaid upon the Obligor Bonds; and

(6)           Sixth:  To the payment of the remainder, if any, to the Issuer or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 12.04          Trustee May Enforce Claims Without Possession of Bonds

All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered.

SECTION 12.05          Limitation on Suits

No Holder of any Bond shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless

(1)           such Holder has previously given notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Bonds shall have made request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

(5)           no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Bonds; and

(6)           such direction or request is joined in or approved by the Bank, if required by Section 16.03;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other Holders of Bonds, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Bonds.

SECTION 12.06          Unconditional Right of Bondholders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture other than those set forth in Article 3, the Holder of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Bond on the Maturity date expressed in such Bond (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 12.07          Restoration of Positions

If the Trustee or any Bondholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such proceeding had been instituted.

SECTION 12.08          Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 12.09          Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

SECTION 12.10          Control by Bank and Bondholders

The Holders of a majority in principal amount of the Outstanding Bonds (subject to the provisions of Sections 13.01 and 16.03) shall have the right, during the continuance of an Event of Default,

(1)           to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Bonds or otherwise, and

(2)           to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder, provided that

(A)          the provisions of Section 12.02 requiring a declaration of acceleration and a draw under the Letter of Credit may not be modified or waived without the consent of all Bondholders,

(B)           such direction shall not be in conflict with any rule of law or this Indenture,

(C)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(D)          the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

(E)           no waiver can occur unless the Letter of Credit is reinstated in full as to principal and interest.

SECTION 12.11          Waiver of Past Defaults

(a)           Before any draw has been made under the Letter of Credit or any judgment or decree for payment of money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Bonds may (subject to the provisions of Section 16.03), by notice to the Trustee, the Issuer and the Lessee, on behalf of the Holders of all the Bonds waive any past default hereunder or under the Lease Agreement and its consequences, except a default

(1)           in the payment of the principal of (or premium, if any) or interest on any Bond,

(2)           in the payment of a Basic Rental Payment, or

(3)           in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

(b)           Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Lease Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon, and no waiver can occur unless the Letter of Credit is reinstated in full as to principal and interest.

SECTION 12.12          Remedies Under Lease Agreement

(a)           The Trustee shall have the right, in its own name or on behalf of the Issuer, to declare any default and exercise any remedies under the Lease Agreement; provided, however, that if the Letter of Credit is in effect and the Bank has not defaulted in the payment of any draw, neither the Issuer nor the Trustee will exercise any of their remedies under the Lease Agreement without the consent of the Bank.

(b)           Any money collected by the Trustee pursuant to the exercise of any remedies under the Lease Agreement shall be applied as provided in Section 12.03.

SECTION 12.13          Waiver of Appraisement and Other Laws

(a)           To the full extent that it may lawfully so agree, the Issuer will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture; and the Issuer, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.  The Issuer, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any enforcement hereof.

(b)           If any law in this Section referred to and now in force, of which the Issuer or its successor or successors might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section.

SECTION 12.14          Suits to Protect the Trust Estate

The Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Indenture and to protect its interests, the interests of the Bondholders and the interests of the Bank in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Bondholders or the Trustee.

SECTION 12.15          Remedies Subject to Applicable law

All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 12.16          Subrogation Rights of Bank

(a)           The Bank shall be subrogated to all rights possessed by the Holders of the Bonds in respect of which Debt Service shall have been paid with funds provided by the Bank pursuant to the Letter of Credit.  Such subrogation rights shall be subordinate in right of payment to the rights of all other Bondholders, and, to that end, the Bank shall be precluded from exercising or enforcing any subrogation rights under this Indenture unless and until all Bonds owned by any person other than the Bank shall have been Fully Paid.  After all Bonds owned by any person other than the Bank have been Fully Paid, any reference herein to the Holders of the Bonds or to the Bondholders shall mean the Bank to the extent of its subrogation rights resulting from payments made pursuant to the Letter of Credit.  If Debt Service on any Bond is paid with funds provided by the Bank pursuant to the Letter of Credit, then, insofar as the subrogation rights of the Bank are concerned, such Bond shall be deemed to be in default and Outstanding with respect to such Debt Service until all amounts paid in respect thereof under the Letter of Credit shall have been repaid to the Bank, and, after all Bonds owned by persons other than the Bank have been Fully Paid, the Bank may exercise all rights which it would have under the Indenture as the Holder of such Bond then in default as to the payment of such Debt Service.

(b)           The Bank may exercise all its subrogation rights under this Indenture in respect of any Bonds without the necessity of possessing any of such Bonds or producing the same in any trial or other proceeding related to the enforcement of its rights in respect thereof.  Nevertheless, in order to evidence the subrogation rights acquired in respect of any Bonds Debt Service on which was paid with funds provided pursuant to the Letter of Credit, the Bank may require the Trustee to transfer to it all Bonds surrendered for payment with funds provided pursuant to the Letter of Credit or to issue to it new Bonds of like tenor with those so surrendered.  The subrogation rights granted to the Bank in this Indenture are not intended to be exclusive of any other remedy or remedies available to the Bank, and such subrogation rights shall be cumulative and shall be in addition to (i) every other remedy given hereunder, under the Credit Agreement or any other instrument or agreement with respect to the reimbursement of money paid by the Bank pursuant to the Letter of Credit, and (ii) every other remedy now or hereafter existing at law or in equity or by statute.

ARTICLE 13

The Trustee, the Remarketing Agent

and the Tender Agent

SECTION 13.01          Certain Duties and Responsibilities of Trustee

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)           If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1)           this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 13.02          Notice of Defaults

Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Bondholders as their names and addresses appear in the Bond Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of Debt Service on any Bond, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders; and provided, further, that in the case of any default of the character specified in Section 12.01(5) or 12.01(6) no such notice to Bondholders shall be given until at least 30 days after the occurrence thereof; and provided, further, nothing in this Section 13.02 shall effect the Trustee’s obligations under Section 12.02(a) and the Bank’s consent rights under 16.03.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 13.03          Certain Rights of Trustee

Except as otherwise provided in Section 13.01:

(1)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a certificate or order executed by an Authorized Issuer Representative;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate executed by an Authorized Issuer Representative;

(4)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture shall have been provided to the Trustee unless reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided, that nothing contained in this paragraph shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under Sections 8.01, 8.02, 8.03 and 12.02;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Issuer, personally or by agent or attorney; and

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 13.04          Not Responsible for Recitals

The recitals contained herein and in the Bonds, except the certificate of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Issuer thereto.

SECTION 13.05          May Hold Bonds

The Trustee in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer and the Lessee with the same rights it would have if it were not Trustee.

SECTION 13.06          Money Held in Trust

The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in Article 9.

SECTION 13.07          Compensation and Reimbursement

(a)           The Issuer agrees

(1)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith.

(b)           As security for the performance of the obligations of the Issuer under this Section the Trustee shall be secured under this Indenture by a lien prior to the Bonds, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any money held by it as a part of the Trust Estate; provided, however, that money received by the Trustee from a draw on the Letter of Credit or Eligible Remarketing Proceeds shall be used solely for the purpose of paying Debt Service on, or the purchase price of, Bonds as herein provided and shall never be subject to any lien imposed by this Section in favor of the Trustee.

SECTION 13.08          Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall (i) be a commercial bank or trust company organized and doing business under the laws of the United States of America or of any state, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authority, and (v) be acceptable to the Rating Agency (if any and if more than one, at least one such Rating Agency) then providing a rating with respect to the Bonds.

SECTION 13.09          Resignation and Removal; Appointment of Successor

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 13.10.

(b)           The Trustee may resign at any time by giving notice thereof to the Issuer and the Lessee.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by the Holders of a majority in principal amount of the Outstanding Bonds (subject to the provisions of Section 16.03) by notice delivered to the Trustee, the Issuer and the Lessee.

(d) If at any time:

(1)           the Trustee shall cease to be eligible under Section 13.08 and shall fail to resign after request therefor by the Issuer or by any Bondholder who has been a bona fide Holder of a Bond for at least 6 months, or

(2)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a resolution of its governing body may remove the Trustee, or (ii) any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a resolution of its governing body, shall (but only with the consent of the Bank if the Letter of Credit is in effect) promptly appoint a successor Trustee.  In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee may (but only with the consent of the Bank if the Letter of Credit is in effect) similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Bondholders.  If, within 1 year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall (subject to the provisions of Section 16.03) be appointed by act of the Holders of a majority in principal amount of the Outstanding Bonds delivered to the Issuer, the Lessee and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer or by such receiver or trustee.  If no successor Trustee shall have been so appointed by the Issuer or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Holders of Bonds as their names and addresses appear in the Bond Register.  Each notice shall include the name of the successor Trustee and the address of the Office of the Trustee.

SECTION 13.10          Acceptance of Appointment by Successor

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed the Letter of Credit and all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 13.07.  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

SECTION 13.11          Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

SECTION 13.12          Remarketing Agent

(a)           The Issuer and the Lessee have appointed the initial Remarketing Agent to act in such capacity in accordance with the terms of this Indenture.

(b)           The Remarketing Agent shall signify its acceptance of such appointment and its assumption of the duties and obligations imposed upon it by this Indenture by execution and delivery of an agreement satisfactory to the Issuer, the Lessee, the Bank and the Trustee.

(c)           The Remarketing Agent shall be authorized by law to perform all the duties imposed upon it by this Indenture.

(d)           The Remarketing Agent may resign at any time by giving 30 days’ notice to the Issuer, the Trustee, the Lessee and the Bank; provided, however, that no such resignation shall become effective until a successor Remarketing Agent has been appointed and has accepted its duties and obligations hereunder.

(e)           The Lessee may, with the consent of the Issuer, the Bank and the Trustee, remove the Remarketing Agent at any time upon 30 days’ notice to the Remarketing Agent.

(f)            If the Remarketing Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Remarketing Agent for any cause, the Issuer and the Lessee shall, with the consent of the Bank and the Trustee, promptly appoint a successor Remarketing Agent which successor Remarketing Agent must be acceptable to the Rating Agency (if any and if more than one, at least one of such Rating Agency) then providing a rating with respect to the Bonds.

(g)           The Trustee shall give notice to Bondholders of each resignation and each removal of the Remarketing Agent and each appointment of a successor Remarketing Agent.

(h)           Compensation of the Remarketing Agent shall be paid directly by the Lessee.

SECTION 13.13          Tender Agent

(a)           The Trustee may, with the consent of the Issuer, the Lessee and the Bank, appoint an agent (the “Tender Agent”) to act on its behalf in the acceptance of delivery of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of this Indenture and in the authentication and delivery of Bonds pursuant to the transfer and exchange provisions of this Indenture.  If the Trustee does not appoint a Tender Agent, the Trustee shall perform such function. For all purposes of this Indenture, (i) Bonds to be purchased pursuant to the optional or mandatory tender provisions of this Indenture may be delivered to the Tender Agent, as well as the Trustee, and (ii) the authentication and delivery of Bonds by the Tender Agent pursuant to the transfer and exchange provisions of this Indenture shall be deemed to be the authentication and delivery of Bonds “by the Trustee”.  In order to facilitate payment of the purchase price of Tendered Bonds delivered to the Tender Agent and the required entries on the Bond Register with respect to Bonds delivered to the Tender Agent for transfer or exchange, the Tender Agent shall communicate with the Trustee about such matters in accordance with procedures established by the Trustee.

(b)           Any Tender Agent shall signify its acceptance of such appointment and its assumption of the duties and obligations imposed upon it by this Indenture by execution and delivery of an agreement satisfactory to the Trustee, the Issuer, the Lessee and the Bank.

(c)           Any such Tender Agent shall (i) be a bank or trust company having an office for the performance of its duties hereunder in New York, New York, (ii) have a combined capital and surplus of at least $5,000,000, (iii) be subject to supervision and examination by federal or state authority, and (iv) be acceptable to the Rating Agency (if any and if more than one, at least one of such Rating Agency) then providing a rating with respect to the Bonds.

(d)           The Tender Agent may resign at any time by giving 30 days’ notice to the Issuer, the Trustee, the Lessee and the Bank.

(e)           The Trustee may, with the consent of the Issuer, the Lessee and the Bank, remove the Tender Agent by giving 30 days’ notice to the Tender Agent.

(f)            If the Tender Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Tender Agent for any cause, the Trustee may, with the consent of the Issuer, the Lessee and the Bank, appoint a successor Tender Agent which satisfies the requirements of Section 13.13(c).

(g)           The Trustee shall give notice to Bondholders of the initial appointment of a Tender Agent, each resignation and each removal of a Tender Agent, and each appointment of a successor Tender Agent.

(h)           Compensation of the Tender Agent shall be paid directly by the Lessee.

(i)            The provisions of Sections 5.04, 13.04 and 13.05 shall be applicable to any Tender Agent.

SECTION 13.14          Co-Trustee

It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction.  The following provisions of this Section 13.14 are included in the event that it is necessary that the Trustee appoint an additional institution as a separate Trustee or Co-Trustee.

In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer.  In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

SECTION 13.15          Notice to Moody’s or S & P

At any time during which the Bonds are rated by Moody’s and/or S & P, the Trustee shall notify Moody’s and/or S & P, as applicable, promptly of (i) any change in the Trustee, (ii) the expiration, termination or substitution of the Letter of Credit, (iii) a change in the interest rate borne by the Bonds from the Variable Rate to the Term Rate, (iv) the payment of all of the Bonds or (v) any change to this Indenture, the Lease Agreement, the Credit Agreement, the Letter of Credit or the Remarketing Agreement.

ARTICLE 14

Supplemental Indentures, Amendments to Lease

Agreement and Amendments of Letter of Credit

SECTION 14.01          Supplemental Indentures Without Consent of Bondholders

Without the consent of the Holders of any Bonds, the Issuer and the Trustee may (subject to the provisions of Sections 14.10 and 16.03) from time to time enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property; or

(2)           to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue of Bonds; or

(3)           to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained; or

(4)           to add to the covenants of the Issuer or the Lessee for the benefit of the Holders of Bonds and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that with respect to any such covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(5)           to surrender any right or power herein conferred upon the Issuer, the Lessee or the Bank; or

(6)           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders of the Bonds; or

(7)           to provide for a book-entry system of registration for the Bonds; or

(8)           to secure or maintain ratings from a Rating Agency, provided that the changes necessary to obtain or secure such ratings do not, in the opinion of the Trustee, adversely affect the interests of the Holders of the Bonds.

SECTION 14.02          Supplemental Indentures With Consent of Bondholders

With the consent of the Holders of not less than a majority in principal amount of the Bonds then Outstanding affected by such supplemental indenture, the Issuer and the Trustee may (subject to the provisions of Sections 14.10 and 16.03) enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby,

(1)           change the stated Maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, any Bond, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or

(2)           reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture or any amendment to the Lease Agreement, or the consent of whose Holders is required for any waiver provided for in this Indenture of compliance with certain provisions of this Indenture or certain defaults hereunder or under the Lease Agreement and their consequences; or

(3)           modify or after the provisions of the proviso to the definition of the term “Outstanding”; or

(4)           modify any of the provisions of this Section or Section 12.11, except to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby; or

(5)           permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture; or

(6)           provide for release or cancellation of the Letter of Credit prior to its expiration or termination in accordance with its terms, except as otherwise provided in Section 4.12 or unless a Substitute Letter of Credit is delivered to the Trustee pursuant to Section 4.11.

SECTION 14.03          Amendments to Lease Agreement Without Consent of Bondholders

Without the consent of the Holders of any Bonds, the Trustee may (subject to the provisions of Sections 14.10 and 16.03) from time to time consent to the execution and delivery by the Issuer and the Lessee of one or more amendments to the Lease Agreement, in form satisfactory to the Trustee, for any one of the following purposes:

(1)           to correct or amplify the description of any property at any time subject to the demise of the Lease Agreement, or to subject to the demise of the Lease Agreement additional property;

(2)           to evidence the succession of another entity to the Lessee and the assumption by any such successor of the agreements and covenants of the Lessee contained in the Lease Agreement;

(3)           to add to the covenants of the Lessee for the benefit of the Issuer, the Trustee, or the Holders of Bonds, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants a Lease Default permitting the enforcement of all or any of the several remedies provided in the Lease Agreement; provided, however, that with respect to any such additional covenant such amendment to the Lease Agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee or the Issuer, as the case may be, upon such default;

(4)           to surrender any right or power conferred by the Lease Agreement upon the Lessee; or

(5)           to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to make any provisions, with respect to matters or questions arising under the Lease Agreement, which shall not be inconsistent with the provisions of the Lease Agreement, provided such action shall not adversely affect the interests of the Holders of the Bonds.

SECTION 14.04          Amendments to Lease Agreement With Consent of Bondholders

With the consent of the Holders of not less than a majority in principal amount of the Bonds then outstanding, the Trustee may (subject to the provisions of Sections 14.10 and 16.03) consent to the execution and delivery by the Issuer and the Lessee of one or more amendments to the Lease Agreement, in form satisfactory to the Trustee, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Lease Agreement or of modifying in any manner the rights of the Issuer, the Trustee or the Holders of the Bonds under the Lease Agreement;

provided, however, that without the consent of the Holders of all Outstanding Bonds, no such amendment shall relieve the Lessee from the obligation to make Basic Rent Payments at times and in amounts sufficient to pay Debt Service on the Bonds when due.

SECTION 14.05          Discretion of Trustee

The Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture or amendment to the Lease Agreement and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

SECTION 14.06          Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, or consenting to the amendment of the Lease Agreement, the Trustee shall be entitled to receive, and, subject to Section 13.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or consent to any such amendment which affects the Trustee’s own rights, duties or immunities under this Indenture, the Lease Agreement or otherwise.

SECTION 14.07          Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 14.08          Reference in Bonds to Supplemental Indentures

Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

SECTION 14.09          Amendment of Letter of Credit

(a)           The Trustee may, without the consent of or notice to the Holders of the Bonds, consent to any amendment of the Letter of Credit

(1)           for the purpose of extending the term of the Letter of Credit, as provided in Section 4.11, or

(2)           for the purpose of curing any ambiguity or formal defect or omission or for the purpose of obtaining a credit rating on the Bonds from any Rating Agency, provided that (i) the Trustee, in its sole judgment, shall determine that such amendment does not adversely affect the interests of the Holders of the Bonds and (ii) the Trustee shall receive a Favorable Tax Opinion and an Opinion of Counsel to the effect that such amendment is permitted by applicable law.

(b)           Except as provided in subsection (a) of this Section, no amendment, modification or other change of the Letter of Credit shall be made without the consent of the Holders of all Bonds Outstanding.

SECTION 14.10          Amendments Not to Affect Tax Exemption

No amendment may be made to this Indenture or the Lease Agreement unless the Trustee receives a Favorable Tax Opinion.

ARTICLE 15

Defeasance

SECTION 15.01          Payment of Indebtedness; Satisfaction and Discharge of Indenture

(a)           Whenever all Indenture Indebtedness has been Fully Paid and the Bank certifies that all Bank Indebtedness has been Fully Paid, then (i) this Indenture and the lien, rights and interests created hereby shall cease, determine and become null and void (except as to any surviving rights of transfer or exchange of Bonds herein or therein provided for), (ii) the Letter of Credit shall be surrendered by the Trustee for cancellation, and (iii) the Trustee shall, upon the request of the Issuer or the Lessee, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to the Issuer or upon the order of the Issuer, all cash and securities then held by it hereunder as a part of the Trust Estate.

(b) A Bond shall be deemed “Fully Paid” if

(1)           such Bond has been cancelled by the Trustee or delivered to the Trustee for cancellation, or

(2)           such Bond shall have matured or been called for redemption and, on such Maturity date or redemption date, money for the payment of Debt Service on such Bond is held by the Trustee in trust for the benefit of the person entitled thereto, or

(3)           such Bond is an Unsurrendered Bond, or

(4)           such Bond is alleged to have been destroyed, lost or stolen and has been replaced as provided in Section 5.02, or

(5)           a trust for the payment of such Bond has been established in accordance with Section 15.02.

(c)           Indenture Indebtedness other than Debt Service on the Bonds shall be deemed “Fully Paid” whenever the Issuer has paid, or made provisions satisfactory to the Trustee for payment of, all such Indenture Indebtedness other than Debt Service on the Bonds.

SECTION 15.02          Trust for Payment of Debt Service

(a)           The Issuer may provide for the payment of any Bond by establishing a trust for such purpose with the Trustee and depositing therein cash and/or Federal Securities which (assuming the due and punctual payment of the principal of and interest on such Federal Securities, but without reinvestment) will provide funds sufficient to pay the Debt Service on such Bond as the same becomes due and payable until the Maturity or redemption of such Bond; provided, however, that

(1)           such Federal Securities must not be subject to redemption prior to their respective maturities at the option of the issuer of such Securities,

(2)           if such Bond is to be redeemed prior to its Maturity, either (i) the Trustee shall receive evidence that notice of such redemption has been given in accordance with the provisions of this Indenture and such Bond or (ii) the Issuer shall confer on the Trustee irrevocable authority for the giving of such notice on behalf of the Issuer,

(3)           if such Bond bears interest at a Variable Rate, (i) the interest rate on any such Bond shall be deemed the Cap Rate for purposes of calculating the amount of the deposit required by subsection (a) of this Section, and (ii) if any Rating Agency maintains a rating with respect to the Bonds at the time of establishment of such trust, the Trustee shall receive evidence from each such Rating Agency to the effect that the substitution of the proposed trust will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds,

(4)           prior to the establishment of such trust the Trustee must receive (i) an Opinion of Counsel stating in effect that upon the occurrence of an Act of Bankruptcy, money and investments in such trust will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code relating to voidable preferences and (ii) a Favorable Tax Opinion, and

(5)           prior to the establishment of such trust the Trustee must receive a report by an Independent certified public accountant stating in effect that the principal and interest payments on the Federal Securities in such trust, without reinvestment, together with the cash initially deposited therein, will be sufficient to make the required payments from such trust.

The Issuer shall give each Rating Agency that maintains a rating with respect to the Bonds 10 days’ notice of its intent to establish such a trust and shall deliver to each such Rating Agency a copy of the opinions and report required by subsections (a)(4) and (5) of this Section.

(b)           Cash and/or Federal Securities deposited with the Trustee pursuant to this Section shall not be a part of the Trust Estate but shall constitute a separate, irrevocable trust fund for the benefit of the Holder of the Bond to be paid from such fund.

ARTICLE 16

Miscellaneous

SECTION 16.01                               Notices

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Issuer, the Trustee, the Tender Agent, the Remarketing Agent, the Lessee, or the Bank must (except as otherwise expressly provided in this Indenture) be in writing and be delivered by one of the following methods: (i) by personal delivery at the hand delivery address specified below, (ii) by first-class, registered or certified mail, postage prepaid, addressed as specified below, or (iii) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.  The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as follows:

Issuer

Calhoun County Economic Development Council

Calhoun County Chamber of Commerce

1330 Quintard Avenue

Anniston, Alabama  36201

By facsimile:          (256) 237-4338

Trustee

Bank One Trust Company, National Association

201 N. Central Avenue

Mail Suite AZ1-1128

Phoenix, Arizona  85004

Attn:  Global Corporate Trust Services, Gregory C. Cross

By facsimile:          (602) 221-1611

Remarketing Agent

Banc One Capital Markets, Inc.

One Bank One Plaza

Mail Suite IL1-0463

Chicago, Illinois  60670-0463

Attention:  Rita Ho

By facsimile:          (312) 732-1033

Lessee

Ameron International Corporation

245 South Los Robles Avenue

Pasadena, California  91101-2820

By facsimile:          (626) 683-4061

Bank

Bank One, NA

300 South Riverside, 7th Floor South

Chicago, Illinois  60606

By facsimile:          (312) 954-0203

Any of such parties may change the address or number for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

(b)           Any notice or other document shall be deemed delivered when actually received by the party to whom directed at the address or number specified pursuant to this Section, or if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

SECTION 16.02          Notices to Bondholders; Waiver

(a)           Where this Indenture provides for giving of notice to Bondholders of any event, such notice must (unless otherwise herein expressly provided) be in writing and mailed, first-class postage prepaid, to each Holder of such Bonds, at the address of such Holder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(b)           In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 16.03          Bank’s Participation Required for Amendments and Certain Acts of Bondholders

Any consent, waiver, authorization, direction or approval by Bondholders (or a percentage of Bondholders) under this Indenture and any amendment of this Indenture or Lease Agreement must be joined in or approved by the Bank unless the Letter of Credit is no longer in effect or the Bank is in default under the Letter of Credit; provided, however, that nothing contained in this Section shall be construed to require any consent or approval by the Bank for the performance by the Trustee of its obligations under Sections 8.01, 8.02, 8.03 or 12.02(a) with respect to draws under the Letter of Credit and acceleration of the Maturity of the Bonds.

SECTION 16.04          Discretion of Bank With Respect to Default Under Credit Agreement

Notwithstanding any other provision of this Indenture, if an Event of Default exists under and as that term is defined in the Credit Agreement, the Bank, in its sole discretion, shall have the option of sending a notice to the Trustee of the type described in Section 4.05(a)(3), or sending a notice of the type described in Section 12.01(4), or withholding notice under either of such Sections.  In addition, after the Bank has sent a notice to the Trustee pursuant to Section 4.05(a)(3), the Bank may in its discretion send a notice to the Trustee pursuant to Section 12.01(4).

SECTION 16.05          Notice to Rating Agencies

The Trustee shall promptly furnish to each Rating Agency that maintains a rating with respect to the Bonds notice of (i) any notice from the Lessee proposing delivery of a Substitute Letter of Credit, (ii) any change of the Trustee, the Remarketing Agent or the Tender Agent, (iii) any change or amendment of the Financing Documents or the Letter of Credit, (iv) the expiration or renewal of the term of the Letter of Credit, (v) the acceleration of payment of principal and interest on the Bonds pursuant to Section 12.02, (vi) the redemption by the Issuer of all Bonds Outstanding hereunder prior to Maturity (excluding mandatory redemption of Bonds), (vii) receipt of notice of the Lessee’s intent to have the Letter of Credit cancelled pursuant to Section 4.12, (viii) receipt of notice of the Issuer’s intent to establish a trust for the payment of the Bonds in accordance with Section 15.02 of this Indenture, or (ix) occurrence of a Conversion Date.

SECTION 16.06          Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 16.07          Benefits of Indenture

Nothing in this Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Holders of the Outstanding Bonds, the Lessee and the Bank, any benefit or any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this instrument to be duly executed, and their respective corporate seals to be hereunto affixed and attested.

CALHOUN COUNTY ECONOMIC
DEVELOPMENT COUNCIL

By:
Vice-Chairman of the Board of Directors
S E A L

Attest:

Its Secretary

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
Title:
S E A L

Attest:

Its

This instrument was prepared by:

Susannah L. Baker, Esq.

Balch & Bingham LLP

1901 Sixth Avenue North

Birmingham, AL  35203

EXHIBIT A

[Form of Bonds]

                Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No._____________

Calhoun County Economic Development Council

Industrial Development Revenue Bonds

(Ameron International Corporation Project),

Series 2001

Maturity Date	Dated Date	Interest Rate		CUSIP
*

Beginning of Term Rate Period				End of Term Rate Period

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL, a public corporation organized under the laws of the State of Alabama (the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay (but solely from the source hereinafter described) to

_____________________

or registered assigns, the principal sum of

_____________________DOLLARS

on the Maturity date specified above and to pay (but solely from the source hereinafter described) interest hereon from the date of initial delivery of this bond, or the most recent date to which interest

_____________________

* The Trustee is to insert one of the following, as appropriate: "Variable Rate" or "Term Rate - ______%".

has been paid or duly provided for, until the principal hereof shall become due and payable at the Variable Rate or the Term Rate, as hereinafter provided.

Interest at the Variable Rate and interest at the Term Rate for a Term Rate Period of less than 6 months shall be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed.  Interest at the Term Rate for each Term Rate Period of 6 months or more shall be computed on the basis of a 360-day year with 12 months of 30 days each.

Interest shall be payable (but solely from the source hereinafter described) on overdue principal on this bond and (to the extent legally enforceable) on any overdue installment of interest on this bond at the rate of interest last applicable to this bond when such overdue principal or interest became delinquent.

Interest on this bond shall be payable on the following dates (each such date being herein called an “Interest Payment Date”):

(1)           with respect to interest payable at the Variable Rate, on (i) the first Business Day of each calendar month during the Variable Rate Period beginning June 1, 2001 and (ii) on the last day of any Variable Rate Period (each such date being herein called a “Variable Rate Interest Payment Date”);

(2)           with respect to interest payable at a Term Rate for any Term Rate Period of less than 6 months, on the last day of such Term Rate Period (each such date being herein called a “Term Rate Interest Payment Date”); and

(3)           with respect to interest payable at a Term Rate for any Term Rate Period of 6 months or more, (i) on April 1 and October 1 in each year and (ii) on the last day of such Term Rate Period (each such date being herein called a “Term Rate Interest Payment Date”).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Regular Record Date for such interest, which shall be the day next preceding any Variable Rate Interest Payment Date or any Term Rate Interest Payment Date with respect to a Term Rate Period of less than 6 months, or 15 days (whether or not a Business Day) next preceding any Term Rate Interest Payment Date with respect to a Term Rate Period of 6 months or more.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and shall be paid to the person in whose name this bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of such Special Record Date being given to Holders of the Bonds not less than 10 days prior to such Special Record Date.

Payment of interest on this bond due on any Interest Payment Date shall be made by check or draft mailed by the Trustee to the person entitled thereto at his address appearing in the Bond

2

Register maintained by the Trustee.  Such payments shall be deemed timely made if so mailed on the Interest Payment Date (or, if such Interest Payment Date is not a Business Day, on the Business Day next following such Interest Payment Date).  Payment of the principal of (and premium, if any, on) this bond and payment of accrued interest on this bond due upon redemption on any date other than an Interest Payment Date shall be made only upon surrender of this bond at the Office of the Trustee.  Upon the terms and conditions of the Indenture the Holder of any Bond in a principal amount of not less than $500,000 may request that payment of Debt Service on such Bond be made by wire transfer to an account of such Holder maintained at a bank in the continental United States or by any other method providing for payment in same-day funds that is acceptable to the Trustee.  All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

This bond is one of a duly authorized issue of bonds of the Issuer, aggregating $8,500,000 in principal amount, designated “Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001” (the “Bonds”) and issued under and pursuant to a Trust Indenture dated as of April 1, 2001 (the “Indenture”), between the Issuer and Bank One Trust Company, National Association, a national banking association with its principal place of business in Chicago, Illinois (the “Trustee,” which term includes any successor trustee under the Indenture).  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Indenture.

The Bonds are issued for the purpose of financing the costs of acquiring, constructing, installing and equipping certain facilities (the “Project”) for the manufacture of concrete lighting poles.  The Project is leased by the Issuer to Ameron International Corporation, a corporation organized under the laws of the State of Delaware (the “Lessee”), pursuant to a Lease Agreement dated as of April 1, 2001 (the “Lease Agreement”).  Pursuant to the Lease Agreement, the Lessee has agreed to pay rentals sufficient to pay Debt Service when due on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the Mandatory and Optional Tender provisions of the Indenture.  Pursuant to the Indenture the Issuer has assigned and pledged to the Trustee all the Issuer’s rights under the Lease Agreement, except for certain rights relating to indemnification, reimbursement of expenses and receipt of notices and other communications.

The Lessee will cause Bank One, NA, (the “Bank”), to issue an irrevocable letter of credit in favor of the Trustee to enable the Trustee to pay Debt Service on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the mandatory or optional tender provisions of the Indenture.  Subject to the terms and conditions of the Indenture, the Lessee may, at its option, replace such letter of credit with a substitute letter of credit.  The initial letter of credit so delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the “Letter of Credit.”

The initial Letter of Credit will be issued by the Bank pursuant to a Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 (the “Credit Agreement”) between the Bank and the Lessee, whereby the Lessee will agree, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to the initial Letter of Credit.

3

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF (i) PAYMENTS BY THE LESSEE PURSUANT TO THE LEASE AGREEMENT, (ii) ANY OTHER REVENUES, RENTALS OR RECEIPTS DERIVED BY THE ISSUER FROM THE LEASING OR SALE OF THE PROJECT, AND (iii) MONEY RECEIVED BY THE TRUSTEE FROM DRAWINGS ON THE LETTER OF CREDIT.  THE TRUSTEE WILL NOT HAVE A LIEN ON OR SECURITY INTEREST IN THE PROJECT.  THE BONDS SHALL NEVER CONSTITUTE AN INDEBTEDNESS OF THE COUNTY OF CALHOUN, ALABAMA (THE “COUNTY”) OR THE STATE OF ALABAMA WITHIN THE MEANING OF ANY CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION AND SHALL NEVER CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE COUNTY OR THE STATE OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE COUNTY OR THE STATE.

Copies of the Indenture, the Lease Agreement, the initial Letter of Credit and the Credit Agreement are on file at the Office of the Trustee, and reference is hereby made to such instruments for a description of the properties mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee, the Issuer, the Lessee and the Bank, and the terms upon which the Bonds are, and are to be, authenticated and delivered.

Each Bond shall bear interest at the Variable Rate or at a Term Rate, as described below.  The Trustee shall specify on each Bond certificate whether the interest rate then in effect is the Variable Rate or a Term Rate.  If a Term Rate is in effect with respect to a Bond, the Trustee shall also specify on the Bond certificate the Term Rate and the beginning and end of the Term Rate Period.

Variable Rate

Each Bond shall bear interest at the Variable Rate during any period other than a Term Rate Period with respect to such Bond.  Each period during which the Variable Rate is in effect is herein called a “Variable Rate Period.”

The Variable Rate shall be a fluctuating rate per annum determined by the Remarketing Agent periodically during a Variable Rate Period as follows.  The Variable Rate with respect to any Bond shall be determined on the first day of each Variable Rate Period with respect to such Bond and on each Wednesday during such Variable Rate Period (or, if such Wednesday is not a Business Day, on the next succeeding Business Day).  The Variable Rate so determined shall become effective (i) on the date of determination, if such date is the first day of the Variable Rate Period, or (ii) if such date is not the first day of a Variable Rate Period, on the day immediately following the date of determination, and once effective shall remain in effect until and including the next determination date or, if sooner, the end of such Variable Rate Period; provided, however, that if the Remarketing Agent fails to determine the Variable Rate on any such determination date, the last Variable Rate in effect with respect to such Bond shall remain in effect until and including the next determination date.

4

The Variable Rate with respect to a Bond shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Variable Rate may never exceed the Cap Rate.  The term “Cap Rate” means (i) for any period during which the Bonds are secured by a Letter of Credit, the maximum rate per annum, specified therein, upon which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds and (ii) for any period during which the Bonds are not secured by a Letter of Credit, the rate of 10% per annum.  Upon the request of any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Variable Rate then in effect.

Banc One Capital Markets, Inc., a corporation with its principal place of business in Chicago, Illinois, has been appointed as “Remarketing Agent” pursuant to the Indenture.  The Indenture permits the Lessee, with the consent of the Bank, to remove such Remarketing Agent and appoint a successor, subject to certain terms and conditions specified in the Indenture.

Initially, no “Tender Agent” has been appointed pursuant to the Indenture.  The Indenture permits the Trustee, with the consent of the Lessee and the Bank, to appoint a Tender Agent, to remove such Tender Agent and to appoint a successor, subject to certain terms and conditions specified in the Indenture.

Term Rate

Subject to the terms and conditions of the Indenture, at the request of the Lessee a fixed rate shall be established with respect to any Bond for the period specified by the Lessee in such request.  Each period during which a Term Rate is in effect is herein called a “Term Rate Period.”  The first day of any such Term Rate Period is herein called a “Conversion Date.”

The Term Rate shall be a fixed rate per annum determined by the Remarketing Agent as provided below.  The Term Rate shall be applicable during the entire Term Rate Period; provided, however, that if a Term Rate is in effect when a Bond is to be purchased pursuant to the Mandatory Tender provisions relating to notice of an event of default under the Credit Agreement, the related Term Rate Period with respect to such Bond shall end on such Mandatory Tender Date.

After receipt of notice from the Lessee that a Term Rate is to be established with respect to any Bond, but not less than 3 days prior to the proposed Conversion Date, the Remarketing Agent shall determine the interest rate for the Term Rate Period (herein called the “Term Rate”), which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.

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Notwithstanding the foregoing, a Term Rate shall not be established if

(1)           the Lessee delivers to the Trustee notice of revocation of its election to establish the Term Rate before 10:00 a.m. (central time) on the Business Day immediately preceding the proposed Conversion Date or

(2)           prior to 10:00 a.m. (central time) on the proposed Conversion Date the Trustee does not receive the Substitute Letter of Credit (if any) that was to be effective on such Conversion Date.

If all conditions to the establishment of a Term Rate are not satisfied, the Bond shall continue (or, if a Term Rate Period ended on the preceding day, shall begin) to bear interest at the Variable Rate from the proposed Conversion Date.  Notwithstanding the failure to establish a Term Rate, if a notice of Mandatory Tender has been given by the Trustee with respect to any Bond in connection with a proposed conversion to a Term Rate, such Bond shall be subject to a Mandatory Tender on the proposed Conversion Date.

Optional Tender

The Holder of any Bond (other than an “Obligor Bond” as defined in the Indenture) shall have the right to tender such Bond to the Trustee or to any Tender Agent appointed pursuant to the Indenture for purchase in whole or in part (if in part, only in an Authorized Denomination) on any Business Day during any Variable Rate Period, but not during any Term Rate Period, at a purchase price equal to 100% of the principal amount of the Bond (or portion thereof) tendered plus accrued interest to the specified purchase date (an “Optional Tender Date”).  In order to exercise such option with respect to any Bond, the Holder thereof must deliver notice thereof to the Trustee, as provided below, at least 7 days prior to the proposed Optional Tender Date.

Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (i) the name of the registered Holder of the Bond to be tendered for purchase, (ii) the Optional Tender Date, (iii) the certificate number and principal amount of such Bond, and (iv) the principal amount of such Bond to be purchased (if such amount is less than the entire principal amount, both the amount to be purchased and the amount remaining must be in an Authorized Denomination).  Such notice may be given to the Trustee in writing or by telephone, but no such telephonic notice shall be effective unless confirmed in writing delivered to the Trustee not more than 2 Business Days after such telephonic notice.  A form of the Optional Tender Notice may be obtained from the Trustee upon request.

If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  Unless a notice of Optional Tender indicates that less than the entire principal amount of the Bond is being tendered for purchase, the Holder will be deemed to have tendered the Bond in its entire principal amount for purchase.

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Upon delivery of a written notice of Optional Tender, the election to tender shall be irrevocable and binding upon such Holder and may not be withdrawn.

If a written notice of Optional Tender shall have been duly given with respect to any Bond, the Holder of such Bond shall deliver such Bond to the Office of the Trustee or the Office of the Tender Agent on the Optional Tender Date, together with all necessary endorsements for transfer.  If only a portion of such Bond is to be purchased (as a result of the exercise of the Optional Tender right only with respect to such portion), the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee or Tender Agent (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date.

Anything in this bond or the Indenture to the contrary notwithstanding, Bondholders may exercise their Optional Tender rights notwithstanding the existence of an Event of Default.

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Mandatory Tender

The Holder of each Bond shall be required to tender such Bond to the Trustee or Tender Agent for purchase on the following dates (each such date being herein called a “Mandatory Tender Date”):

(1)           each proposed Conversion Date with respect to such Bond specified in a notice to the Holder thereof (whether or not a Term Rate is successfully established on such date);

(2)           the last day of a Term Rate Period with respect to such Bond;

(3)           20 days after the Trustee receives notice from the Bank (i) stating that an event of default, as therein defined, has occurred and is continuing under the Credit Agreement and (ii) directing that the Bonds be purchased pursuant to the Mandatory Tender provisions of the Indenture;

(4)           on any date proposed by the Lessee for delivery of a Substitute letter of Credit unless such Substitute Letter of Credit is to be accompanied by either (i) if any Rating Agency maintains a rating with respect to the Bonds at the time of such substitution, evidence from each such Rating Agency to the effect that such substitution will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds or (ii) if no Rating Agency maintains a rating with respect to the Bonds at the time of substitution, evidence that long-term deposits of the issuer of such Substitute Letter of Credit have a credit rating (gradations within a rating category being disregarded for this purpose) of not less than A by Moody’s or not less than A by S & P; provided, however, that no substitution requiring a Mandatory Tender pursuant to this paragraph may be effected unless the date of substitution is with respect to all Bonds either a Conversion Date or a day during a Variable Rate Period; and

(5)           15 days prior to the Stated Expiration Date of the Letter of Credit.

If any of such dates is not a Business Day, the Mandatory Tender Date shall be the next succeeding Business Day.

Notice of a Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the Holder of the affected Bond at the address of such Holder appearing on the Bond Register not less than 15 days prior to a Mandatory Tender Date described in paragraph (1), (2), (3) or (5) above, and not less than 30 days prior to a Mandatory Tender Date resulting from the delivery of a Substitute Letter of Credit as described in paragraph (4) above.  Such notice of Mandatory Tender shall, among other things, specify the Mandatory Tender Date.

Any Bond for which a notice of Mandatory Tender has been given shall be tendered by the Holder thereof for purchase on the Mandatory Tender Date, by delivering such Bond to the Office of the Trustee or the Office of the Tender Agent, together with all necessary endorsements for

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transfer.  If only a portion of such Bond is to be purchased (as a result of the establishment of a Term Rate only with respect to such portion), the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any such Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee or Tender Agent on the Mandatory Tender Date (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the Holder thereof on such Mandatory Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.

After notice of a Mandatory Tender has been given by the Trustee with respect to any Bond, such Bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

Redemption

In the manner and with the effect provided in the Indenture, the Bonds will be subject to redemption prior to Maturity as follows:

(1)           Optional Redemption.  The Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee) as follows:

(A)          On any date during a Variable Rate Period and on any Conversion Date with respect to any Bond, such Bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(B)           During any Term Rate Period of more than 5 years with respect to any Bond, such Bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable:  2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of

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more than 5 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.

(2)           Optional Redemption Upon Occurrence of Certain Calamities.  All (but not less than all) Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee), at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)          the Project shall have been damaged or destroyed to such extent that, in the opinion of the Lessee, it cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Lessee is thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Project or of any part, use or control of the Project that, in the opinion of the Lessee, results in the Lessee being thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(C)           the Lessee ceases operation of the Project for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Lessee, renders the Project uneconomic for its intended use; or

(D)          as a result of a change in law or a final order of any court or other governmental authority the Lease Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Lessee that, in the opinion of the Lessee, render the Project uneconomic for its intended use.

(3)           Mandatory Redemption Upon Determination of Taxability.  All Bonds shall be redeemed within 90 days after a Determination of Taxability is made with respect to the Bonds at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date.

Subject to the provisions of the Indenture requiring redemption of all Pledged Bonds eligible for redemption before any other eligible Bonds are redeemed, and except as otherwise provided with respect to scheduled mandatory redemption of Bonds, if less than all Bonds Outstanding are to be redeemed, the principal amount of Bonds of each Maturity to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee may deem fair and appropriate; provided, however, that the principal amount of Bonds of each Maturity to be redeemed may not be larger than the principal amount of Bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

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Subject to the provisions of the Indenture requiring the redemption of all Pledged Bonds eligible for redemption before any other eligible Bonds are redeemed, if less than all Bonds with the same Maturity are to be redeemed, the particular Bonds of such Maturity to be redeemed shall be selected by the Trustee from the Outstanding Bonds of such Maturity then eligible for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in Authorized Denominations) of the principal of Bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

Upon any partial redemption of any Bond, the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new Bonds of the same Maturity and interest rate and in authorized form for the unredeemed portion of principal.  Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

Any redemption shall be made upon at least 30 days’ notice in the manner and upon the terms and conditions provided in the Indenture.

If an “Event of Default,” as defined in the Indenture, shall occur, the principal of all Bonds then Outstanding may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Lease Agreement and the modification of the rights and obligations of the Issuer and the Lessee and the rights of the Holders of the Bonds at any time with the consent of a majority in principal amount of the Bonds at the time Outstanding effected by such modification.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by the Issuer or the Lessee with certain provisions of the Indenture or the Lease Agreement and certain past defaults under such instruments and their consequences.  Any such consent or waiver by the Holder of this bond shall be conclusive and binding upon such Holder and upon all future Holders of this bond and of any bond issued in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this bond.  The Indenture provides in effect that, if the Letter of Credit is in effect and the Bank is not in default under the Letter of Credit, no amendment to the Indenture or Lease Agreement may be made without the consent of the Bank and that any remedies available under the Indenture and Lease Agreement (other than mandatory acceleration of the Bonds and mandatory draws under the Letter of Credit) may be exercised only with the consent of the Bank.

The Holder of this bond shall have no right to enforce the provisions of the Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default thereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

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As provided in the Indenture and subject to certain limitations therein set forth, this bond is transferable on the Bond Register maintained at the Office of the Trustee, upon surrender of this bond for transfer at such office or at the Office of the Tender Agent, together with all necessary endorsements for transfer, and thereupon one or more new Bonds of the same Maturity and interest rate, of any Authorized Denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Bonds are exchangeable for other Bonds of the same Maturity and interest rate, of any Authorized Denominations and of a like aggregate principal amount, as requested by the Holder surrendering the same.

No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this bond is overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

No covenant or agreement contained in this bond or the Indenture shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer, and neither any member of the governing body of the Issuer nor any officer executing this bond shall be liable personally on this bond or be subject to any personal liability or accountability by reason of the issuance of this bond.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Tender Agent by manual signature, this bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this bond to be duly executed under its corporate seal.

CALHOUN COUNTY ECONOMIC
DEVELOPMENT COUNCIL

By
Vice-Chairman of the Board of Directors
[SEAL]

Attest:

Secretary

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Certificate of Authentication

This is one of the Bonds referred to in the within-mentioned Indenture.

Date of authentication:

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

[Note:  If a Tender Agent is appointed,

Bonds providing for authentication

by the Tender Agent shall be printed.]

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Assignment

For value received, __________________________ hereby sell(s), assign(s) and transfer(s) unto ________________ this bond and hereby irrevocably constitute(s) and appoint(s) __________________ attorney to transfer this bond on the books of the within-named Issuer at the office of the within-named Trustee, with full power of substitution in the premises.

Dated:________________

NOTE: The name signed to this assignment must correspond with the name of the payee written on the face of the within bond in all respects, without alteration, enlargement or change whatsoever.

Signature Guaranteed:

(Bank or Trust Company

By
(Authorized Officer)

Notice:  Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP).

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LEASE AGREEMENT

Dated as of April 1, 2001

Between

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

and

AMERON INTERNATIONAL CORPORATION

Relating to the issuance of

$8,500,000

Industrial Development Revenue Bonds

(Ameron International Corporation Project),

Series 2001

by

Calhoun County Economic Development Council

LEASE AGREEMENT

THIS LEASE AGREEMENT dated as of April 1, 2001 is entered into by CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL, a public corporation organized under the laws of the State of Alabama (the “Issuer”), and AMERON INTERNATIONAL CORPORATION, a corporation organized under the laws of the State of Delaware (the “Lessee”).

Recitals

The Issuer will issue $8,500,000 aggregate principal amount of its Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 (the “Bonds”) pursuant to a Trust Indenture dated as of April 1, 2001 (the “Indenture”) between the Issuer and Bank One Trust Company, National Association, a national banking association with its principal place of business in Columbus, Ohio (the “Trustee”).  The Bonds will be issued for the purpose of financing a portion of the costs of acquiring, constructing, installing and equipping certain facilities to manufacture concrete lighting poles (the “Project”).

Pursuant to this Lease Agreement the Issuer will agree to lease the Project to the Lessee and the Lessee will agree to pay rentals to the Issuer at such times and in such amounts as shall be sufficient to pay when due the principal of, premium (if any) and interest (“Debt Service”) on the Bonds.  Pursuant to the Indenture the Issuer shall assign and pledge to the Trustee all the Issuer’s rights under this Lease Agreement, except for certain rights relating to indemnification, reimbursement of expenses and receipt of notices and other communications.

The Lessee will cause Bank One, NA (the “Bank”) to issue an irrevocable letter of credit in favor of the Trustee to enable the Trustee to pay Debt Service on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the mandatory or optional tender provisions of the Indenture.  The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the “Letter of Credit”.

The initial Letter of Credit will be issued by the Bank pursuant to a Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 (the “Credit Agreement”) between the Bank and the Lessee whereby the Lessee will agree, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to the initial Letter of Credit.

The Bonds shall be limited obligations of the Issuer payable solely out of (i) payments by the Lessee pursuant to this Lease Agreement, (ii) any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project, and (iii) money received by the Trustee from a draw on the Letter of Credit.  The Trustee will not have a lien on or security interest in the Project.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:

ARTICLE 1

Definitions and Other Provisions

of General Application

SECTION 1.01  Definitions

For all purposes of this Lease Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)           Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

(2)           The terms defined in this Article shall have the meanings assigned to them in this Article.  Singular terms shall include the plural as well as the singular, and vice versa.

(3)           The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

(4)           All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles.  All references herein to “generally accepted accounting principles” refer to such principles as they exist at the date of application thereof.

(5)           All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

(6)           The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Lease Agreement as a whole and not to any particular Article, Section or other subdivision.

(7)           All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(8)           The term “person” shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

SECTION 1.02  Effect of Headings and Table of Contents

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

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SECTION 1.03  Date of Lease Agreement

The date of this Lease Agreement is intended as and for a date for the convenient identification of this Lease Agreement and is not intended to indicate that this Lease Agreement was executed and delivered on said date.

SECTION 1.04  Separability Clause

If any provision in this Lease Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.05  Governing Law

This Lease Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

SECTION 1.06  Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

Demising Clause

For and in consideration of the performance and observance by the Lessee of the agreements and covenants of this Lease Agreement to be performed and observed by the Lessee, the Issuer does hereby lease and demise to the Lessee, and the Lessee does hereby lease, take and hire from the Issuer the following property:

I.

The real property and interests therein described in Exhibit A attached hereto, together with all easements, permits, licenses, rights-of-way, contracts, leases, tenements, hereditaments, appurtenances, rights, privileges and immunities pertaining or applicable to said real property and interests therein (herein referred to as the “Project Site”).

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II.

The buildings, structures and improvements constructed and to be constructed on the Project Site pursuant to Article 3 hereof (herein referred to as the “Improvements”), and all other buildings, structures and improvements now or hereafter located on the Project Site.

III.

The personal property and fixtures described in Exhibit B attached hereto and all other personal property and fixtures acquired or to be acquired by the Issuer with the proceeds of the Bonds or pursuant to any provision of this Lease Agreement, including all substitutions and replacements for such personal property and fixtures (herein referred to as the “Equipment”) to be located on the real property described in Exhibit A attached hereto.

SUBJECT, HOWEVER, to Permitted Encumbrances, which are described in Exhibit E to this Lease Agreement.

ARTICLE 3

Acquisition of the Project

SECTION 3.01  Agreement to Acquire

(a)           The Project Site has been acquired by the Issuer in accordance with the instructions of the Lessee and is described in Exhibit A to this Lease Agreement.  The Improvements are to be constructed and installed on the Project Site.  The personal property and fixtures to be acquired and installed as part of the Project are described in Exhibit B to this Lease Agreement.  The Improvements and the Equipment shall be constructed and installed on the Project Site.

(b)           The Lessee shall be solely responsible for the planning and design of the Project, the preparation of contracts and purchase orders for the Project and the supervision of the work on the Project.  The acquisition, construction, rehabilitation, installation and equipping of the Project shall be in accordance with all applicable zoning, planning and building restrictions, and the Lessee shall obtain all necessary governmental permits, licenses, certificates, authorizations and approvals necessary to be obtained for the acquisition, construction, installation and operation of the Project.

(c)           The Issuer shall enter into, assume or accept the assignment of such contracts and purchase orders for the Project as the Lessee shall request in writing, subject to the requirements of Section 10.01.

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(d)           The Issuer will cooperate with the Lessee in good faith in the acquisition, construction, rehabilitation, installation and equipping of the Project in order that the Project may be completed and placed in service as soon as practicable.

(e)           The Lessee may cause changes or amendments to be made in the plans and specifications for the Project, provided such changes or amendments will not change the nature of the Project to the extent that it would not qualify for financing under the Enabling Law and Section 144(a) of the Code.  The Issuer will make only such changes or amendments in the plans and specifications for the Project as may be requested in writing by the Lessee.

(f)            The Issuer shall cause withdrawals to be made from the Construction Fund for the payment of Project Costs (including reimbursement to the Lessee for Project Costs), subject to the requirements of Section 3.02.

SECTION 3.02  Withdrawals From Construction Fund

(a)           The Lessee may cause withdrawals to be made from the Construction Fund for the payment of Project Costs (including reimbursement to the Lessee for Project Costs paid by it), but only if (i) no Lease Default exists and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a Lease Default, and (ii) the Lessee delivers to the Trustee a duly completed requisition for each such withdrawal in the form attached hereto as Exhibit D, executed on behalf of the Lessee by an Authorized Lessee Representative.

(b)           For purposes of this Lease Agreement the term “Project Costs” shall mean all costs of acquiring, constructing, rehabilitating, installing and equipping the Project, including without limitation:

(1)           the purchase price and related costs for the acquisition of the Project Site or any interest therein,

(2)           the cost of labor, materials and supplies furnished or used in the construction, installation, renovation, or installation of buildings, structures and improvements,

(3)           acquisition, transportation and installation costs for personal property and fixtures,

(4)           fees for architectural, engineering and supervisory services,

(5)           expenses incurred in the enforcement of any remedy against any contractor, subcontractor, materialman, vendor, supplier or surety,

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(6)           interest accruing on indebtedness incurred by the Issuer or the Lessee (including the Bonds) in connection with the acquisition, construction and installation of, or other work on, the Project until the Project is (or was) placed in service,

(7)           expenses incurred by the Issuer and the Lessee in connection with the financing of the Project, including legal, consulting, accounting and underwriting fees,

(8)           fees for an appraisal of the Project,

(9)           insurance premiums and taxes incurred until the Project is (or was) placed in service,

(10)         any fee payable to the Bank in connection with the Letter of Credit for the period ending on the date the Project is placed in service,

(11)         any fees and expenses of the Remarketing Agent, the Trustee or the Tender Agent for the period ending on the date the Project is placed in service,

(12)         reimbursement to the Lessee for any such costs, fees and expenses paid by it with its own funds, and

(13)         any rebate due to the United States Treasury pursuant to Section 148(f) of the Internal Revenue Code.

SECTION 3.03  No Warranty; Lessee to Complete Project

(a)           The Lessee recognizes that since the plans, specifications and directions for acquiring, constructing, rehabilitating, installing and equipping the Project have been, or will be, furnished by it, the Issuer makes no warranty, either express or implied, with respect to the Project and does not offer any assurances that the Project will be suitable for the Lessee’s purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all Project Costs.

(b)           If the proceeds derived from the sale of the Bonds are insufficient to pay in full all Project Costs, the Lessee shall complete the acquisition, construction, rehabilitation, installation and equipping of the Project at its own expense.

SECTION 3.04  Remedies Against Contractors, etc.

If any vendor, contractor or subcontractor shall default under any contract or purchase order in connection with the acquisition, construction, rehabilitation, installation or equipping of the Project, the Issuer shall follow the written instructions of, and shall cooperate in good faith with, the Lessee in the pursuit of any remedies that may be available under the circumstances.  Upon the written request of the Lessee, the Issuer shall assign to the Lessee all rights of the Issuer under any

6

such contract or purchase order and the Lessee may, in its own name or in the name of the Issuer, pursue any such remedies.

SECTION 3.05  Completion of the Project

(a)           The completion of the Project shall be evidenced by a certificate signed by an Authorized Lessee Representative stating that

(1)           the acquisition, construction, rehabilitation, installation and equipping of the Project has been completed in accordance with the plans and specifications therefor (including any changes or amendments to such changes pursuant to Section 3.01), and

(2)           all amounts due for labor, materials, supplies and other costs incurred in connection with the acquisition and installation of the Project have been paid.

(b)           After the delivery of the aforesaid certificate to the Trustee, any money then remaining in the Construction Fund shall be applied as provided in the Indenture.

ARTICLE 4

Lease Term and Rental Payments

SECTION 4.01  Lease Term

The term of this Agreement shall begin on the date of the delivery of this Lease Agreement and, unless renewed and extended in accordance with the terms of this Lease Agreement and the Indenture, shall continue until midnight of April 1, 2021.

SECTION 4.02  Basic Rental Payments

(a)           Prior to the Trustee’s close of business on the Business Day prior to each Bond Payment Date the Lessee shall make rental payments (“Basic Rental Payments”) to the Trustee, for the account of the Issuer in an amount equal to the Debt Service on the Bonds due on such Bond Payment Date.

(b)           The Lessee shall receive a credit against the Basic Rental Payments required by subsection (a) of this Section as follows:

(1)           The amount of accrued interest received from the sale of the Bonds to the original purchaser or purchasers thereof shall be deducted from the amount of interest due on the first Interest Payment Date for purposes of calculating the required Basic Rental Payment due on such Interest Payment Date.

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(2)           Money received by the Trustee from a draw on the Letter of Credit with respect to Debt Service due on the related Bond Payment Date shall be credited against the Basic Rental Payment due on such Bond Payment Date.

(3)           Investment income and profits remaining in the Bond Fund after reimbursement of the Bank for amounts due under the Credit Agreement shall be credited against Basic Rental Payments as directed by the Lessee.

(4)           Any other money held by the Trustee and available under the terms of the Indenture and this Lease Agreement for the payment of Debt Service on the Bonds remaining after reimbursement of the Bank for amounts due under the Credit Agreement shall be credited against Basic Rental Payments as directed by the Lessee.  Such directions must be consistent with any mandatory provision of the Indenture and this Lease Agreement with respect to the required use of such money.

(c)           All Basic Rental Payments shall be made in funds immediately available at the Office of the Trustee on the due date of such Payments.

(d)           The Lessee acknowledges that Basic Rental Payments required by this Section have been calculated to provide amounts which will be sufficient to pay Debt Service on the Bonds as the same matures and comes due.  If on any Bond Payment Date the amount on deposit in the Bond Fund is not sufficient to pay Debt Service on the Bonds due and payable on such Date, the Lessee shall immediately deposit the amount of such deficiency in the Bond Fund.

(e)           Money on deposit in the Bond Fund may be used to reimburse the Bank for amounts due to the Bank under the Credit Agreement, as provided in Section 8.01 of the Indenture.

SECTION 4.03  Additional Rental Payments

(a)           The Lessee shall make additional payments (“Additional Rental Payments”) as follows:

(1)           Prior to 12 noon, New York time, on each Tender Date, the Lessee shall pay to the Trustee an amount equal to the purchase price of Bonds to be tendered for purchase on such Tender Date.  Such payments shall be made in funds immediately available at the Office of the Trustee on the related Tender Date.

(2)           Within 10 days after receipt by the Lessee of an invoice therefor, the Lessee shall pay to the Trustee (i) the acceptance fee of the Trustee, (ii) the normal fees, charges and expenses of the Trustee, and (iii) any amount to which the Trustee may be entitled under Section 13.07 of the Indenture.

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(3)           Within 10 days after receipt by the Lessee of an invoice therefor, the Lessee shall pay to Issuer the reasonable expenses of the Issuer incurred (i) at the request of the Lessee, (ii) in the performance of the Issuer’s duties under any of the Financing Documents, (iii) in connection with any litigation which may at any time be instituted involving the Project or the Financing Documents, or (iv) in the pursuit of any remedies under the Financing Documents.

(4)           The Lessee shall pay to the Remarketing Agent and the Tender Agent the fees and expenses due to each of them in accordance with the respective agreements appointing them to serve in such capacities.

(b)           The Lessee shall receive a credit against the Additional Rental Payments required by subsection (a)(1) of this Section for the following amounts:

(1)           money received by the Trustee from a draw on the Letter of Credit to pay the purchase price of Tendered Bonds;

(2)           proceeds from the remarketing of Bonds remaining in the Bond Purchase Fund after reimbursement of the Bank for any amounts due to the Bank under the Credit Agreement; and

(3)           investment income and profits remaining in the Bond Purchase Fund after reimbursement of the Bank for any amounts due to the Bank under the Credit Agreement.

(c)           Money on deposit in the Bond Purchase Fund may be used to reimburse the Bank for amounts due to the Bank under the Credit Agreement, as provided in Section 8.02 of the Indenture.

SECTION 4.04  Overdue Payments

Any overdue Basic Rental Payment shall bear interest from the related Bond Payment Date until paid at the Post-Default Rate for overdue Debt Service payments.  Any overdue Additional Rental Payment shall bear interest from the date due until paid at the Post-Default Rate for such Additional Rental Payments specified in the Indenture.

SECTION 4.05  Unconditional Obligation of the Lessee

The Lessee’s obligation to make the payments required by this Lease Agreement and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee.

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SECTION 4.06  Termination of Interim Lease

The Interim Lease Agreement dated June 27, 2000 between the Issuer and the Lessee is hereby terminated.

ARTICLE 5

Concerning the Bonds,

the Indenture and the Trustee

SECTION 5.01  Assignment of Lease Agreement and Rental Payments by Issuer

(a)           Simultaneously with the delivery of this Lease Agreement, the Issuer shall, pursuant to the Indenture, assign and pledge to the Trustee all right, title and interest of the Issuer in and to the Project Revenues and the Lease Agreement (except for certain rights personal to the Issuer).  The Lessee hereby consents to such assignment and pledge.

(b)           Simultaneously with the delivery of this Lease Agreement, the Issuer shall, subject to the prior assignment and pledge pursuant to the Indenture, assign and pledge to the Bank all right, title and interest of the Issuer in and to the Project Revenues and the Lease Agreement (except for certain rights personal to the Issuer).  The Lessee hereby consents to such assignment and pledge.

(c)           Until all Indenture Indebtedness has been Fully Paid, the Trustee may exercise all rights and remedies herein accorded to the Issuer, and any references herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee; provided, however, that if the Letter of Credit is in effect and the Bank has not defaulted in the payment of any draw, the Trustee will not exercise any of its remedies under this Lease Agreement without the prior written consent of the Bank; provided further that the Issuer shall retain the rights to indemnification and reimbursement of expenses granted to it by this Lease Agreement.

(d)           If all Indenture Indebtedness has been Fully Paid, but all Bank Indebtedness has not been Fully Paid, the Bank may exercise all rights and remedies herein accorded to the Issuer, and any references herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Bank; provided, however, that the Issuer shall retain the rights to indemnification and reimbursement of expenses granted to it by this Lease Agreement.

SECTION 5.02  Redemption of Bonds

(a)           The Issuer will cause the Trustee to redeem any or all of the Bonds in accordance with the mandatory redemption provisions of the Bonds without any direction from or consent by the Lessee.

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(b)           The Issuer will exercise any right of optional redemption with respect to the Bonds only upon the written request of the Lessee.

SECTION 5.03  Amendment of Indenture

The Issuer will not cause or permit the amendment of the Indenture or the execution of any amendment or supplement to the Indenture without the prior written consent of the Lessee.

SECTION 5.04  The Special Funds

(a)           If no Lease Default exists, the Issuer shall cause any money held as part of a Special Fund to be invested or reinvested by the Trustee in accordance with the terms of the Indenture and the instructions of the Lessee.

(b)           The Lessee shall be solely responsible for (i) determining that any such investment of Special Funds under the Indenture complies with the arbitrage limitations imposed by Section 148 of the Internal Revenue Code, and (ii) calculating the amount of, and making payment of, any rebate due to the United States under Section 148(f) of the Internal Revenue Code.

SECTION 5.05  Effect of Full Payment of Indebtedness

(a)           After the Indenture Indebtedness is Fully Paid, all references in this Lease Agreement to the Bonds, the Indenture and the Trustee shall be ineffective and neither the Trustee nor the Holders of the Bonds shall thereafter have any rights hereunder, except those rights that shall have theretofore vested.

(b)           After the Bank Indebtedness is Fully Paid, (i) all references in this Lease Agreement to the Bank shall be ineffective and thereafter the Bank shall have no rights hereunder, except those rights that shall have theretofore vested.

(c)           After all Indebtedness is Fully Paid, any money or investments remaining in the Special Funds shall be delivered to the Lessee.

(d)           If all Indebtedness is Fully Paid prior to the expiration of the term of this Lease Agreement, the Lessee shall be entitled to the use and occupancy of the Project until the expiration of the term of this Lease Agreement without the payment of any further Basic Rental Payments, but otherwise subject to all the terms and conditions hereof, except that the Lessee shall no longer be required to perform and observe the agreements and covenants of this Lease Agreement that are for the sole benefit of the Bank, the Trustee or the Holders of the Bonds.

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ARTICLE 6

The Project

SECTION 6.01  Possession and Use of Project

(a)           So long as no Lease Default exists, the Lessee shall be permitted to possess, use, manage, operate and enjoy the Project without hindrance on the part of the Issuer, subject, however, to all the terms and conditions of this Lease Agreement.

(b)           The Issuer shall be permitted such possession of the Project as shall be necessary and convenient for it to construct and install the Improvements and the Equipment and any additions, improvements, modifications, repairs or renovations to the Project that are required to be made by it pursuant to the terms of this Lease Agreement.

SECTION 6.02  Maintenance and Other Operating Expenses

The Lessee will, at its own expense, (i) cause the Project to be maintained and kept in good condition, repair and working order, (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements to the Project as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) pay all gas, electric, water, sewer and other charges for the operation, use and upkeep of the Project.

SECTION 6.03  Taxes, Assessments, Etc.

The Lessee will pay or cause to be paid as they become due and payable all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon the Project or any part thereof or upon any income therefrom, and also all taxes, assessments and other governmental charges lawfully levied, assessed or imposed upon the lien or interest of the Trustee or of the Bondholders in the Trust Estate, so that the lien of the Indenture shall at all times be wholly preserved at the cost of the Lessee and without expense to the Issuer, the Trustee or the Bondholders; provided, however, that the Lessee shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and the Lessee shall have established and shall maintain adequate reserves on its books for the payment of the same.

SECTION 6.04  Improvements, Alterations, Etc.

The Lessee may, at its own expense, make changes, additions, improvements or alterations to the buildings, structures and other improvements constituting a part of the Project, provided that the Lessee determines, in its judgment, that such changes, additions, improvements or alterations are

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necessary or desirable in connection with the business of the Lessee carried on at the Project.  At the written request of the Lessee, the Issuer will enter into a contract for such changes, additions, improvements, or alterations, subject, however, to the requirements of Section 10.01.

SECTION 6.05  Utility Easements

The Issuer will, upon request of the Lessee, grant such utility and other similar easements over, across or under the Project Site as shall be necessary or convenient for the furnishing of utility and other similar services to the Project or to real property adjacent to the Project Site that is owned or leased by the Lessee; provided, that such easements shall not, in the opinion of the Lessee, materially impair the use of the Project for the purposes for which it is leased by the Lessee.

SECTION 6.06  Transfer or Encumbrance Created by Issuer

Without the prior written consent of the Lessee, and except as otherwise provided in the Indenture, the Issuer (i) will not sell, transfer or convey the Project or any part thereof, except as provided in this Agreement, and (ii) will not create or incur or suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on the Project or any part thereof.  If the Letter of Credit is outstanding and with the written consent of the Bank, the Issuer will transfer and release any portion of the Project (excluding the building financed with the proceeds of the Bonds), as requested by the Lessee, subject however, to Section 9.03 hereof.

SECTION 6.07  Assignment, etc. of Leasehold Interest

The Lessee may assign its rights under this Agreement or mortgage its leasehold interest in the Project, or sublease the Project or any part thereof, subject to the following limitations:

(1)           no such assignment, mortgage or sublease shall permit or result in the use of the Project for any purpose that would not be permitted for facilities financed under the Enabling Law; and

(2)           within 30 days after the delivery of any such assignment, mortgage or sublease, the Lessee shall deliver a copy thereof to the Issuer and to the Trustee; and

(3)           there shall be delivered to the Trustee an Opinion of Counsel to the effect that such assignment, mortgage or sublease will not cause the interest on the Bonds to become Taxable.

SECTION 6.08  Disposition and Substitution of Equipment

(a)           The Lessee shall have the right, from time to time if no Lease Default exists, in the name and on behalf of the Issuer, without any release from or consent by the Issuer, to sell or otherwise dispose of any item of the Equipment which may have become obsolete or unfit for use

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or no longer useful, necessary or profitable in the conduct of the business carried on by the Lessee at the Project, upon substituting for the same other personal property or fixtures not necessarily of the same character but of at least equal value as, and costing not less than the amount realized from, the item of Equipment disposed of, which shall forthwith become, without further action, property of the Issuer and a part of the Equipment subject to this Agreement; and no purchaser of any such Equipment  shall be bound to inquire into any question affecting the right of the Lessee to sell or otherwise dispose of the same as provided in this Section.

(b)           The Issuer will cooperate with the Lessee in good faith in the exercise of the rights and privileges granted by this Section and shall, from time to time, execute a written instrument to confirm any action taken by the Lessee under this Section, upon receipt by the Issuer of (i) a certificate or certificates signed by an Authorized Lessee Representative requesting the same and expressing any required opinions and stating that such action was duly taken in conformity with this Section and (ii) an Opinion of Counsel that such action was duly taken by the Lessee in conformity with such provisions, that execution of such written instrument is appropriate to confirm such action under this Section and that such action will not cause the interest on the Bonds to become Taxable.

(c)           Except as permitted by this Section, neither the Issuer nor the Lessee shall sell or otherwise dispose of the Equipment or any portion thereof.

SECTION 6.09  Lessee’s Personal Property and Fixtures

(a)           The Lessee may, at its own expense, install at the Project any personal property or fixtures which, in the Lessee’s judgment, are necessary or desirable for the conduct of the business carried on by the Lessee at the Project.  Any such personal property or fixtures which are installed at the Lessee’s expense and which do not constitute a part of the Equipment under the terms of this Agreement, shall be and remain the property of the Lessee and may be removed by the Lessee at any time while no Lease Default exists; provided, that any damage to the Project occasioned by such removal shall be by the Lessee at its own expense.

(b)           If any personal property or fixtures described in subsection (a) of this Section are leased by the Lessee or the Lessee shall have granted a security interest in such property in connection with the acquisition thereof by the Lessee, then the lessor of such property or the party holding a security interest therein, as the case may be, may remove such property from the Project Site even though a Lease Default shall then exist or this Lease Agreement shall have been terminated following a Lease Default hereunder; provided, that the foregoing permission to remove shall be subject to the agreement by such lessor or secured party to at its own expense any damage to the Project occasioned by such removal.

SECTION 6.10  Insurance

(a)           Until the Bank Indebtedness is Fully Paid, the Lessee will at all times keep the Project insured.

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(b)           The Lessee will at all times (whether or not all Indebtedness is Fully Paid) maintain insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project Site or in any way related to the condition or operation of the Project, in the minimum amounts of $1,000,000 for death of or bodily injury to any one person, $1,000,000 for all death and bodily injury claims resulting from any one accident, and $1,000,000 for property damage.  Such insurance shall insure the Issuer, as well as the Lessee, against such liability.

(c)           All insurance required by subsection (b) of this Section shall be effected with responsible insurance carriers.  Prior to the expiration of such insurance, the Lessee shall furnish to the Issuer and Trustee evidence that such insurance has been renewed or replaced.

SECTION 6.11  Damage and Destruction

If the Project or any part thereof is damaged or destroyed by fire or other casualty, then with respect to the repair, rebuilding, restoration or replacement of the property damaged or destroyed (herein referred to as the “Restoration Work”), (a) if the Bank Indebtedness has been Fully Paid, loss proceeds from any insurance payable with respect to such casualty shall be paid to the Lessee; or (b) if the Bank Indebtedness has not been Fully Paid, loss proceeds from any insurance payable with respect to such casualty shall be paid to the Bank and shall be paid as said Bank provides.  At the request of the Lessee, the Issuer shall enter into contracts and purchase orders necessary for the Restoration Work, subject to the requirements of Section 10.01.

SECTION 6.12  Condemnation

(a)           If title to, or the use of, the Project or any part thereof shall be taken by the exercise of the power of eminent domain and the Bank Indebtedness has not been Fully Paid, the entire proceeds of any award referable thereto shall be paid to the Bank and shall be applied as provided by the Bank.

(b)           If the Bank Indebtedness has been Fully Paid, the entire proceeds of any award referred to in subsection (a) of this Section shall be paid to the Lessee and applied to the cost of acquiring, constructing and equipping additional facilities (herein referred to as “Additional Facilities”) in accordance with the instructions of the Lessee, which Additional Facilities shall forthwith become, without further action, property of the Issuer and a part of the Project subject to this Lease Agreement.

(c)           The Issuer shall cooperate in good faith with the Lessee in the conduct of any condemnation proceeding with respect to the Project and will, to the extent it may lawfully do so, permit the Lessee to appear in such proceeding in the name and on behalf of the Issuer.  The Issuer will not settle, or consent to the settlement of, any condemnation proceeding without the prior written consent of the Lessee.

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ARTICLE 7

Representations and Covenants

SECTION 7.01  General Representations

The Lessee makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(1)           It is duly organized as a corporation under the laws of the state of its organization and is not in default under any of the provisions contained in its articles of incorporation or bylaws or in the laws of the state of its organization.

(2)           It has the power to consummate the transactions  contemplated by the Financing Documents to which it is a party.

(3)           By proper corporate action it has duly authorized the execution and delivery of the Financing Documents to which it is a party and the consummation of the transactions contemplated therein.

(4)           It has obtained all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the execution and delivery of the Financing Documents to which it is a party.

(5)           The execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, or any agreement, instrument, order or judgment to which it is a party or is subject, or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

(6)           The Financing Documents to which it is a party constitute legal, valid and binding obligations and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

SECTION 7.02  Eligibility of Project for Financing

The Lessee makes the following representations and warranties regarding the eligibility of the Project for financing under the Enabling Law:

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(1)           The financing of the Project through the issuance of the Bonds and the leasing of the Project to the Lessee has and/or will have induced the Lessee to locate the Project in the State of Alabama and will promote industry, develop trade and further the use of the natural and human resources of the State of Alabama.

(2)           The Lessee intends to operate the Project as a facility for the manufacture of  concrete poles.

(3)           The Project is located wholly within the corporate limits of the City.

SECTION 7.03  General Representations and Covenants Regarding Exempt Interest on Bonds

(a)           The Lessee represents and warrants that the Bonds will constitute qualified small issue bonds under Section 144(a) of the Internal Revenue Code and that interest on the Bonds will not be Taxable.

(b)           The Lessee covenants and agrees that it will not take any action, or fail to take any action, if such action or failure to act would cause interest on the Bonds to be Taxable.  Without limiting the generality of the preceding sentence, the Lessee covenants and agrees that, to the extent necessary for interest on the Bonds to remain not Taxable,

(1)           the proceeds of the Bonds shall not be used or applied in a manner that would cause the Bonds to be arbitrage bonds, within the meaning of Section 148 of the Internal Revenue Code,

(2)           the issuance costs financed by the Bonds shall not exceed 2% of the proceeds of the Bonds,

(3)           not less than 95% of the net proceeds of the Bonds (net proceeds being the original proceeds of the Bonds and any investment income therefrom, minus the amount, if any, of such proceeds deposited in a reasonably required reserve or replacement fund) will be used (i) for Qualified Project Costs, i.e., Project Costs that (a) are for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation and (b) were paid or incurred after the Official Intent Date, and (ii) to provide a “manufacturing facility”, within the meaning of Section 144(a)(12) of the Internal Revenue Code,

(4)           the proceeds of the Bonds shall not be used for the acquisition, construction, reconstruction or improvement of any property which would cause the average maturity of the Bonds to exceed 120% of the average reasonably expected economic life of the facilities financed with the proceeds of the Bonds,

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(5)           less than 25% of the proceeds of the Bonds will be used for the acquisition of land,

(6)           the Lessee will not permit the Project to be owned or used by any test-period beneficiary if the face amount of the Bonds allocated to such test-period beneficiary, when increased by the outstanding tax-exempt facility-related bonds allocated to such test-period beneficiary, would exceed $40,000,000, within the meaning of Section 144(a)(10) of the Internal Revenue Code,

(7)           the proceeds of the Bonds will not be used to acquire any used property (property first used by another person and depreciated in whole or in part by such person for federal income tax purposes) unless the Lessee makes rehabilitation expenditures with respect to such used property as required by Section 147(d) of the Internal Revenue Code,

(8)           the limitation on capital expenditures set forth in Section 144(a)(4) of the Internal Revenue Code will not be exceeded during the applicable 6-year period with respect to facilities described in Section 144(a)(4) of the Internal Revenue Code,

(9)           the Lessee will not permit the use of more than 25% of the net proceeds of the Bonds to provide any facility described in Section 144(a)(8)(A) of the Internal Revenue Code and will not permit the use of any portion of the proceeds of the Bonds to provide a facility described in Sections 144(a)(8)(B) or 147(e) of the Internal Revenue Code.

(c)           If the Lessee receives written notice from the Holder of any Bond, or otherwise receives notice in writing indicating, that the Internal Revenue Service has claimed that interest on the Bonds is Taxable, the Lessee shall promptly notify the Trustee in writing of such claim.

(d)           If all Bonds are redeemed after a Determination of Taxability, any default in the performance, or breach, of any covenant or warranty contained in this Section shall be deemed waived, and any Lease Default resulting therefrom shall be deemed cured.

SECTION 7.04  Covenants Regarding Section 148 of the Internal Revenue Code

(a)           The Lessee will make timely rebate payments to the United States Treasury Department as required by Section 148(f) of the Internal Revenue Code.

(b)           Not later than each date that a rebate payment is due, the Lessee shall furnish to the Trustee evidence that such payment has been made, including a copy of all forms or other documents filed with the United States Treasury Department in connection with such payment.

(c)           The Lessee will maintain all records required by Section 148(f) of the Internal Revenue Code and the applicable regulations thereunder and shall furnish to the Trustee such data

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or information as the Trustee shall reasonably request in writing to verify compliance with Section 148(f) of the Internal Revenue Code.

(d)           The Lessee will retain a firm of certified public accountants or Bond Counsel to perform an annual review of the cumulative rebate liability (if any).  A copy of the report prepared by such firm or Bond Counsel shall be filed with the Trustee.

SECTION 7.05  Corporate Existence

(a)           Except as otherwise provided in subsection (b) of this Section, the Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

(b)           The Lessee may not consolidate with or merge into any other corporation or transfer its property substantially as an entirety to any person unless:

(1)           the corporation formed by such consolidation or into which the Lessee is merged or the person which acquires by conveyance or transfer the Lessee’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Issuer and the Trustee an instrument in form acceptable to the Issuer and the Trustee containing an assumption by such Successor of the performance and observance of every covenant and condition of this Lease Agreement to be performed or observed by the Lessee;

(2)           immediately after giving effect to such transaction, no Lease Default, or any event which upon notice or lapse of time or both would constitute such a Lease Default, shall have occurred and be continuing;

(3)           the Lessee shall have delivered to the Trustee a certificate executed by an Authorized Lessee Representative and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or transfer complies with this Section and that all conditions precedent herein provided relating to such transactions shall have been complied with; and

(4)           the Lessee shall have delivered to the Trustee a Favorable Tax Opinion.

(c)           Upon any consolidation or merger or any conveyance or transfer of the Lessee’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Lease Agreement with the same effect as if such Successor had been named as the Lessee herein.

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SECTION 7.06  Further Assurances

(a)           The Lessee will do, execute, acknowledge and deliver such further acts, conveyances, mortgages, financing statements and assurances as the Issuer or the Trustee shall require for accomplishing the purposes of the Financing Documents.

(b)           The Lessee will cause this instrument, any amendments to this Lease Agreement and other instruments of further assurance, including financing statements and continuation statements, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed in such places as may be required by law fully to preserve and protect the rights of the Issuer and the Trustee to all property comprising the Project.

SECTION 7.07  Inspection of Records

The Lessee will at any and all times, upon the written request of the Issuer or the Trustee, permit the Issuer or the Trustee by their representatives to inspect the Project and any books, records, reports and other papers of the Lessee relating to the Project, and to make copies therefrom, and will afford and procure a reasonable opportunity to make any such inspection, and the Lessee will furnish to the Issuer and the Trustee any and all information as the Issuer or the Trustee may reasonably request with respect to the performance by the Lessee of its covenants in this Lease Agreement.

SECTION 7.08  Advances by Issuer or Trustee

If the Lessee shall fail to perform any of its covenants in this Agreement, the Issuer or the Trustee may, at any time and from time to time, after written notice to the Lessee if no Lease Default exists, make advances to effect performance of any such covenant on behalf of the Lessee.  Any money so advanced by the Issuer or the Trustee, together with interest at the Post-Default Rate, shall be repaid upon demand.

SECTION 7.09  Indemnity of Issuer and Trustee

(a)           To the extent permitted by law, the Lessee agrees to indemnify the Issuer and the Trustee for, and hold the Issuer and the Trustee harmless against, any loss, liability or expense (including reasonable attorneys’ fees) incurred without bad faith or willful misconduct on their part, arising out of or in connection with the issuance of the Bonds, the acceptance of their duties and responsibilities under the Financing Documents, or their performance or observance of any agreement or covenant on their part to be observed or performed under the Financing Documents, including without limitation (i) the acquisition, construction or installation of, or other work on, the Project, (ii) any injury to, or the death of, any person or any damage to property at the Project, or in any manner growing out of, or connected with, the use, nonuse, condition or occupation of the Project or any part thereof, (iii) any damage, loss or destruction of the Project, (iv) violation or breach by the Lessee of any contract, agreement or restriction affecting the Project or the use thereof or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership,

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occupancy or use thereof, and (v) the offer and sale of the Bonds or a subsequent sale or distribution of any of the Bonds.  The covenant of indemnity by the Lessee contained in this Section shall survive the termination of this Lease Agreement and the resignation or removal of the Trustee.

(b)           To the extent permitted by law, the Lessee shall defend, indemnify and save harmless the Issuer and the Trustee (including all officers, agents, representatives and members of the board of directors thereof) from and against any and all claims, causes of action, judgments, damages, fines, penalties and other losses, costs and expense, including reasonable attorneys’ fees and costs of investigation and litigation, asserted against or suffered by the Issuer and the Trustee (or any officer, agent, representative or member of the board of directors thereof) that are related to or arise out of or result from the presence of any Hazardous Substances now or hereafter on or under or included in the Project Site, and any clean up or removal of, or other remedial action with respect to, any Hazardous Substances now or hereafter located on or under or included in the Project Site, or any part thereof, that may be required by any Environmental Law or Governmental Authority.  The provisions of this Section 7.09(b) shall survive the payment of the Bonds in full, the termination of this Lease Agreement and the termination, satisfaction, release (in whole or in part) and the foreclosure of the Indenture with respect to claims and losses asserted against or suffered by the Issuer (or any officer, agent, representative or member of the board of directors thereof)  and the resignation or removal of the Trustee.

For purposes of this Section 7.09(b), the following terms shall have the following meanings:

Environmental Law shall mean and include all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority applicable to the Lessee, the Issuer or the Project Site (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.) relating to pollution or protection of human health or the environment, including any relating to Hazardous Substances.

Governmental Authority shall mean any federal, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

Hazardous Substances shall mean and include all pollutants, contaminants, toxic or hazardous wastes and other substances (including asbestos, urea formaldehyde, foam insulation and materials containing either petroleum or any of the substances referenced in Section 101(14) of CERCLA), the removal of which is required or the manufacture, use, maintenance and handling of which is regulated, restricted, prohibited or penalized by an Environmental Law, or, even though not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto.

21

ARTICLE 8

Events of Default; Remedies

SECTION 8.01  Events of Default

Any one or more of the following shall constitute an event of default (a “Lease Default”) under this Lease Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any Basic Rental Payment when such Basic Rental Payment becomes due and payable; or

(2)           default in the payment of any Additional Rental Payment with respect to the purchase price of Tendered Bonds when such Additional Rental Payment becomes due and payable; or

(3)           default in the performance, or breach, of any covenant or warranty of the Lessee in this Lease Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Lessee and the Bank by the Issuer or by the Trustee a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder; or

(4)           the occurrence of an event of default, as therein defined, under the Indenture, and the expiration of the applicable grace period, if any, specified therein.

SECTION 8.02  Remedies on Default

If a Lease Default occurs and is continuing, the Issuer (or the Trustee or Bank, as provided in Section 5.01) may exercise any of the following remedies:

(1)           declare all installments of Basic Rental Payments for the remainder of the term of this Lease Agreement to be immediately due and payable in an amount not to exceed the principal amount of all Outstanding Bonds, plus the redemption premium (if any) payable with respect thereto, plus the interest accrued thereon to the date of such declaration;

(2)           reenter the Project, without terminating this Lease Agreement, and, upon 10 days’ prior written notice to the Lessee, relet the Project or any part thereof for the account of the Lessee, for such term (including a term extending beyond the term of this Lease Agreement) and at such rentals and upon such other terms and conditions, including the right

22

to make alterations to the Project or any part thereof, as the Issuer may deem advisable, and such reentry and reletting of the Project shall not be construed as an election to terminate this Lease Agreement nor relieve the Lessee of its obligations to make payments required by this Lease Agreement and to perform and observe any of its other agreements and covenants under this Lease Agreement, all of which shall survive such reentry and reletting, and the Lessee shall continue to make all payments required by this Lease Agreement until the end of the term of this Lease Agreement, less the net proceeds, if any, of any reletting of the Project after deducting all of the Issuer’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokers’ commissions, attorneys’ fees, alteration costs and expenses of preparation for reletting;

(3)           terminate this Lease Agreement, exclude the Lessee from possession of the Project and, if the Issuer elects so to do, lease the same for the account of the Issuer, holding the Lessee liable for all payments due under this Agreement up to the date of such termination; and

(4)           take whatever legal proceedings may appear necessary or desirable to collect the payments under this Lease Agreement then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Lessee under this Lease Agreement or by law.

SECTION 8.03  No Remedy Exclusive

No remedy herein conferred upon or reserved to the Issuer, the Bank or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

SECTION 8.04  Agreement to Pay Attorneys’ Fees and Expenses

If the Lessee should default under any of the provisions of this Lease Agreement and the Issuer, the Bank or the Trustee should employ attorneys or incur other expenses for the collection of payments due under this Lease Agreement or the enforcement of performance or observance of any agreement or covenant on the part of the Lessee herein contained, the Lessee will on demand therefor pay to the Issuer, the Bank or the Trustee (as the case may be) the reasonable fee of such attorneys and such other expenses so incurred.

23

SECTION 8.05  No Additional Waiver Implied by One Waiver

In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

SECTION 8.06  Remedies Subject to Applicable Law

All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Lease Agreement invalid or unenforceable.

ARTICLE 9

Options

SECTION 9.01  Option to Terminate

If no Lease Default exists, the Lessee shall have the option to cancel or terminate this Lease Agreement at any time after the Indebtedness has been fully paid, by giving the Issuer notice in writing of such termination.  Such termination shall become effective 10 days after such notice is given.

SECTION 9.02  Option to Renew

The Company shall not have the right or option to renew the term of this Lease Agreement for an additional term without the consent of the Issuer.

SECTION 9.03  Option to Purchase Project

If no Lease Default exists, the Lessee shall have the option to purchase the Project for a purchase price of $10.00 after the Indebtedness has been fully paid.  Such option may be exercised by the Lessee prior to the termination of this Lease Agreement upon written notice to the Issuer.  Such option shall be deemed automatically exercised on the date of termination of this Lease Agreement unless the Lessee notifies the Issuer in writing that it does not intend to exercise such option.  The closing for such purchase shall take place on (i) a Business Day designated by the Lessee that is not less than 7 days from the date of such notice, or the date of termination of this Lease Agreement, as the case may be, or (ii) such other date as shall be mutually acceptable to the Issuer and the Lessee.

24

SECTION 9.04  Conveyance on Exercise of Option to Purchase

Upon the exercise of any option to purchase granted herein, the Issuer will upon receipt of the purchase price deliver to the Lessee documents conveying to the Lessee the property with respect to which such option was exercised, as such property then exists, subject to the following: (i) all rights, if any, required to be reserved by the Issuer under the terms and provisions of the option being exercised by the Lessee; (ii) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Issuer; (iii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented; and (iv) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements or covenants on its part contained in this Lease Agreement.

ARTICLE 10

Miscellaneous

SECTION 10.01  Issuer’s Liabilities Limited

(a)           The covenants and agreements contained in this Lease Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer shall arise therefrom.  Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein.

(b)           No recourse under or upon any covenant or agreement of this Lease Agreement shall be had against any past, present or future incorporator, officer or member of the governing body of the Issuer, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Lease Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Issuer or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Lease Agreement.

(c)           The liability of the Issuer for the payment of any money due under any contract or purchase order entered into by it, or for any other costs incurred in connection with the acquisition, construction, installation or improvement of, or other work on, the Project shall be limited solely to (i) the available proceeds of the Issuer’s revenue bonds, if and when issued for the Project, (ii) any money made available to the Issuer for such purpose by the Lessee, and (iii) any revenues or other receipts derived by the Issuer from the Project, subject to prior encumbrances.

25

SECTION 10.02  Corporate Existence of Issuer

The Issuer shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety, except as provided in Section 10.07 of the Indenture.

SECTION 10.03  Notices

(a)           Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Lease Agreement to be made upon, given or furnished to, or filed with, the Issuer, the Lessee, the Trustee or the Bank must (except as otherwise expressly provided in this Lease Agreement) be in writing and be delivered by one of the following methods: (i) by personal delivery at the hand delivery address specified pursuant to Section 16.01 of the Indenture, (ii) by first-class, registered or certified mall, postage prepaid, addressed as specified pursuant to Section 16.01 of the Indenture, or (iii) if facsimile transmission facilities for such party are identified in Section 16.01 of the Indenture or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified in Section 16.01 of the Indenture or in such notice.  Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

(b)           Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, partner or other legal representative of the party) at the address or number specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

SECTION 10.04  Successors and Assigns

All covenants and agreements in this Lease Agreement by the Issuer or the Lessee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 10.05  Benefits of Lease Agreement

Nothing in this Lease Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Trustee, the Holders of the Bonds and the Bank, any benefit or any legal or equitable right, remedy or claim under this Lease Agreement.

26

IN WITNESS WHEREOF, the Issuer and the Lessee have caused this instrument to be duly executed and their respective corporate seals to be hereunto affixed and attested.

CALHOUN COUNTY ECONOMIC
DEVELOPMENT COUNCIL

By
Vice-Chairman of its Board of Directors
[SEAL]

Attest:
Its Secretary

AMERON INTERNATIONAL CORPORATION

By
Title:
[SEAL]

By
Title:

This instrument was prepared by:

Susannah L. Baker, Esq.

Balch & Bingham LLP

1901 Sixth Avenue North

Birmingham, AL  35203

27

STATE OF ALABAMA

CALHOUN COUNTY

I, ___________________, a Notary Public in and for said County in said State, hereby certify that ________________________, whose name as Vice-Chairman of the Board of Directors of CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL, a public corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said ____________.

Given under my hand this the ______ day of ___________________.

Notary Public
[NOTARIAL SEAL]
My Commission Expires:

28

STATE OF CALIFORNIA

_________ COUNTY

I, ___________________, a Notary Public in and for said County in said State, hereby certify that _____________________, whose name as ___________________ of AMERON INTERNATIONAL CORPORATION, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said ____________.

Given under my hand this the _____ day of __________________.

Notary Public
[NOTARIAL SEAL]
My Commission Expires:

STATE OF CALIFORNIA

_________ COUNTY

I, ___________________, a Notary Public in and for said County in said State, hereby certify that _____________________, whose name as ___________________ of AMERON INTERNATIONAL CORPORATION, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said ____________.

Given under my hand this the _____ day of __________________.

Notary Public
[NOTARIAL SEAL]
My Commission Expires:

29

EXHIBIT A

Description of Project Site

The following described real estate situated in Calhoun County, Alabama:

The Project Site consists of Parcel One, containing 20.38 +/- acres as shown on the attached survey of B. G. Bailey dated June 14, 1999.

A-1

EXHIBIT B

Description of Equipment

The Equipment consists generally of all equipment, machinery, furnishings and other items of personal property installed by the Lessee as a part of the Project.  As of the date hereof, specific items of Equipment identified for the Project include the following:

Security Fencing

Test Pad

Cage Machine - HA

Cage Machine Foundation

Cage Assembly - HE

Prestress Wire Straight, Cut Head

ADDNL PO

Mold Clean and Prep Station - HK

Mold Assembly and Prestress

Stressing Equipment - Heads

Stressing Equipment - Cylinders

New Powered Transfer Car to Finishing

Blast Chamber - HX

Blast Chamber Equipment - HY

Blast Chamber Air Compressor - IA

Mold Fill Station

Aggregate Binds - Foundations

Slurry Pits - IH

Transfer Car to Demold

Spinning Line 5 ton Crane - IP

Demold Area - Rollways

Mold/Demold Crane, 5 ton

Shot Blast Machine and Dust Collector - IY

Shot Blast Machine - Monorail

Shot Blast - Cart

Polish Station - Transfer Car

Polish Station - Dust Collector

Polish Station - Monorail

Coating Equipment - Sprayers

Spray Booth

Batch Plant - JP

ADDNL PO

Batch Plant Elevator

Mold Fill Station - JY

Mold Fill Station Frame - JZ

Mold Fill Transfer Cart

Spinning Machine - KD

Cure Oven - KI

Air Compressor - KO

B-1

Mobile Equipment - Front Loader

Mobile Equipment - Lift Truck

Mobile Equipment - Lift Truck

Cranes - LR

Clamps for Mold Handling - LT

Office Furniture

Final Finishing Cart

New Molds

Lab Equipment

Warehouse Racks

Maintenance Equipment

Personnel Lockers

Trash Hoppers

Computer and Telephone Equipment

Kitchen Equipment

Plant Pick-up

Computer

B-2

EXHIBIT C

Description of Improvements

A portion of the bond proceeds will be used to finance the construction of a 120,000 square foot manufacturing facility to be located at 1860 Electronics Drive, Anniston, Alabama.  The facility costs include utilities, crane beams and a “Butler Building” construction.  Site improvements include principally site clearing, grading and paving.

C-1

EXHIBIT D

Requisition

To:        Bank One Trust Company, National Association,

              as trustee under the Indenture referred to below

                                                                                                                                                                                      No.____________________

Re:                               $8,500,000 Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001, issued by Calhoun County Economic Development Council pursuant to a Trust Indenture dated as of April 1, 2001 (the “Indenture”)

Capitalized terms not otherwise defined herein shall have the meanings assigned in the Indenture.

Request for Payment by Ameron International Corporation (the “Company”)

The Company hereby requests payment from the Construction Fund of

$__________________

to

Name of payee:

Address of payee:

Tax Identification Number of payee:

Such payment will be made for the following purpose(s):

(Describe purpose in reasonable detail.)

The Company hereby certifies that:  (i) such payment is for Project Costs within the meaning of the Indenture, (ii) no Lease Default exists under the Lease Agreement and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute such a Lease Default, and (iii) such payment will not cause or result in the violation of any covenant contained in Section 7.03 of the Lease Agreement.

Dated:
AMERON INTERNATIONAL CORPORATION

By
Authorized Lessee Representative

D-1

EXHIBIT E

Permitted Encumbrances

(1)           None.

E-1

NEW ISSUE:   BOOK-ENTRY ONLY                                                                                                                                    CUSIP No. 129618 AE 4

NOT RATED

In the opinion of Bond Counsel, subject to the qualifications described herein under “TAX EXEMPTION”, under existing law, (i) interest on the Bonds will not be includible in gross income of the holders thereof for purposes of federal income taxation and (ii) interest on the Bonds will be an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporation.  Bond Counsel is also of the opinion that, under existing law, interest on the Bonds is exempt from State of Alabama income taxation.  See “TAX EXEMPTION” for further information and certain other federal tax consequences arising with respect to the Bonds.

$8,500,000

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

INDUSTRIAL DEVELOPMENT REVENUE BONDS (AMERON INTERNATIONAL CORPORATION PROJECT)

SERIES 2001

•	Price	•	$8,500,000

•	Dated	•	Date of Issuance

•	Maturity	•	April 1, 2021

•	Limited Obligation	•

The Bonds are limited obligations of the Issuer payable solely from payments to be made by Ameron International Corporation (the “Lessee”) and from funds pledged under the Indenture.  The Issuer has no taxing power and Bondholders lack any right to have the Issuer or the State of Alabama levy taxes or appropriate funds to pay the Bonds.

•	Book-Entry Form	•	The Bonds will be deposited into the book-entry system of The Depository Trust Company.
•	Denominations	•	Bonds will be issued in authorized denominations of $100,000 or any integral multiple of $5,000 in excess thereof.
•	Interest Rates and Record Dates	•

The Bonds will initially bear interest at the Variable Rate determined weekly, computed on the basis of the actual number of days elapsed over a year of 365/366 day year, as the case may be.  So long as the Bonds bear interest at the Variable Rate, interest will be payable on the first Business Day of each month, beginning June, 2001, to the owners of record as of the next preceding Business Day. The interest rate on the Bonds may be converted to a Fixed Rate as described herein.

•	Tenders	•	During the Variable Rate Period Bonds may be optionally tendered to the Remarketing Agent, for purchase at par under certain circumstances as described herein.
		•	Bonds are subject to mandatory tender for purchase at par under certain circumstances as described herein.

•	Redemption	•	Bonds are subject to optional and mandatory redemption prior to maturity under certain circumstances as described herein.
•	Project	•

The Issuer will lend the proceeds from the sale of the Bonds to the Obligor to finance the costs of acquiring land, constructing a manufacturing facility, acquiring and installing machinery and equipment and to pay a portion of the costs of issuance of the Bonds.

•	Letter of Credit	•

Bank One, NA (the “Bank”) will issue a direct-pay Letter of Credit under which the Trustee will be entitled to draw up to an amount sufficient to pay the principal of, and up to 45 days’ accrued interest on, the Bonds at a maximum rate of 10%.  The Letter of Credit expires on May 31, 2002, but may be extended under certain circumstances.  The Letter of Credit may be replaced by an Alternate Letter of Credit under certain circumstances described herein.

•	Trustee	•	Bank One Trust Company, National Association

•	Reliance on Letter of Credit	•

Except for a very limited description of the Lessee contained herein, no information with respect to the Lessee (financial or otherwise) is included herein, and the Lessee makes no representation herein concerning its present or future financial condition.  Potential investors should base their investment decisions with respect to the Bonds solely upon the credit of the Bank issuing the Letter of Credit, initially Bank One, NA

	Use of this Official Statement		This Official Statement should not be relied upon in determining whether to purchase Bonds that are not in the Variable Rate Period and secured by a Letter of Credit.

•	Underwriter	•

The Bonds are offered by Banc One Capital Markets, Inc. (the “Underwriter”) when issued by the Issuer and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer, and delivery of an approving opinion by Balch & Bingham LLP, Birmingham, Alabama, Bond Counsel.The Bonds will be available for delivery through the facilities of The Depository Trust Company on or about April 26, 2001.

This cover page contains certain information for quick reference only.  It is not a summary of this issue.  Investors must read the entire Official Statement to obtain information essential to the making of an informed investment decision.

BANC ONE CAPITAL MARKETS, INC.

This Official Statement is dated April 18, 2001, and the information contained herein speaks only as of such date.

REGARDING USE OF THIS OFFICIAL STATEMENT

No dealer, broker, salesperson, or other person has been authorized by the Calhoun County Economic Development Council (the “Issuer”), Ameron International Corporation (the “Lessee”), Banc One Capital Markets, Inc. (the “Underwriter”), or Bank One, NA  (the “Bank”) to give information or to make any representations with respect to the Bonds, other than those contained in this Official Statement, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Issuer, the Lessee, the Underwriter, the Bank, or any other entity.  This Official Statement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the Bonds by any persons in any jurisdiction in which it is unlawful to make such offer, solicitation or sale prior to registration or qualification under the securities laws of any such jurisdiction.  This Official Statement is not to be construed as a contract with the purchasers of the Bonds.

The information set forth in this Official Statement has been obtained from the Issuer, the Lessee, the Bank and other sources that are believed to be reliable, but is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Underwriter.  Statements contained in this Official Statement which involve estimates, forecasts or matters of opinion, whether or not expressly so described herein, are intended solely as such and are not to be construed as representations of fact.  The information and expressions of opinion contained herein are subject to change without notice and neither the delivery of this Official Statement nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Issuer or the Lessee or that the information contained herein is correct at any time subsequent to the date hereof.  Except for a very limited Description of the Lessee contained in this Official Statement, no information with respect to the Lessee (financial or otherwise) is included in this Official Statement, and the Lessee makes no representation herein concerning its present or future financial condition.  Potential Investors should base their investment decisions with respect to the  Bonds SOLELY upon the credit of the provider of the Letter of Credit securing the Bonds, initially, Bank One, NA  This Official Statement should not be relied upon in determining whether to purchase Bonds that are not in the Variable Rate Period and secured by a Letter of Credit.

In connection with the offering of the Bonds, the Underwriter may overallot or effect transactions which stabilize or maintain the market prices of the Bonds at a level above those which might otherwise prevail in the open market.  Such stabilizing, if commenced, may be discontinued at any time.

The Bonds have not been registered under the Securities Act of 1933, as amended, nor has the Indenture been qualified under the Trust Indenture Act of 1939, as amended, in reliance upon exemptions contained in such acts.  The registration or qualification of the Bonds in accordance with applicable provisions of securities laws of the states in which the Bonds have been registered or qualified and the exemption from registration or qualification in other states cannot be regarded as a recommendation thereof.   Neither these states nor any of their agencies have passed upon the merits of the Bonds or the accuracy or completeness of this Official Statement.  Any representation to the contrary may be a criminal offense.

The Underwriter is not a bank but is a broker-dealer and an indirect subsidiary of Bank One Corporation (“Bank One”).  Bank One is a multi-bank holding company.  Any obligations of the Underwriter are its sole obligations and do not create any obligations on the part of any affiliate of the Underwriter, including any affiliated banks.  Securities sold, offered or recommended by the Underwriter are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by any affiliated bank of the Underwriter and are not otherwise an obligation or responsibility of any such affiliated bank.

No dealer, salesman or any other person has been authorized to give any information or to make any representation, other than the information and representations contained herein, in connection with the offering of the Bonds, and, if given or made, such information or representations must not be relied upon.  This Official Statement does not constitute an offer to sell or solicitation of an offer to buy any of the Bonds in any in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information, estimates and expressions of opinion herein are subject to change without notice, and neither the delivery of the Official Statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer, the Lessee or the Bank since the date hereof.

Upon issuance, the Bonds will not be registered by the Issuer under the Securities Act of 1933, as amended, and will not be listed on any stock or other securities exchange.  Neither the Securities and Exchange Commission nor any other federal, state, municipal or other governmental entity or agency will have passed upon the adequacy of this Official Statement or, other than the Issuer, will have approved the Bonds for sale.

TABLE OF CONTENTS

INTRODUCTION

DEFINITIONS

THE ISSUER

THE LESSEE

THE BANK
BANK ONE CORPORATION

THE PROJECT

PLAN OF FINANCING

RISK FACTORS
Limited Source of Payment

Redemption and Mandatory Tender
Tax Matters

PROPOSED SOURCES AND USES OF FUNDS

THE BONDS
General Description of Bonds
Book-Entry System
Source of Payment of Bonds
Variable Rate
Term Rate
Optional Tenders
Mandatory Tenders
Redemption Prior to Maturity
Partial Redemption
Effect of Redemption
Notice of Redemption
Registration and Exchange

THE LETTER OF CREDIT AND THE FINANCING DOCUMENTS
The Letter of Credit
The Credit Agreement
The Indenture
The Lease Agreement

TAX EXEMPTION

CONTINUING DISCLOSURE

UNDERWRITING

LEGAL MATTERS

LITIGATION

ADDITIONAL INFORMATION

APPENDIX A
Proposed Opinion of Bond Counsel

OFFICIAL STATEMENT

Regarding

$8,500,000

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(AMERON PROJECT)

SERIES 2001

INTRODUCTION

This Official Statement is being furnished in connection with the issuance of the bonds referred to above (the “Bonds”) by Calhoun County Economic Development Council (the “Issuer”).  The Issuer is a public corporation under the laws of the State of Alabama.  The Bonds will be issued pursuant to Act No. 82-222 enacted at the 1982 Regular Session of the Alabama Legislature, ratified by Amendment No. 563 of the Alabama Constitution, and as amended from time to time (the “Enabling Law”).  The Bonds will be issued under a Trust Indenture dated as of April 1, 2001 (the “Indenture”) between the Issuer and Bank One Trust Company, a national banking association with its principal place of business in Chicago, Illinois (the “Trustee”).

The Bonds will be issued for the purpose of acquiring, constructing, rehabilitating, installing and equipping certain facilities (the “Project”) for the manufacture of concrete poles, in Anniston, Alabama.

The Project will be leased by the Issuer to the Lessee pursuant to a Lease Agreement dated as of April 1, 2001 (the “Lease Agreement”) providing, among other things, for rental payments at times and in amounts sufficient to pay when due debt service on and the purchase price of the Bonds.

The Lessee will cause Bank One, NA, a national banking association with its main office in Chicago, Illinois (the “Bank”), to issue its irrevocable, direct-pay letter of credit (the “Letter of Credit”) in favor of the Trustee to enable the Trustee to pay debt service on the Bonds and the purchase price of Bonds tendered for purchase in accordance with the terms of the Indenture.  The Letter of Credit will be in substantially the form described below under “THE LETTER OF CREDIT AND THE FINANCING DOCUMENTS - The Letter of Credit”.

The Letter of Credit will be issued pursuant to a Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 (the “Credit Agreement”) between the Lessee and the Bank.  The Credit Agreement will provide, among other things, for reimbursement to the Bank by the Lessee of all amounts drawn under the Letter of Credit.

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF (i) PAYMENTS BY THE LESSEE PURSUANT TO THE LEASE AGREEMENT, (ii) ANY OTHER REVENUES, RENTALS OR RECEIPTS DERIVED BY THE ISSUER FROM THE LEASING OR SALE OF THE PROJECT, AND (iii) MONEY RECEIVED BY THE TRUSTEE FROM A DRAW ON THE LETTER OF CREDIT.

PURCHASERS OF THE BONDS SHOULD MAKE THEIR DECISION TO INVEST IN THE BONDS SOLELY UPON THEIR ASSESSMENT OF THE CREDITWORTHINESS OF THE BANK.  NO ATTEMPT IS MADE IN THIS OFFICIAL STATEMENT TO DESCRIBE THE LESSEE OR ITS OPERATIONS WITH RESPECT TO THE PROJECT IN A MANNER THAT WOULD ENABLE PURCHASERS OF THE BONDS TO ASSESS THE CREDITWORTHINESS OF THE LESSEE.  ACCORDINGLY, IN DECIDING WHETHER TO PURCHASE THE BONDS, POTENTIAL INVESTORS SHOULD NOT RELY UPON THE ABILITY OF THE LESSEE TO MAKE THE REQUIRED PAYMENTS UNDER THE LEASE AGREEMENT.

Summary descriptions of the Issuer, the Lessee, the Bank, the Project, the Bonds, the Indenture, the Lease Agreement and the Letter of Credit  are included in this Official Statement.  The descriptions herein do not purport to be complete and are qualified in their entirety by reference to each specific document being described, forms of which may be obtained, during the initial offering period, at the principal office of the Underwriter, Banc One Capital Markets, Inc., Chicago, Illinois.  All such descriptions are further qualified in their entirety by reference to bankruptcy, insolvency and other similar laws and principles of equity relating to or affecting generally the enforcement of creditors’ rights. Capitalized terms which are not otherwise defined herein shall be given the same meaning as set forth in the respective documents.

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DEFINITIONS

Certain capitalized terms used frequently in this Official Statement are defined in this section of the Official Statement.

Act of Bankruptcy means the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceeding) by or against the Lessee or the Issuer under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect.

Affiliate of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authorized Denominations means (i) for Bonds bearing interest at the Variable Rate or for Bonds bearing interest at a Term Rate for a Term Rate Period of 9 months or less, $100,000 or any larger amount that is a multiple of $5,000, and (ii) for Bonds bearing interest at a Term Rate for a Term Rate Period of more than 9 months, $5,000 or any multiple thereof.

Bank means Bank One, NA, a national banking association with its main office in Chicago, Illinois, in its capacity as issuer of the Letter of Credit.

Bond Fund means the fund by that name established under the Indenture.

Bond Purchase Fund means the fund by that name established under the Indenture.

Bonds means the Issuer’s $8,500,000 Industrial Development Revenue Bonds (Ameron International Corporation Project), Series 2001 issued pursuant to the Indenture.

Business Day shall mean any day other than (i) a day on which banking institutions in the city in which the principal corporate trust office of the Trustee or the Tender Agent is located are required or authorized to remain closed, (ii) a day on which banking institutions in the city in which the office of the Bank at which drawings under the Letter of Credit are to be made is located are authorized or required by law to remain closed, (iii) a day on which the principal office of the Remarketing Agent is required or authorized by law to remain closed, or (iv) a day on which the New York Stock Exchange is closed.

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Cap Rate means (i) for any period during which the Bonds are secured by a letter of credit, the maximum rate per annum, specified therein, upon which there has been calculated the amount available to be drawn on such letter of credit to pay interest on the Bonds, or (ii) for any period during which the Bonds are not secured by a letter of credit, the rate of 10% per annum.

Construction Fund means the fund by that name established under the Indenture.

Conversion Date means the first day of any Term Rate Period.

Credit Agreement means the Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 between the Bank and the Lessee.

Determination of Taxability means, and shall occur when, (i) the Trustee receives written notice from the Lessee, supported by an opinion of counsel, that interest on the Bonds is Taxable, or (ii) the Internal Revenue Service shall claim in writing that interest on the Bonds is Taxable; provided, that such a claim shall not be deemed a Determination of Taxability unless the Lessee is afforded reasonable opportunity (at its sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Lessee with respect to such claim.

Eligible Remarketing Proceeds means proceeds from the remarketing of Tendered Bonds to any person other than (i) the Lessee, (ii) the Issuer, (iii) the Guarantor, (iv) any guarantor of payments due under the Lease Agreement or (v) any Affiliate of the Lessee, the Issuer or any guarantor of payments under the Lease Agreement.  The Trustee may assume that all proceeds from the remarketing of Bonds are Eligible Remarketing Proceeds unless any notice received by the Trustee from the Remarketing Agent indicates otherwise or the Trustee has actual notice to the contrary.

Enabling Law means Act No. 82-222 enacted at the 1982 Regular Session of the Alabama Legislature, ratified by Amendment No. 563 of the Alabama Constitution, and as amended from time to time.

Favorable Tax Opinion means an opinion of counsel with experience in the matters to be covered in the opinion stating in effect that the proposed action, together with any other changes with respect to the Bonds made or to be made in connection with such action, will not cause interest on the Bonds to become Taxable.

Federal Securities means noncallable, nonprepayable, direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America, excluding unit investment trusts and mutual funds.

Financing Documents means the Indenture, the Remarketing Agreement, the Lease Agreement and the Credit Agreement.

Indenture means the Trust Indenture dated as of April 1, 2001 between the Issuer and the Trustee.

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Interest Payment Date, when used with respect to any installment of interest on a Bond, means the date specified in such Bond as the fixed date on which such installment of interest is due and payable.

Interest Portion, when used with respect to the Letter of Credit, means the amount that may be drawn with respect to payment of accrued but unpaid interest on the Bonds, or payment of the interest portion of the purchase price of Tendered Bonds.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuer means Calhoun County Economic Development Council, an Alabama public corporation.

Lease Agreement means the Lease Agreement dated as of April 1, 2001 between the Issuer and the Lessee.

Lessee means Ameron International Corporation, a Delaware corporation until a successor shall have become such pursuant to the applicable provisions of the Lease Agreement, and thereafter “Lessee” shall mean such successor.

Letter of Credit means the initial letter of credit issued by the Bank and delivered to the Trustee on the date of delivery of the Bonds, and, unless the context or use indicates another or different meaning or intent, any substitute letter of credit accepted by the Trustee pursuant to the terms of the Indenture.

Mandatory Tender means a required tender of a Bond for purchase pursuant to the Indenture (as described below under “THE BONDS - Mandatory Tenders”).

Mandatory Tender Date means a date on which a Bond is to be purchased pursuant to a Mandatory Tender.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Lessee or the Lessee and any subsidiaries taken as a whole; (b) a material impairment of the ability of the Lessee to perform under the Credit Agreement or under any other Letter of Credit document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Lessee under the Credit Agreement or any Letter of Credit document.

Maturity when used with respect to any Bond, means the date specified in the Indenture and in such Bond as the fixed date on which principal of such Bond is due and payable.

Moody’s means shall mean Moody’s Investors Service, Inc.

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Obligor Bonds means Bonds registered in the name of (i) the Issuer, (ii) the Lessee, (iii) the Bank, (iv) any other obligor with respect to debt service on or the purchase price of Bonds, (v) any Affiliate of persons described in clauses (i) through (iv), or (vi) any nominee or other person who holds such Bonds for the benefit of any person described in clauses (i) through (v).  The Indenture provides that the Trustee may assume that no Bondholder is described in clauses (v) and (vi) of this definition unless the Trustee has actual knowledge to the contrary.  Pledged Bonds will be considered Obligor Bonds.

Optional Tender means tender of a Bond for purchase at the option of the holder thereof (as described below under “THE BONDS - Optional Tenders”).

Optional Tender Date means a date on which a Bond is to be purchased pursuant to an Optional Tender.

Pledged Bonds means Bonds purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture with money drawn under the Letter of Credit and held by the Tender Agent or Trustee for the benefit of, or registered in the name of, the Bank, as pledgee.

Principal Portion when used with respect to the Letter of Credit, means the amount that may be drawn under the Letter of Credit with respect to payment of the unpaid principal amount of the Bonds or payment of the principal portion of the purchase price of Tendered Bonds.

Project means the manufacturing facilities leased by the Issuer to the Lessee pursuant to the Lease Agreement.

Project Revenues means payments by the Lessee pursuant to the Lease Agreement and any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project, except for certain payments for the exclusive benefit of the Issuer.

Qualified Investments means:

(1)   Federal Securities;

(2)   a certificate of deposit, deposit notes, or banker’s acceptances issued by, or other interest-bearing deposit with,any bank organized under the laws of the United States of America or any state thereof (including without limitation the Trustee), provided that (i) long-term deposits with such bank are rated by Moody’s or S & P in one of the three highest rating categories, or (ii) such deposit is collaterally secured by such bank by pledging Federal Securities having a market value (exclusive of accrued interest) not less than the face amount of such deposit (less the amount of such deposit insured by the Federal Deposit Insurance Corporation), or (iii) the short-term deposits of such bank are rated at least P-2 by Moody’s or A-2 by S & P;

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(3)   a repurchase agreement with respect to Federal Securities, provided that the Federal Securities subject to such repurchase agreement are held by or under the control of the Trustee free and clear of third-party liens;

(4)   obligations of agencies or instrumentalities of the United States of America that do not constitute Federal Securities;

(5)   commercial paper rated at least P-2 by Moody’s or A-2 by S & P; and

(6)   an interest in any trust or fund that invests solely in any of the above investments.

Rating Agency means any nationally recognized securities rating agency.

Remarketing Agent means Banc One Capital Markets, Inc., a corporation with its principal place of business in  Chicago, Illinois, and any successor remarketing agent, in its capacity as remarketing agent with respect to the Bonds.

Revolving Credit Agreement  means the First Amended and Restated Revolving Credit Agreement dated as of April 3, 1998, among the Lessee, the subsidiary borrowers party thereto, Bank of America, N.A., as agent; and the other financial institutions party thereto, as in effect on the date hereto.

S & P means Standard & Poor’s.

Special Funds means the Bond Fund, the Bond Purchase Fund and the Construction Fund established under the Indenture.

Stated Amount means the maximum amount available to be drawn under the Letter of Credit, as such amount may be reduced and reinstated from time to time pursuant to the provisions of the Letter of Credit.

Stated Expiration Date means the date on which the Letter of Credit will, by its terms, expire unless the Letter of Credit is terminated on an earlier date in accordance with its terms.

Substitute Letter of Credit means a letter of credit delivered to the Trustee in substitution for the letter of credit then held by the Trustee.

Taxable means that, for purposes of federal income taxation, interest on the Bonds is includible in the gross income of any holder thereof for any reason other than the fact that such holder is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) (or successor provision) of the Internal Revenue Code.  Interest on the Bonds will not be deemed “Taxable” because interest is includible in any calculation of income for purposes of an alternative minimum tax, a foreign branch profits tax or any other type of taxation other than the regular tax imposed on gross income.

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Tender Agent means the person (if any) appointed as such pursuant to the Indenture.  Until a Tender Agent is appointed, the Trustee shall perform all duties of the Tender Agent.

Tender Date means an Optional Tender Date or a Mandatory Tender Date, as the case may be.

Tendered Bonds means Bonds tendered for purchase pursuant to the Optional or Mandatory Tender provisions of the Indenture.

Term Rate, when used with respect to any Bond, shall mean the fixed interest rate borne by such Bond during a Term Rate Period.

Term Rate Interest Payment Date, when used with respect to any Bond, shall mean a date on which interest calculated according to a Term Rate is payable on such Bond.

Term Rate Period, when used with respect to any Bond, shall mean a period specified by the Lessee during which such Bond shall bear interest at a Term Rate.

Trustee means Bank One Trust Company, National Association, a national banking association with its principal place of business in Chicago, Illinois, in its capacity as trustee under the Indenture.

Unsurrendered Bond means a Bond (or portions thereof) which is deemed purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture, but which has not been presented to the Trustee by the holder thereof.

Variable Rate, when used with respect to any Bond, shall mean the variable interest rate borne by such Bond during a Variable Rate Period.

Variable Rate Interest Payment Date, when used with respect to any Bond, shall mean a date on which interest calculated at the Variable Rate is payable on such Bond.

Variable Rate Period, when used with respect to any Bond, shall mean a period during which such Bond shall bear interest at the Variable Rate.

THE ISSUER

The Issuer is a public corporation and instrumentality of the State of Alabama established under the Enabling Law.  The Issuer is authorized by the Enabling Law to issue its bonds for the purposes of providing funds to pay the costs of the Project and to lease the Project to the Lessee. The Issuer has no taxing power.

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THE LESSE

The Lessee is a Delaware corporation, with its principal place of business in Pasadena, California.  The Lessee is a manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets.  The Lessee’s products include water transmission lines, high-performance coatings and finishes for the protection of metals and structures, fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects.  The Project, operated by the Lessee, will manufacture concrete lighting poles.  The mailing address of the Lessee is Ameron International Corporation, Ameron Center, 245 South Los Robles Avenue, Pasadena, California 91101-2820.

THE BANK

The information contained under “THE BANK” has been obtained from the Bank and is not to be construed as a representation by the Issuer or the Lessee.

The Bank is a wholly owned subsidiary of BANK ONE CORPORATION.  The Bank provides a broad range of retail and wholesale banking products and services to its domestic and foreign customers.  The principal focus of the Bank is the extension of credit and delivery of financial services and noncredit services to individuals, businesses and governmental units.  The Bank had total deposits of $62.77 billion as of December 31, 2000.

All phases of the Bank’s activities are highly competitive.  The Bank competes actively with money market mutual funds, national and state banks, mutual savings banks, savings and loan associations, finance companies, credit unions and other financial institutions located throughout the United States.  For international business, the Bank competes with other United States banks which have foreign installations and with other major banks and financial institutions located throughout the world.  In addition, the Bank and its subsidiaries are subject to competition from a variety of financial and other institutions which provide a wide array of products and services.

The earnings of the Bank are affected by the policies of regulatory authorities, including the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  An important function of the Federal Reserve is to promote orderly economic growth by influencing interest rates and the supply of money and credit.  Among the methods that have been used to implement this objective are open market operations in United States government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against bank deposits.  These methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, interest rates on loans and securities and rates paid for deposits.  The monetary policies of the Federal Reserve strongly influence the behavior of interest rates and can have a significant effect on the operating results of the Bank.  The effect on the future business and earnings of the Bank of the aforementioned measures and any other economic controls which may be imposed by executive, legislative and regulatory authorities from time to time cannot be predicted.

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There are also various requirements and restrictions in the laws of the United States and the State of Illinois affecting the Bank and its operations, including the requirement to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made by the Bank, restrictions relating to the investments and other activities of the Bank. The Bank, as a national bank, is subject to regulation by the Office of the Comptroller of the Currency (the “Comptroller”), the Federal Reserve and the Federal Deposit Insurance Corporation.  The operations of the Bank are also subject to various restrictions imposed by the laws and regulators of other countries in which the Bank conducts business.

Recently, significant legislation affecting national banks and bank holding companies has been enacted.  The effect of such legislation, and of any future legislative and regulatory changes, on the business and earnings of the Bank cannot be predicted.  Effective February 1, 2001, Bank One, Louisiana, National Association and Bank One, Texas, National Association, affiliates of the Bank, merged with and into the Bank.

The Bank files Consolidated Reports of Condition and Income (the “Call Report”) with the Comptroller on a quarterly basis.  The Call Report contains various financial and statistical information on the Bank.  Copies of the Call Report can be inspected and reproduced at the Comptroller’s office at 490 L’Enfant Plaza, S.W., 6th Floor, Washington, D.C. 20219, and can be obtained by mail upon request and subject to availability from BANK ONE CORPORATION at the address set forth below or from the Manager, Statistical Branch, Data Processing, Comptroller of the Currency, Washington, D.C. 20219.

BANK ONE CORPORATION

BANK ONE CORPORATION (“ONE”), whose principal office is located in Chicago, Illinois, is a multi-bank holding company which was organized in 1998 under the laws of the State of Delaware.  ONE owns all of the outstanding capital stock of the Bank.  ONE, which is a legal entity separate and distinct from the Bank and its other affiliates, also owns, directly or through one or more subsidiaries, the outstanding capital stock of other banking organizations.

Through its bank subsidiaries, ONE provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin.  ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing, and including Banc One Capital Markets, Inc.  As of December 31, 2000, ONE had consolidated assets of approximately $269.3 billion and stockholders’ equity of approximately $18.635 billion.

ONE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”).  Consolidated financial information for ONE

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and its subsidiaries for the year ended December 31, 2000, is set forth in ONE’s Annual Report on Form 10-K filed with the Commission.  ONE also will prepare and file with the Commission other periodic reports, including Current Reports on Form 8-K.

Copies of reports filed with the Commission can be inspected and reproduced at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission’s Regional Offices in Chicago and New York City.  Copies of such material can be obtained from the Public Reference Section of the Commission at the above address at prescribed rates.  In addition, such reports and other material concerning ONE can be inspected at the New York Stock Exchange and the Chicago Stock Exchange.  Upon request and subject to availability, ONE will provide to each person to whom this Official Statement is delivered a copy of any of the documents referred to above except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).  Requests should be sent to BANK ONE CORPORATION, 1 Bank One Plaza, Mail Code IL1-0460, Chicago, Illinois 60670, Attention: Investor Relations (312) 732–4812.

The information on ONE contained herein is being provided for informational purposes only.  ONE is not a party to the Letter of Credit Agreement and has no obligation thereunder or under the Letter of Credit, and has not guaranteed the obligations of the Bank under the Letter of Credit.

Delivery of this Official Statement shall not create any implication that there has been no change in the affairs or financial condition of the Bank or ONE since the date hereof, or that the information contained or referred to in this Official Statement is correct as of any time subsequent to its date.

THE PROJECT

The Project consists of acquisition of land, the construction of an approximately 120,000 square foot manufacturing facility and the installation and equipping of said facility, which will manufacture concrete lighting poles.

THE TRUSTEE AND THE BONDHOLDERS WILL NOT HAVE A MORTGAGE ON OR SECURITY INTEREST IN THE PROJECT.

PLAN OF FINANCING

The Bond proceeds will be deposited in the Construction Fund established under the Indenture and will be applied, upon requisition by the Lessee, for the purpose of paying the costs of the Project and issuing the Bonds.

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RISK FACTORS

Limited Source of Payment

The Bonds are limited obligations of the Issuer payable solely from the Project Revenues and from drawings against the Letter of Credit.  See ATHE BONDS - Source of Payment of the Bonds.@  The Bonds do not constitute a charge or liability against the general credit of the Issuer or a debt of Calhoun County, Alabama, the State of Alabama or any other political subdivision of the State of Alabama.

No attempt is made in this Official Statement to provide financial information about the Lessee in a manner that would enable prospective purchasers of the Bonds to assess the creditworthiness of the Lessee.  Accordingly, potential investors should not rely upon the ability of the Lessee to make the required payments under the Lease Agreement, but should look instead to the ability of the Bank to honor properly submitted draws against the Letter of Credit.  See ATHE BANK.@

Redemption and Mandatory Tender

The Bonds are subject to mandatory tender under the conditions described herein under ATHE BONDS - Mandatory Tenders@ and to optional and mandatory redemption under the conditions described herein under ATHE BONDS - Redemption Prior to Maturity.@  Several of the events described under ATHE BONDS - Redemption Prior to Maturity@ could result in the redemption of Bonds at a redemption price equal to 100% of the principal amount thereof plus accrued interest, but without premium.

Tax Matters

Based upon certain factual representations and warranties of the Issuer and the Lessee, Bond Counsel will deliver its opinion on the date of issuance of the Bonds to the effect that under existing law interest on the Bonds will be excluded from gross income for federal income tax purposes and will be exempt from present State of Alabama income taxes, subject to various exceptions, limitations and conditions.  See ATAX EXEMPTION@ for a discussion of conditions to the tax-exemption of interest on the Bonds and for a description of certain events which could cause interest on the Bonds to be includible in gross income for federal income tax purposes.  Upon the occurrence of a Determination of Taxability, the Bonds will be subject to mandatory redemption at par; no premium or other payment is required to be made to reimburse Bondholders for any federal income tax liability incurred by the Bondholders as the result of a Determination of Taxability

PROPOSED SOURCES AND USES OF FUNDS

The Issuer will receive funds from the sale of the Bonds and such funds will be deposited under the Indenture and applied, together with other funds, in the approximate amounts described below:

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Sources of Funds

Bond proceeds	$8,500,000
Investment income from Bond proceeds	100,000
Total sources of funds	$8,600,000

Uses of Funds

Acquisition, construction, installation	$8,530,000
and equipping of the Project
Underwriter’s fee, legal, accounting and miscellaneous issuance expenses	70,000
Total uses of funds	$8,600,000

THE BONDS

General Description of BondsGeneral Description of Bonds

The Bonds will be dated as of the date of initial delivery.  The Bonds will be issuable only as fully registered Bonds without coupons.

The Bonds will mature on April 1, 2021.

Each Bond shall bear interest at the Variable Rate or at a Term Rate, as described below.  The Trustee shall specify on each bond certificate whether the interest rate then in effect is the Variable Rate or a Term Rate.  If a Term Rate is in effect with respect to a Bond, the Trustee shall also specify on the bond certificate the Term Rate and the beginning and end of the Term Rate Period.  When initially issued, all Bonds will bear interest at the Variable Rate.

Interest shall be payable in arrears on the following dates:

(1)         with respect to interest on any Bond payable at the Variable Rate, on (i) the first Thursday of each calendar month during the Variable Rate Period, and (ii) the last day of any Variable Rate Period;

(2)         with respect to interest on any Bond payable at a Term Rate for any Term Rate Period of less than 6 months, on the last day of such Term Rate Period; and

(3)         with respect to interest on any Bond payable at a Term Rate for any Term Rate Period of 6 months or more, (i) on April 1 and October 1 in each year and (ii) on the last day of such Term Rate Period.

Interest at the Variable Rate and interest at a Term Rate for any Term Rate Period of less than 6 months will be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual

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 number of days elapsed.  Interest at a Term Rate for any Term Rate Period of 6 months or more will be calculated on the basis of a 360-day year with 12 months of 30 days each.

Payment of interest due on each interest payment date will be made by check or draft mailed on such interest payment date to the persons who are registered holders of the Bonds on the regular record date for such interest payment date, which will be (i) the day next preceding any Variable Rate Interest Payment Date or any Term Rate Interest Payment Date with respect to a Term Rate Period of less than 6 months, or (ii) 15 days (whether or not a Business Day) next preceding any Term Rate Interest Payment Date with respect to a Term Rate Period of 6 months or more.  Payment of principal (and premium, if any) on the Bonds and payment of accrued interest on the Bonds due upon redemption on any date other than an interest payment date will be made only upon surrender of the Bonds at the office of the Trustee in Chicago, Illinois.  The holder of any Bond in a principal amount of $500,000 or more may, upon the terms and conditions of the Indenture, request payment of debt service by wire transfer to an account of such holder maintained at a bank in the continental United States or by any other method providing for payment in same-day funds that is acceptable to the Trustee.

Bank One Trust Company, National Association will be the Trustee under the Indenture.  The Trustee is also Bond registrar and paying agent.  Its office for transacting business in its capacity as trustee under the Indenture is located at 70 West Madison, IL1-0129, Chicago, Illinois 60670.

The Trustee may, but is not required to, appoint a Tender Agent for the purpose of accepting delivery of Bonds to be purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture and authenticating and delivering Bonds pursuant to the transfer and exchange provisions of the Indenture.  Any such Tender Agent must have an office for the performance of its duties under the Indenture in New York, New York.  A Tender Agent will not be appointed at the time of delivery of the Bonds to the original purchasers and will not be appointed later unless and until the Trustee elects to do so.  Until a Tender Agent is appointed, the Trustee shall perform all duties of the Tender Agent.

The Issuer and the Lessee will appoint Banc One Capital Markets, Inc. Chicago, Illinois, as remarketing agent under the Indenture.  The Remarketing Agent’s office for transacting business in its capacity as Remarketing Agent is located at One Bank One Plaza, Mail Suite IL1-0463, Chicago, Illinois 60670-0463.

Book-Entry System

DTC, New York, New York, will initially act as securities depository for the Bonds.  DTC and any successor or substitute securities depository are sometimes referred to herein as the “Securities Depository.”  Upon issuance of the Bonds, one fully registered Bond will be registered in the name of Cede & Co., as nominee for DTC, in the aggregate principal amount of the Bonds.  Cede & Co. and any future nominee of a Securities Depository are sometimes herein referred to as the “Securities Depository Nominee.”  SO LONG AS CEDE & CO., AS NOMINEE OF DTC, IS THE REGISTERED OWNER OF THE BONDS REFERENCES HEREIN TO THE HOLDERS OR OWNERS OF THE BONDS OR REGISTERED OWNERS OF THE BONDS SHALL MEAN

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CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS (AS DEFINED IN THE INDENTURE) OF THE BONDS.

The information under this caption concerning DTC and DTC’s book-entry system has been obtained from sources believed to be reliable, but neither the Issuer nor the Underwriter takes any responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation “ within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds securities that its participants (“Participants”) deposit with DTC.  DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC’s records.  The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co.  The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Bonds are credited, which may or may not be the Beneficial Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

The Issuer and the Trustee will recognize DTC or its nominee, Cede & Co., as the registered owner of the Bonds for all purposes, including notices and voting.  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by

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Direct Participants and Indirect Participants to Beneficial Owners of the Bonds will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds.  Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments on the Bonds will be made to DTC.  DTC’s practice is to credit Direct Participants’ accounts on each payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such payable date.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Issuer or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

NEITHER THE ISSUER NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO DIRECT PARTICIPANTS, TO INDIRECT PARTICIPANTS, OR TO THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO THE BONDS, OR TO ANY BENEFICIAL OWNER OF BONDS IN RESPECT OF THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT, THE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT IN RESPECT OF THE PRINCIPAL OR PURCHASE PRICE OF OR PREMIUM OR INTEREST ON THE BONDS, ANY NOTICE WHICH IS PERMITTED OR REQUIRED TO BE GIVEN UNDER THE INDENTURE, THE SELECTION BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY PERSON TO RECEIVE PAYMENT IN THE EVENT OF A PARTIAL REDEMPTION OF THE BONDS, OR ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS HOLDER.

The Issuer and the Trustee cannot and do not give any assurances that DTC, Direct Participants or Indirect Participants will distribute to the Beneficial Owners of the Bonds (i) payments of principal or purchase price of, premium, if any, and interest on, the Bonds, (ii) confirmation of ownership interests in Bonds, (iii) redemption or other notices sent to DTC or Cede & Co., its nominee, as the registered owner of the Bonds, or that they will do so on a timely basis or that DTC, Direct Participants or Indirect Participants will serve and act in the manner described in this Official Statement.

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Any provision of the Indenture or of the Bonds requiring physical delivery of the Bonds will, with respect to any Bonds held under the Book-Entry System, be deemed to be satisfied by a notation on the register maintained by the Trustee that such Bonds are subject to the Book-Entry System.

In the event that (i) the Securities Depository determines not to continue to administer a book-entry system for the Bonds, or (ii) the Lessee or the Trustee determines that continuation of a book-entry system of evidence and transfer of ownership of the Bonds would adversely affect the interests of the Beneficial Owners, the book-entry system will be discontinued if the Lessee fails to replace or removes the then-acting Securities Depository, in which case the Trustee will deliver replacement Bonds in the form of fully-registered certificates in Authorized Denominations in exchange for the outstanding Bonds as required by the Trustee and the Beneficial Owners.  The Beneficial Owners of the Bonds, upon registration of certificates held in the Beneficial Owners’ names, will become the registered owners of the Bonds.

Source of Payment

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY OUT OF (A) PAYMENTS MADE BY THE LESSEE PURSUANT TO THE LEASE AGREEMENT, (B) ANY OTHER PROJECT REVENUES, AND (C) MONEY RECEIVED BY THE TRUSTEE FROM A DRAW ON THE LETTER OF CREDIT.  Payment of the Bonds is secured by the lien of the Indenture on the trust estate created thereunder, which consists generally of (i) the Project Revenues, (ii) the rights of the Issuer under the Lease Agreement (except for certain rights personal to the Issuer), (iii) money and investments on deposit in the various funds and accounts established under the Indenture, and (iv) the Letter of Credit and all money received by the Trustee from a draw thereon.  The Indenture provides in effect that all payments of debt service on the Bonds will be made with money drawn under the Letter of Credit (if the Letter of Credit is then in effect) and that amounts so drawn will be credited against the Lessee’s obligation to make rental payments with respect to debt service on the Bonds.

The Bonds shall never constitute a personal liability or charge against the general credit of the Issuer or a personal liability or charge against the general credit or taxing powers of the State of Alabama, Calhoun County, Alabama or any other political subdivision of the State of Alabama.

Variable Rate

Each Bond shall bear interest at the Variable Rate during any period other than a Term Rate Period with respect to such Bond.  The Variable Rate shall be a fluctuating rate per annum determined by the Remarketing Agent periodically during a Variable Rate Period as follows: the Variable Rate with respect to any Bond shall be determined on the first day of each Variable Rate Period with respect to such Bond and on each Wednesday during such Variable Rate Period (or, if such Wednesday is not a Business Day, on the next succeeding Business Day).  The Variable Rate so determined shall become effective (i) on the date of determination, if such date is the first day of the Variable Rate Period, or (ii) if such date is not the first day of a Variable Rate Period, on the day immediately following the date of determination, and once effective shall remain in effect until and including the next determination date or, if sooner, the end of such Variable Rate Period; provided,

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however, that if the Remarketing Agent fails to determine the Variable Rate on any such determination date, the last Variable Rate in effect with respect to such Bond shall remain in effect until and including the next determination date.

The Variable Rate with respect to a Bond shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Variable Rate may never exceed the Cap Rate.  Upon the request of any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Variable Rate then in effect.

Term RateTerm

At the request of the Lessee, a fixed rate shall be established with respect to any Bond for the period specified by the Lessee in such request.  The Term Rate shall be a fixed rate per annum determined by the Remarketing Agent as provided below.  The Term Rate shall be applicable during the entire Term Rate Period; provided, however, that if a Term Rate is in effect when a Bond is to be purchased pursuant to the Mandatory Tender provisions relating to notice of an event of default under the Credit Agreement, the related Term Rate Period with respect to such Bond shall end on such Mandatory Tender Date.

The establishment of a Term Rate with respect to any Bond is subject to the following terms and conditions:

(1)           The request to establish a Term Rate must be received by the Trustee not less than 30 days prior to the proposed Conversion Date and (except for a request to establish a Term Rate for all Bonds) must specify the principal amount and certificate number of the Bond for which a Term Rate is to be established.

(2)           A Term Rate may be established for less than the entire principal amount of a Bond if both the principal amount of such Bond for which a Term Rate is to be established and the remaining portion of such Bond will be in Authorized Denominations.

(3)           If such request is made during a Term Rate Period with respect to such Bond, the specified Conversion Date may not be sooner than the first day immediately following the Term Rate Period then in effect.

(4)           The specified Conversion Date must be a Business Day.  If the Conversion Date specified by the Lessee is not in fact a Business Day, then the Conversion Date shall be deemed to be the next succeeding Business Day.

(5)           The Term Rate Period (other than a Term Rate Period extending to the final Maturity) must end on a Business Day.  If the final day of the Term Rate Period specified by the Lessee is not

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in fact a Business Day, then such Term Rate Period shall be deemed to extend to the next day that is a Business Day.

(6)           If the Letter of Credit is to be effective during the Term Rate Period, the length of the Term Rate Period shall be limited as follows:

(A)             if the Term Rate Period is to be equal to or less than 6 months, the number of days in the Term Rate Period must be at least 20 days less than the number of days of interest coverage provided by the Letter of Credit;

(B)             the Term Rate Period may not be longer than 6 months unless the Letter of Credit provides for payment of interest for not less than 200 days (computed on the basis of a 360-day year); and

(C)             the Term Rate Period must end at least 15 days prior to the Stated Expiration Date of the Letter of Credit.

(7)           A Term Rate Period may not be specified unless the Letter of Credit (if any) to be effective during such Term Rate Period provides for payment of the maximum redemption premium on the Bonds that could be payable during such Term Rate Period.

(8)           The Term Rate Period may not be less than 15 days.

(9)           A Favorable Tax Opinion must be delivered to the Trustee on the day immediately preceding the Conversion Date, if the proposed duration of the Term Rate Period is more than one (1) year and the current interest rate period is a Variable Rate Period or a Term Rate Period of a duration of one (1) or less or if the proposed duration of the Term Rate Period is one (1) year or less and the current interest rate period is a Variable Rate Period or a Term Rate Period of a duration of more than one (1) year.

After receipt of notice from the Lessee that interest on the Bonds or any of the Bonds will be converted to a Term Rate, but not less than 3 days prior to the proposed Conversion Date, the Remarketing Agent shall determine the interest rate for the Term Rate Period, which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.

Notwithstanding the foregoing, a Term Rate shall not be established if

(1)           the Lessee delivers to the Trustee written notice of revocation of its election to establish the Term Rate before 10:00 am. (central time) on the Business Day immediately preceding the proposed Conversion Date; or

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(2)           prior to 10:00 a.m. (central time) on the Conversion Date the Trustee does not receive the Substitute Letter of Credit (if any) that was to be effective on such Conversion Date.

If all conditions to the establishment of a Term Rate are not satisfied, the Bond shall continue (or, if a Term Rate Period ended on the preceding day, shall begin) to bear interest at the Variable Rate from the proposed Conversion Date.  Notwithstanding the failure to establish a Term Rate, if a notice of Mandatory Tender has been given by the Trustee in connection with a proposed conversion to a Term Rate, the Bond shall be subject to a Mandatory Tender on the proposed Conversion Date.

Optional Tenders

The holder of any Bond shall have the right to tender such Bond to the Trustee or to the Tender Agent for purchase in whole or in part (if in part, only in an Authorized Denomination) on any Business Day during any Variable Rate Period, but not during any Term Rate Period, at a purchase price equal to 100% of the principal amount of Bonds (or portions thereof tendered plus accrued interest to the specified purchase date (herein referred to as an “Optional Tender Date”).  In order to exercise such option with respect to any Bond, the holder thereof must deliver notice thereof to the Trustee, as provided below, at least 7 days prior to the proposed Optional Tender Date.

Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (i) the name of the registered holder of the Bond to be tendered for purchase, (ii) the Optional Tender Date, (iii) the certificate number and principal amount of such Bond, and (iv) the principal amount of such Bond to be purchased (if such amount is less than the entire principal amount, the amount to be purchased and the remaining amount must be in an Authorized Denomination).  Such notice may be given to the Trustee in writing or by telephone, but no such telephonic notice shall be effective unless confirmed in writing delivered to the Trustee not more than 2 Business Days after such telephonic notice.  A form of the Optional Tender notice may be obtained from the Trustee upon request.

If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  Unless a notice of Optional Tender indicates that less than the entire principal amount of the Bond is being tendered for purchase, the holder will be deemed to have tendered the Bond in its entire principal amount for purchase.

Not later than the Business Day after receipt of any such telephonic or written notice of Optional Tender the Trustee shall deliver notice to the Tender Agent, the Remarketing Agent, the Lessee and the Bank specifying (i) the principal amount of the Bond for which a notice of Optional Tender has been given and (ii) the proposed Optional Tender Date therefor.

Upon delivery of a written notice of Optional Tender by any Bondholder, the election to tender shall be irrevocable and binding upon such holder and may not be withdrawn.

If a written notice of Optional Tender shall have been duly given with respect to any Bond, the holder of such Bond shall deliver such Bond to the Trustee or to the Tender Agent on the

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Optional Tender Date, together with all necessary endorsements for transfer.  Any Bond for which a notice of Optional Tender has been given but which is not so delivered to the Trustee or Tender Agent (herein referred to as an “Unsurrendered Bond”), shall nevertheless be deemed to have been tendered by the holder thereof on the Optional Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to have been tendered for purchase and purchased from the holder thereof on such Optional Tender Date and the holder of any Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date.

Bondholders may exercise their Optional Tender rights notwithstanding the existence of an event of default under the Indenture.

SO LONG AS THE BOOK-ENTRY SYSTEM IS IN EFFECT, A BENEFICIAL OWNER SHALL GIVE NOTICE TO ELECT TO HAVE ITS BONDS PURCHASED OR TENDERED THROUGH ITS DIRECT PARTICIPANT TO THE TRUSTEE AND SHALL EFFECT DELIVERY OF SUCH BONDS BY CAUSING SUCH DIRECT PARTICIPANT TO TRANSFER SUCH DIRECT PARTICIPANT’S INTEREST IN THE BONDS EQUAL TO SUCH BENEFICIAL OWNER’S INTERESTS, ON DTC’S RECORDS, TO THE PARTICIPANT ACCOUNT OF THE TRUSTEE.  THE REQUIREMENT FOR PHYSICAL DELIVERY OF BONDS IN CONNECTION WITH A DEMAND FOR PURCHASE OR A MANDATORY PURCHASE WILL BE DEEMED SATISFIED WHEN THE OWNERSHIP RIGHTS IN THE BONDS ARE TRANSFERRED BY DIRECT PARTICIPANTS ON DTC’S RECORDS.

Mandatory Tenders

The holder of each Bond shall be required to tender such Bond to the Trustee or Tender Agent for purchase on the following dates (each such date being referred to in the Indenture as a “Mandatory Tender Date”):

(1)           each proposed Conversion Date with respect to such Bond specified in a notice to the holder thereof (whether or not a Term Rate is successfully established on such date);

(2)           the last day of a Term Rate Period with respect to such Bond;

(3)           20 days after the Trustee receives notice from the Bank (i) stating that an event of default, as therein defined, has occurred and is continuing under the Credit Agreement and (ii) directing that the Bonds be purchased pursuant to the Mandatory Tender provisions of the Indenture;

(4)           on any date proposed by the Lessee for delivery of a Substitute Letter of Credit unless such Substitute Letter of Credit is to be accompanied by either (i) if any Rating Agency maintains a rating with respect to the Bonds at the time of such substitution, evidence from each such Rating Agency to the effect that such substitution will not, by itself, result in a reduction or withdrawal of its

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rating then assigned to the Bonds or (ii) if no Rating Agency maintains a rating with respect to the Bonds at the time of substitution, evidence that long-term deposits of the issuer of such Substitute Letter of Credit have a credit rating (gradations within a rating category being disregarded for this purpose) of not less than A by Moody’s or not less than A by S & P, provided that any such Mandatory Tender pursuant to this paragraph may occur only on a Conversion Date or during a Variable Rate Period; and

(5)           15 days prior to the Stated Expiration Date of the Letter of Credit.

If any of such dates is not a Business Day, the Mandatory Tender Date shall be deemed to be the next succeeding Business Day.

Notice of a Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the holder of each Bond affected at such holder’s address appearing on the Bond register not less than 15 days prior to the Mandatory Tender Date in the case of a Mandatory Tender resulting from the occurrence of an event described in paragraph (1), (2), (3) or (5) above, and not less than 30 days prior to a Mandatory Tender Date resulting from the delivery of a Substitute Letter of Credit as described in paragraph (4) above.

Any Bond for which a notice of Mandatory Tender has been given shall be tendered to the Trustee or Tender Agent for purchase, together with all necessary endorsements for transfer.  Any such Bond that is not so delivered to the Trustee or Tender Agent on the Mandatory Tender Date (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the holder thereof on the Mandatory Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the holder thereof on such Mandatory Tender Date, and the holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.

After notice of a Mandatory Tender has been given by the Trustee with respect to any Bond, such Bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

SO LONG AS THE BOOK-ENTRY SYSTEM WITH DTC IS IN EFFECT, A BENEFICIAL OWNER SHALL EFFECT DELIVERY OF ITS BONDS THROUGH ITS DTC PARTICIPANT BY CAUSING A DIRECT PARTICIPANT TO TRANSFER ITS INTEREST IN THE BONDS EQUAL TO THE BENEFICIAL OWNER’S INTEREST TO THE PARTICIPANT ACCOUNT OF THE TRUSTEE ON DTC’S RECORDS.  THE REQUIREMENT FOR PHYSICAL DELIVERY OF BONDS IN CONNECTION WITH A MANDATORY PURCHASE WILL BE DEEMED SATISFIED WHEN THE OWNERSHIP RIGHTS IN THE BONDS ARE TRANSFERRED BY DTC PARTICIPANTS ON DTC’S RECORDS.

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Redemption Prior to Maturity

The Bonds are subject to redemption prior to maturity as follows:

(1)           Optional Redemption. The Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee) as follows:

(A)          On any date during a Variable Rate Period and on any Conversion Date with respect to any Bond, such Bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(B)           During any Term Rate Period of more than 5 years with respect to any Bond such Bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable: 2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of more than 5 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.

(2)           Optional Redemption Upon Occurrence of Certain Calamities. All (but not less than all) Bonds may be redeemed at the option of the Issuer (exercised upon direction of the Lessee), at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)          the Project shall have been damaged or destroyed to such extent that, in the opinion of the Lessee, it cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Lessee is thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Project or of any part, use or control of the Project that, in the opinion of the Lessee, results in the Lessee being thereby prevented from carrying on its normal operations at the Project for a period of not less than 4 months; or

(C)           the Lessee ceases operation of the Project for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Lessee, renders the Project uneconomic for its intended use; or

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(D)          as a result of a change in law or a final order of any court or other governmental authority the Lease Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Lessee that, in the opinion of the Lessee, render the Project uneconomic for its intended use.

(3)           Mandatory Redemption Upon Determination of Taxability.  All Bonds shall be redeemed within 90 days after a Determination of Taxability is made with respect to the Bonds, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date.

Partial Redemption

Subject to the provisions of the Indenture requiring redemption of Pledged Bonds before other Bonds are redeemed, and except as otherwise provided with respect to scheduled mandatory redemption of Bonds, if less than all Bonds outstanding are to be redeemed, the principal amount of Bonds of each Maturity to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee may deem fair and appropriate; provided, however, that the principal amount of Bonds of each Maturity to be redeemed may not be larger than the principal amount of Bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

Subject to the provisions of the Indenture requiring redemption of Pledged Bonds before other Bonds are redeemed, if less than all Bonds with the same Maturity are to be redeemed, the particular Bonds of such Maturity to be redeemed shall be selected by the Trustee from the outstanding Bonds of such Maturity then eligible for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions in Authorized Denominations of the principal of Bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

The Indenture provides that all Bonds eligible for redemption that constitute Pledged Bonds shall be redeemed before any other eligible Bonds are redeemed.

Upon any partial redemption of any Bond, the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new Bonds of the same Maturity and in authorized form for the unredeemed portion of principal.

Effect of Redemption

Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

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Notice of Redemption

Any notice of call for redemption will be given by mailing a copy of the redemption notice not less than 30 nor more than 60 days prior to the date fixed for redemption by registered or certified mail, postage prepaid, to each registered owner of each Bond (or portion thereof to be redeemed at his address shown on the registration books.

The Issuer and the Trustee shall, to the extent practical under the circumstances, comply with the standards set forth in Securities and Exchange Commission’s Exchange Act Release No. 23856, dated December 3, 1986, regarding redemption notices, provided that their failure to do so shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given as described above.

Registration and Exchange

The Bonds are transferable only on the bond register maintained at the office of the Trustee, but Bonds may be surrendered either to the Trustee or the Tender Agent in order to effect a transfer.  Upon surrender of a Bond to be transferred, properly endorsed, a new Bond will be issued to the designated transferee.  Notwithstanding the above, so long as the Bonds are held under a book-entry system, transfers and exchanges of beneficial ownership of the Bonds will be effected on the books of the Securities Depository (as hereinafter defined) pursuant to its rules and procedures.

Subject to the provisions of the Indenture, Bonds may be exchanged for other Bonds of the same Maturity, of any Authorized Denominations and of a like aggregate principal amount, as requested by the holder surrendering the same.

THE LETTER OF CREDIT AND THE FINANCING DOCUMENTS

The following section of this Official Statement summarizes certain provisions of the Letter of Credit and the Financing Documents, to which, in their entirety, reference is made for the complete provisions thereof.

The Letter of Credit

The Letter of Credit is a direct-pay irrevocable obligation of the Bank to pay to the Trustee, during the term thereof and pursuant to draws made in accordance with the terms thereof, (1) an amount not exceeding the principal amount of the Bonds, to pay principal or portion of the purchase price corresponding to principal of the Bonds, in connection with the scheduled maturity, redemption, acceleration or tender of the Bonds, and (2) an amount not exceeding the amount required to pay interest or the portion of the purchase price corresponding to interest on the Bonds for 45 days at an assumed maximum rate of 10% in order to pay interest on the Bonds as such interest becomes due, whether on a regularly scheduled interest payment date, upon redemption, acceleration or tender of such Bonds.  Only the Trustee, upon presentation of sight drafts accompanied by supporting documentation, is entitled to make a drawing under the Letter of Credit.

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The Letter of Credit will terminate on the earliest of (i) the date on which the Bank receives a certificate from the Trustee stating that all the Bonds have been redeemed or paid, (ii) on May 31, 2002 (the “Stated Expiration Date”), provided that the Bank receives a certificate from the Trustee and the Lessee setting forth the Stated Expiration Date on such certificate and counter-signs such certificate, (iii) the date on which the Bank receives a certificate from the Lessee stating that the Bonds have been converted to bear the Term Rate, or (iv) the date on which the Bank receives a certificate from the Trustee stating that the Lessee has provided and the Trustee has accepted a Substitute Letter of Credit in accordance with the terms of the Indenture.

The Bank’s obligations under the Letter of Credit will be reduced automatically to the extent of any drawings thereunder.  The Trustee’s right to draw on the Letter of Credit with respect to the payment of interest on a regularly scheduled interest payment date will be automatically reinstated effective on or before the eleventh calendar day after any such drawing unless the Trustee has received notice from the Bank within ten calendar days from the date of such drawing that the Bank has not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated.  The Trustee’s right to draw on the Letter of Credit with respect to amounts previously drawn in connection with Bonds tendered (i) for purchase on demand of the owners thereof or (ii) pursuant to the mandatory purchase on the Conversion Date, will be reinstated when and to the extent, but only to the extent, that the Bank is reimbursed by or on behalf of the Lessee for such amounts.  Other amounts drawn under a Letter of Credit will not be reinstated.

Substitute Letter of Credit.   The Lessee may, at its option, deliver to the Trustee an irrevocable letter of credit (a “Substitute Letter of Credit”) in substitution for the Letter of Credit then in effect, provided that:

(1)           The Lessee must give the Trustee and the Bank 35 days’ prior notice of such substitution specifying (i) a Business Day on which such substitution will occur and (ii) whether a Mandatory Tender will be required on the substitution date.  A Mandatory Tender is required if the Substitute Letter of Credit is not accompanied by the evidence referred to in paragraphs (6) and (7) below.

(2)           Such Substitute Letter of Credit must be substantially in the same form and of the same tenor as the initial Letter of Credit, except that such Substitute Letter of Credit must provide for the payment of interest on the Bonds (or the interest portion of the purchase price of Bonds tendered for purchase) at the maximum rate specified therein, for whichever of the following periods shall be applicable: (i) if such Substitute Letter of Credit is to be effective during a Variable Rate Period, not less than 50 days, or (ii) if such Substitute Letter of Credit is to be effective during a Term Rate Period, a number of days not less than the greater of (a) 50 days and (b) the sum of 20 days plus the maximum number of days between interest payment dates with respect to such Term Rate Period.

(3)           If such Substitute Letter of Credit is being delivered in connection with a conversion of the interest rate on any Bond to a Term Rate, the effective date shall be not later than the Conversion Date.

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(4)           If such Substitute Letter of Credit will be effective during a Term Rate Period when the Bonds are subject to optional redemption, such Substitute Letter of Credit must provide for payment of the maximum redemption premium on the Bonds.

(5)           Such Substitute Letter of Credit must have a Stated Expiration Date that is not sooner than 1 year after its effective date; provided, however, that any Substitute Letter of Credit that is to be substituted for an existing Letter of Credit that is effective during a Term Rate Period must have a Stated Expiration Date not sooner than the Stated Expiration Date of such existing Letter of Credit.

(6)           If any Rating Agency maintains a rating with respect to the Bonds at the time of delivery of such Substitute Letter of Credit to the Trustee, the Trustee must receive written evidence from each such Rating Agency to the effect that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds. If this paragraph is applicable and the required evidence is not delivered, a Mandatory Tender is required on the substitution date.  See “THE BONDS - Mandatory Tenders” above.

(7)           If no Rating Agency maintains a rating with respect to the Bonds at the time of delivery of such Substitute Letter of Credit, written evidence that long-term deposits of the issuer of such Substitute Letter of Credit have a credit rating (gradations within a rating category being disregarded for this purpose) of not less than A by Moody’s or not less than A by S & P.  If this paragraph is applicable and the required evidence is not delivered, a Mandatory Tender is required on the substitution date.  See “THE BONDS - Mandatory Tenders” above.

(8)           The Trustee must receive a Favorable Tax Opinion.

(9)           The Trustee must receive an opinion of counsel stating in effect that such Substitute Letter of Credit is a valid and binding obligation of the issuer thereof.

(10)         The Trustee must receive an opinion of counsel with nationally recognized experience in matters relating to bankruptcy, stating in effect that upon the occurrence of an Act of Bankruptcy, money drawn under such Substitute Letter of Credit will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code relating to voidable preferences.

The administrative provisions of any Substitute Letter of Credit may be different from those summarized above with respect to the initial Letter of Credit.

The Trustee is required to mail notice to the Bondholders at least 30 days prior to the proposed delivery date of any Substitute Letter of Credit which does not require a Mandatory Tender of Bonds (see ATHE BONDS - Mandatory Tenders@), specifying the date on which the Lessee proposes to deliver a Substitute Letter of Credit and identifying the proposed issuer of such Substitute Letter of Credit.

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Upon the acceptance of a Substitute Letter of Credit by the Trustee, references in the Indenture and the Lease Agreement to the “Bank” shall be deemed to mean the issuer of such Substitute Letter of Credit, references to the “Credit Agreement” shall be deemed to mean the instrument pursuant to which the Substitute Letter of Credit is issued.

The Credit Agreement

The following is a summary of certain provisions of the Credit Agreement.

Reimbursement.  The Lessee has agreed to reimburse the Bank no later than the date of payment by the Bank under the Letter of Credit for all amounts drawn under such Letter of Credit, other than amounts corresponding to principal of Bonds tendered for purchase on demand of the owners thereof and not remarketed.  The Lessee has also agreed to pay to the Bank interest on any such amounts that are not timely paid.  Amounts drawn under the Letter of Credit to pay the principal price of Bonds which have been tendered for purchase must be reimbursed upon the earliest to occur of the following:  (i) seven calendar days after the date on which the Bank honors such drawing, (ii) the Stated Expiration Date or such earlier date of termination of the Letter of Credit, (iii) the date on which the Pledged Bonds associated with such drawing are remarketed pursuant to the Indenture, (iv) the date on which the Pledged Bonds associated with such drawing are redeemed pursuant to the Indenture, (v) the date on which a Substitute Letter of Credit is issued, or (vi) the acceleration of the obligations of the Lessee due to certain Events of Default under the Credit Agreement.  If the Lessee fails to reimburse the Bank in accordance with the terms of the Credit Agreement, such failure could result in an acceleration of the maturity of the Bonds.

Fees and Expenses.  The Lessee will pay to the Bank quarterly fees for maintaining the Letter of Credit on each June 30, September 30, December 31 and March 31, as well as a fee upon the drawing by the Trustee under the Letter of Credit, a fee upon the transfer of the Letter of Credit and other standard administrative fees.  The Lessee will also pay certain costs and expenses of the Bank in connection with the Credit Agreement and the issuance of the Letter of Credit.

Certain Affirmative and Negative Covenants.  The Lessee has agreed, unless the Bank otherwise consents, to comply with certain affirmative and negative covenants set forth in the Credit Agreement or set forth in the Revolving Credit Agreement and incorporated in the Credit Agreement, including without limitation, affirmative covenants relating to provision of financial information, maintenance of corporate existence, payment of indebtedness, and maintenance of properties, and negative covenants relating to merger and dissolution, acquisitions, incurrence of indebtedness, creation, assumption or existence of certain liens, creation of contingent obligations, disposition of assets, sales and lease-back transactions, transactions with related persons, maintenance of certain financial standards, restrictions on investments and dividends and other financial restrictions.

Events of Default and Remedies.  Upon the occurrence of an Event of Default as defined in the Credit Agreement the Bank may, among other actions, so notify the Trustee, and upon receipt of such notice the Trustee shall declare the principal of all Bonds then outstanding and all accrued and

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unpaid interest thereon to be due and payable immediately.  Events of Default under the Credit Agreement include, without limitation, failure by the Lessee to pay any amount payable under the Credit Agreement; any default or Event of Default under the Bond Documents (as defined in the Credit Agreement); any representation or warranty made by the Lessee (or any of its officers) in connection with the Credit Agreement or certain other agreements relating to the Bonds being incorrect in any material respect when made; failure by the Lessee to perform or observe any other term, covenant or agreement in the Credit Agreement for a period of 20 days after the earlier of a responsible officer of the Lessee having knowledge thereof or receipt of written notice from the Bank; failure to pay any portion of amounts due under the Revolving Credit Agreement after the expiration of any applicable grace period and not waived by the Bank; the occurrence of any Event of Default under the Revolving Credit Agreement; acts of insolvency, bankruptcy, dissolution, liquidation or receivership of the Lessee; the rendering of certain judgments against the Lessee; the occurrence of a Material Adverse Effect; if any of the documents related to the Letter of Credit cease to be in full force and effect or any party (other than the Bank) contests or disavows its obligations thereunder; more than one Business Day expires after any principal drawing made to purchase Bonds and no Bonds in an aggregate face amount at least equal to the amount of the drawing are delivered to the Trustee or the Bank; and the abandonment or change in ownership of the Project.

The Indenture

Pledge of Special Funds.  Pursuant to the Indenture the Issuer will pledge and assign to the Trustee, for the equal and proportionate benefit of the holders of all Bonds, (i) all payments by the Lessee pursuant to the Lease Agreement and all other Project Revenues (except for certain payments for the exclusive benefit of the Issuer), (ii) all rights of the Issuer under the Lease Agreement (except for certain rights for the exclusive benefit of the Issuer), and (iii) money and investments in the Special Funds, subject to the provisions of the Indenture permitting the application thereof as provided in the Indenture.

Bond Fund.  The Indenture establishes a Bond Fund, which will be held by the Trustee.  The Indenture provides that the Trustee will deposit in the Bond Fund (i) all money drawn under the Letter of Credit for the purpose of paying debt service on the Bonds, (ii) all rental payments under the Lease Agreement with respect to debt service on the Bonds, (iii) all other money required to be deposited therein by the Lease Agreement or the Indenture, and (iv) any other money received by the Trustee with instructions to deposit the same in the Bond Fund. Money in the Bond Fund is to be used to pay debt service on the Bonds as the same shall become due and payable.  If the Letter of Credit is then in effect, the Trustee is instructed to draw on the Letter of Credit in order to make the payment of debt service on Bonds other than Obligor Bonds.  Such draws shall be made without regard to any rental payments received or anticipated with respect to debt service on Bonds other than Obligor Bonds.  Money received from a draw on the Letter of Credit is to be segregated in a special account within the Bond Fund and used solely for the payment of debt service on Bonds other than Obligor Bonds.

On each Bond payment date money in the Bond Fund from any source other than the Letter of Credit shall be used to reimburse the Bank for draws on the Letter of Credit, to pay debt service on Pledged Bonds and to reimburse the Bank for any other amounts due under the Credit Agreement, or

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to pay debt service on all Obligor Bonds other than Pledged Bonds.  The balance, if any, shall be retained in the Bond Fund.

Bond Purchase Fund.  The Indenture establishes a Bond Purchase Fund, which will be held by the Trustee.  The Indenture provides that the Trustee will deposit in the Bond Purchase Fund (i) all money drawn by the Trustee under the Letter of Credit for the purpose of paying the purchase price of Bonds due on any Tender Date, (ii) all rental payments under the Lease Agreement with respect to the purchase price of tendered Bonds, (iii) the proceeds of any remarketing of Bonds by the Remarketing Agent, (iv) all other money required to be deposited in the Bond Purchase Fund pursuant to the Lease Agreement or the Indenture, and (v) any other money received by the Trustee with instructions to deposit the same in the Bond Purchase Fund.  Money in the Bond Purchase Fund shall be used to pay the purchase price of Bonds due on any Tender Date.

Funds for payment of the purchase price of Bonds other than Obligor Bonds shall be derived from the following sources in the order of priority indicated:

(i)            first, Eligible Remarketing Proceeds,

(ii)           second, money drawn by the Trustee under the Letter of Credit, and

(iii)          third, any other money on deposit in the Bond Purchase Fund.

One hour prior to the latest time that a draw may be made under the Letter of Credit for payment of funds by the Bank to the Trustee on a Tender Date, the Trustee shall determine the amount of Eligible Remarketing Proceeds already on deposit in the Bond Purchase Fund.  After such determination (or if such determination cannot be made), the Trustee shall draw on the Letter of Credit in accordance with its terms for payment by the Bank to the Trustee on such Tender Date of the amount (if any) by which (i) the purchase price due on such Tender Date with respect to Bonds other than Obligor Bonds exceeds (ii) the Eligible Remarketing Proceeds determined to be on deposit in the Bond Purchase Fund.  Money received from a draw on the Letter of Credit is to be segregated in a special account within the Bond Purchase Fund and used solely for the payment of the purchase price of Bonds other than Obligor Bonds.

On each Tender Date, money in the Bond Purchase Fund remaining after payment of the purchase price of Bonds other than Obligor Bonds shall be applied by the Trustee to reimburse the Bank for draws on the Letter of Credit, to pay the purchase price due on Pledged Bonds, to pay the purchase price due on all Obligor Bonds other than Pledged Bonds and to reimburse the Bank for all other amounts certified by the Bank as due to it, but unpaid, under the terms of the Credit Agreement. The balance, if any, shall be paid to the Lessee.

Investment of Special Funds.  Money in the Special Funds may be invested or reinvested in Qualified Investments by the Trustee in accordance with the instructions of the Lessee to the extent that such investment is, in the opinion of the Trustee, feasible and consistent with the purposes for which such fund was created; provided, however, that money in the Bond Fund and Bond Purchase Fund that was derived from a draw on the Letter of Credit or that constitutes Eligible Remarketing

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Proceeds shall be invested only in Federal Securities with a maturity not later than the earlier of (i) 30 days after the date of such investment, or (ii) the Business Day prior to the day when such money will be needed for the payment of debt service on, or the purchase price of, Bonds.

Encumbrances on Trust Estate.  The Issuer covenants in the Indenture that it will not create or permit any mortgage, pledge, lien, charge or encumbrance of any kind on the trust estate prior to or on a parity of lien with the Indenture.

Corporate Existence.  The Indenture permits the Issuer to consolidate with or merge into any corporation, or transfer its property substantially as an entirety to any municipal or public corporation, if (i) payment of the Bonds and the performance and observance of the agreements and covenants of the Indenture are expressly assumed in writing by the surviving or successor corporation and (ii) the Issuer delivers to the Trustee a Favorable Tax Opinion.

Events of Default.  Any one or more of the following will constitute an event of default under the Indenture:

(1)           failure to pay debt service on the Bonds when due,

(2)           failure to pay the purchase price of any Bond tendered for purchase in accordance with the Optional or Mandatory Tender provisions of the Indenture,

(3)           receipt by the Trustee of written notice from the Bank (i) stating that an “Event of Default” under the Credit Agreement has occurred and has not been waived or cured and directing the Trustee to accelerate the Bonds, or (ii) on or before the close of business on the tenth day following a drawing under the Letter of Credit to pay interest on the Bonds, to the effect that the interest portion of the Letter of Credit has not been reinstated for the amount so drawn,

(4)           default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this paragraph specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Issuer, the Lessee and the Bank by the Trustee or to the Issuer, the Lessee, the Trustee and the Bank by the Holders of at least 25% in principal amount of the outstanding Bonds, a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder, unless, in the case of a default or breach that cannot be cured by the payment of money, the Issuer initiates efforts to correct such default or breach within 30 days from the receipt of such notice and diligently pursues such action until the default or breach is corrected; or

(5)           the occurrence of an event of default under the Lease Agreement and the expiration of the applicable grace period, if any, specified therein.

BANKRUPTCY OR INSOLVENCY OF THE BANK IS NOT AN EVENT OF DEFAULT UNDER THE INDENTURE.

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Acceleration.  If an event of default described in clauses (1) or (2) of the preceding paragraph occurs with respect to Bonds other than Obligor Bonds and the Letter of Credit is in effect, or if an event of default described in clause (3) of the preceding paragraph occurs, the Trustee is required by the Indenture to declare immediately the principal of all Bonds and interest accrued thereon to be due and payable immediately.  If an event of default described in clauses (4) or (5) of the preceding paragraph occurs, or if any other event of default occurs and the Letter of Credit is no longer in effect, the Trustee or the holders of not less than 25% in principal amount of Bonds outstanding may (subject to the provisions of the Indenture described below under “Bank’s Participation Required for Amendments and Certain Acts of Bondholders”) declare the principal of all Bonds and the interest accrued thereon to be due and payable immediately.  Upon any declaration of acceleration, if the Letter of Credit is in effect the Trustee is required to draw under the Letter of Credit to pay debt service on Bonds other than Obligor Bonds on the due date specified in such declaration.

Remedies Under Lease Agreement.  The Trustee may, in its own name or on behalf of the Issuer, declare any default and exercise any remedies under the Lease Agreement; provided, however, that if the Letter of Credit is in effect and the Bank has not defaulted in the payment of any draw, neither the Issuer nor the Trustee will exercise any of their remedies under the Lease Agreement without the consent of the Bank.

Indemnity for Costs and Expenses.  The Indenture provides that the Trustee is not required, upon the occurrence of an event of default, to exercise any of its rights or powers under the Indenture at the request of any Bondholders, unless such Bondholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, provided that the Trustee may not require security or indemnity for the performance of its obligations with respect to draws under the Letter of Credit and the acceleration of Bonds.

Limitation on Suits by Bondholders.  The Indenture provides that no Bondholder shall have any right to institute any proceeding for any remedy under the Indenture unless (i) such Bondholder shall previously have given to the Trustee written notice of a continuing event of default, (ii) the holders of not less than 25% in principal amount of Bonds outstanding shall have made written request to the Trustee to institute such proceedings and shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request, (iii) the Trustee shall have failed for a period of 60 days to comply with such request, (iv) no direction inconsistent with such request shall have been given by the holders of a majority in principal amount of the Bonds outstanding, and (v) such direction or request is joined in or approved by the Bank, as described below under “Bank’s Participation Required for Amendments and Certain Acts of Bondholders”.

Directions for Pursuit of Remedies.  The Indenture provides that whenever the Trustee has a choice of remedies or discretion as to details in the exercise of its powers with respect thereto, it must follow any specific direction given by the holders of a majority in principal amount of the Bonds outstanding (subject to the provisions of the Indenture described below under “Bank’s Participation Required for Amendments and Certain Acts of Bondholders”) unless the observance of

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such directions by Bondholders would, in the opinion of the Trustee, unjustly prejudice the Bondholders who have not joined in such directions.

Amendments of Indenture.  The Indenture permits the Issuer and the Trustee, without the consent of any Bondholder, to enter into supplemental indentures to add further covenants and agreements on the part of the Issuer or the Lessee, to cure ambiguities, technical defects or inconsistent provisions, to subject additional security or property to the lien of the Indenture, to provide for book-entry registration, and to secure or maintain ratings on the Bonds.  The Indenture also permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in principal amount of Bonds outstanding (subject to the provisions of the Indenture described below under ABank=s Participation Required for Amendments and Certain Acts of Bondholders”), to amend or modify the Indenture, except that, without the consent of the holders of each Bond affected, the Issuer and the Trustee may not (i) change the due date of principal or interest on any Bond or reduce the principal, premium or interest payable thereon, (ii) reduce the percentage of Bondholders whose consent is required for any waiver or the execution of any supplemental indenture, (iii) permit the creation of any lien on the trust estate prior to, or on a parity with, the Indenture, or (iv) provide for release or cancellation of the Letter of Credit prior to its expiration or termination unless a Substitute Letter of Credit is delivered to the Trustee meeting the requirements of the Indenture.

Bank’s Participation Required for Amendments and Certain Acts of Bondholders.  Any consent, waiver, authorization, direction or approval by Bondholders (or a percentage of Bondholders) under the Indenture and any amendment of the Indenture or Lease Agreement must be joined in or approved in writing by the Bank unless the Letter of Credit is no longer in effect or the Bank is in default under the Letter of Credit; provided, however, that no consent or approval of the Bank will be required for draws by the Trustee under the Letter of Credit or the mandatory acceleration of the Bonds in connection with such a draw.

Defeasance; Satisfaction of Indenture.  The Indenture provides that whenever the entire indebtedness secured by the Indenture shall have been fully paid, the Trustee shall surrender the Letter of Credit for cancellation and shall cancel and discharge the lien of the Indenture. For purposes of the Indenture, any Bond shall be deemed to have been paid if a trust for the payment of all remaining debt service on such Bond shall have been established with the Trustee. Such trust may consist of any combination of cash and/or Federal Securities, and the anticipated income from such Federal Securities may be included in the calculation of the required deposit to such trust.  If a trust for payment of the Bonds is established, the Trustee must receive (i) an opinion of counsel experienced in bankruptcy matters stating in effect that upon the occurrence of an Act of Bankruptcy, money and investments in such trust will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code, (ii) a Favorable Tax Opinion, and (iii) a report by an independent certified public accountant stating in effect that the expected cash flow from such trust, without reinvestment, will be sufficient to make the required payments of debt service with respect to the Bonds.  If such a trust is established prior to a Determination of Taxability, the holders of Bonds to be paid or redeemed from such trust will not be entitled to early redemption as a result of any such Determination of Taxability.

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General Provisions Concerning the Trustee.  The Indenture provides that the Trustee shall not be liable thereunder except for its willful misconduct or its negligence.  The Trustee may consult with counsel, who may or may not be counsel to the Trustee, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it under the Indenture in good faith.  The Trustee is not required to expend its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture (other than its duties with respect to draws under the Letter of Credit and acceleration of Bonds) without reasonable assurance of repayment or indemnity.

Advances by Trustee.  The Trustee may, but is not required to, make advances to effect the performance by the Issuer of its covenants and agreements.  All sums so expended by the Trustee, together with interest at the rate prescribed in the Indenture, shall be secured by the Indenture and, except with respect to money drawn under the Letter of Credit or Eligible Remarketing Proceeds, shall be entitled to priority of payment over any of the Bonds.

Resignation or Discharge of Trustee; Successor Trustee.  The Trustee may resign and be discharged from the trusts of the Indenture upon written notice to the Issuer and the Lessee.  The Trustee may (subject to the provisions of the Indenture described above under “Bank’s Participation Required for Amendments and Certain Acts of Bondholders”) be removed by written instrument signed by the holders of a majority in principal amount of the Bonds then outstanding.  If the Trustee resigns, is removed or becomes otherwise incapable of serving, a successor may (subject to the provisions of the Indenture described above under ABank=s Participation Required for Amendments and Certain Acts of Bondholders”) be appointed by written instrument signed by the holders of a majority in principal amount of the Bonds then outstanding.

The Lease Agreement

The term of the Lease Agreement will begin on the date of delivery of the Bonds and will continue until midnight of April 1, 2021.

Basic Rental Payments.  The Lease Agreement requires the Lessee to make payments at times and in amounts sufficient to pay debt service on the Bonds when due.  The Lease Agreement provides in effect that payments by the Lessee that would otherwise be available for payment of debt service on Bonds may be used to reimburse the Bank for the amount of draws made under the Letter of Credit for such purposes.

Additional Rental Payments.  The Lease Agreement also requires the Lessee to make additional payments (i) to the Trustee on each Tender Date in an amount equal to the purchase price of Bonds to be purchased on such Tender Date (after receiving a credit for available remarketing proceeds), (ii) to the Trustee in an amount equal to the fees, charges, expenses, disbursements and advances made or incurred by the Trustee under the Indenture, and (iii) to the Issuer in an amount equal to the reasonable expenses of the Issuer incurred in connection with the performance of its duties under the Financing Documents.

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Unconditional Obligation.  The Lease Agreement provides that the obligations of the Lessee to make rental payments and to perform and observe its other agreements and covenants under the Lease Agreement are to be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee.

Maintenance of the Project.  The Lease Agreement is a net lease, and, under the terms thereof, the Lessee must, at its own expense (i) maintain the Project in good condition, repair and working order, (ii) make all necessary repairs, renewals, replacements, betterments and improvements to the Project as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (iii) pay all gas, electric, water, sewer and other charges for the operation, use and upkeep of the Project, and (iv) pay all taxes, assessments and governmental charges lawfully levied upon the Project.

Improvements and Alterations.  The Lease Agreement provides that the Lessee may, at its own expense, make changes, additions, improvements or alterations to the buildings, structures and other improvements constituting a part of the Project.

Assignment and Subletting.  The Lease Agreement permits the Lessee to sublet the Project and assign its leasehold interest in the Project.

Tax Exemption.  The Lessee covenants and agrees in the Lease Agreement that it will not take any action, or fail to take any action, if such action or failure to act would cause interest on the Bonds to be Taxable.  The Lessee is specifically required, among other things, to make when due all required rebate payments to the United States Treasury of “excess” arbitrage profits.

The Lease Agreement provides that if the Lessee receives written notice from the holder of any Bond, or otherwise receives notice in writing indicating, that the Internal Revenue Service has claimed that interest on the Bonds is Taxable, the Lessee shall promptly notify the Trustee in writing of such claim.

Disposition and Substitution of Equipment.  The Lessee is permitted to sell or otherwise dispose of any item of the equipment constituting a part of the Project which may have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business carried on by the Lessee at the Project.

Insurance.  The Lessee will at all times maintain liability insurance with respect to the Project for the benefit of the Issuer, as well as the Lessee.

Damage to or Destruction of Project.  If the Project is damaged or destroyed in whole or in part, the Lease Agreement provides: (1) if the indebtedness owed to the Bank is not fully paid, any loss proceeds of insurance with respect to such damage or destruction shall be applied as provided by the Bank; and (2) if such indebtedness has been fully paid, such loss proceeds shall be paid to the Lessee.

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Condemnation.  If the Project or any part thereof is taken by the exercise of the power of eminent domain and the indebtedness owed to the Bank is not fully paid, the condemnation award shall be applied as provided by the Bank.  If the indebtedness has been fully paid, the condemnation award shall be paid to the Lessee and applied to the cost of acquisition or construction of additional facilities that will become part of the Project subject to the Lease Agreement.

Purchase and Termination Options.  The Lease Agreement grants to the Lessee options to: (i) terminate the Lease Agreement after the Bonds are fully paid or provisions for the payment thereof have been made in accordance with the Indenture; and (ii) purchase the Project for a nominal amount after all Bonds have been paid or provision for the payment of the Bonds has been made in accordance with the Indenture.

Events of Default.  Any one or more of the following will constitute an event of default under the Lease Agreement:

(1)           default in the payment of any rental payment with respect to debt service on or the purchase price of the Bonds;

(2)           default in the performance, or breach, of any covenant or warranty of the Lessee under the Lease Agreement and such default continues for a period of 30 days after written notice thereof is sent to the Lessee and the Bank by the Issuer or the Trustee; and

(3)           the occurrence of an event of default, as therein defined, under the Indenture and the expiration of the applicable grace period, if any, specified therein.

Remedies Upon Default.  If an event of default occurs under the Lease Agreement, the Issuer (or the Trustee or Bank, as provided therein) may exercise any of the following remedies:

(1)           declare all installments of rent for the remainder of the lease term immediately due and payable in an amount not to exceed the principal amount of Bonds outstanding plus the redemption premium (if any) payable with respect thereto, plus the interest accrued thereon to the date of such declaration;

(2)           reenter and take possession of the Project and lease the Project or any part thereof for the account of the Lessee, holding the Lessee liable for any deficiency in rental;

(3)           terminate the Lease Agreement, exclude the Lessee from possession of the Project and, if the Issuer elects to do so, lease the same for the account of the Issuer, holding the Lessee liable for all rent due up to the date of such termination; and

(4)           take whatever other action may seem desirable for the collection of rental and the enforcement of any obligations, covenants or agreements of the Lessee under the Lease Agreement.

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TAX EXEMPTION

In the opinion of Bond Counsel, under existing law interest on the Bonds will be excluded from gross income for federal income tax purposes, except that (i) during the period when any Bond is held by a person who is a substantial user of the Project or who is related to a substantial user, within the meaning of the Internal Revenue Code, interest on such Bond will be included in the gross income of such person, (ii) the Lessee or another person, by taking action that causes the $10 million limitation set forth in Section 144(a)(4) of the Internal Revenue Code to be exceeded, may cause interest on the Bonds to become included in gross income as of the date such limitation is exceeded, (iii) the Lessee or another person, by taking action that causes the $40 million limitation set forth in Section 144(a)(10) of the Code to be exceeded, may cause interest on the Bonds to be included in gross income, retroactive to the date of issuance, and (iv) the Issuer and the Lessee, by failing to comply with all requirements of the Internal Revenue Code that must be satisfied subsequent to the issuance of the Bonds, may cause interest on the Bonds to be included in gross income of the holders thereof, retroactive to the date of issuance.  The Lessee has covenanted that it will not cause or permit such $10 million limitation or such $40 million limitation to be exceeded, and the Issuer and the Lessee have covenanted that they will comply with all requirements of the Internal Revenue Code that must be satisfied subsequent to the issuance of the Bonds in order that interest thereon be and remain excluded from gross income.  In addition, noncompliance with certain provisions of the Lease Agreement, the Indenture or that certain Tax Exemption Agreement and Non-Arbitrage Certificate among the Issuer, the Lessee and the Trustee may cause interest on the Bonds to become subject to federal income taxation retroactively to the date of issuance thereof.  The Indenture provides that the interest rate on the Bonds may not be converted to a Term Rate and certain other changes may not be made to the terms of the Bonds and related documents or in the security for the Bonds unless the Trustee receives an opinion of nationally recognized bond counsel stating in effect that such conversion or change will not cause interest on the Bonds to be Taxable.  Bond Counsel will express no opinion about the effect of such future events.  If interest on the Bonds does become Taxable, the Bonds are subject to mandatory redemption.  See “THE BONDS - Redemption Prior to Maturity - Mandatory Redemption Upon Determination of Taxability”.

Bond Counsel is also of the opinion that under existing law interest on the Bonds will be an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations.

Bond Counsel will express no opinion regarding federal tax consequences arising with regard to the Bonds other than the opinions referred to in the preceding paragraphs of this section.

The proposed opinion of Bond Counsel is attached as Appendix A.  In rendering its opinion, Bond Counsel will rely upon certain factual representations and warranties of the Issuer and the Lessee.

Ownership of tax-exempt obligations, including the Bonds, may result in collateral federal income tax consequences to certain taxpayers, including without limitation, corporations subject to the environmental tax or the branch profits tax, financial institutions, property and casualty insurance companies, life insurance companies, individual recipients of Social Security or Railroad Retirement

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benefits and taxpayers who may be deemed to have incurred (or continued) indebtedness to purchase or carry tax-exempt obligations.  Prospective purchasers of the Bonds should consult their tax advisors as to applicability of any such collateral consequences.

Bond Counsel is also of the opinion that under existing law, the interest income on the Bonds will be exempt from present State of Alabama income taxation.

CONTINUING DISCLOSURE

No financial statements or operating data concerning the Issuer are included in this Official Statement and the Issuer has not undertaken to provide any such information in the future.

The initial offering and reoffering of the Bonds are exempt from the requirements of Rule 15c2-12 (the “Rule”) of the Securities and Exchange Commission, including the continuing disclosure requirements of paragraph (b)(5) of the Rule under the Securities Exchange Act of 1934, as amended, so long as the interest rate determination method is a Variable Rate.  If a Fixed Rate is established for the Bonds, the Bonds may become subject to the continuing disclosure requirements of the Rule and, in such event, the Obligor has agreed in the Remarketing Agreement to comply with the applicable requirements of the Rule which include, among other things, entering into an undertaking to provide, for the benefit of the Beneficial Owners of the Bonds, certain continuing information as required by the Rule.

UNDERWRITING

The Issuer, the Obligor and the Underwriter have entered into a Bond Purchase Agreement with respect to the initial offering of the Bonds. Banc One Capital Markets, Inc. (the “Underwriter”), has agreed, subject to certain conditions, to purchase the Bonds from the Issuer at a price of $8,500,000.  The Lessee has agreed to pay the Underwriter a fee equal to $85,000, plus expenses.  The Lessee has also agreed to pay the Underwriter certain fees, payable from time to time, in connection with its services as Remarketing Agent.

The Lessee has agreed to indemnify the Underwriter and the Issuer against certain liabilities, including liabilities under the federal securities laws, in connection with this Official Statement.

The obligation of the Underwriter to purchase the Bonds is subject to certain terms and conditions set forth in the purchase contract entered into among the Underwriter, the Lessee and the Issuer.  The Bonds may be offered and sold to certain dealers, banks and others at prices lower than the initial offering prices, and such initial offering prices may be changed, from time to time, by the Underwriter.  Each prospective purchaser of the Bonds is being furnished a copy of this Official Statement, together with any supplements to this Official Statement.

Neither the Issuer nor the Lessee as of the date of this Official Statement has contracted with the Underwriter to provide ongoing secondary market disclosure regarding their operations and financial affairs.

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The Underwriter is a broker-dealer and an indirect subsidiary of BANK ONE CORPORATION (“BANKONE”).  BANKONE, a multi-bank holding company. Any obligations of the Underwriter are its sole obligations and do not create any obligations on the part of any affiliate of the Underwriter, including any affiliated banks.  Securities sold, offered or recommended by the Underwriter are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by any affiliated bank of the Underwriter and are not otherwise an obligation or responsibility of any such affiliated bank.

LEGAL MATTERS

Legal matters incident to the issuance of the Bonds and with regard to the tax-exempt status of the interest thereon (see “TAX EXEMPTION” herein), are subject to the approving opinion of Balch & Bingham LLP, Bond Counsel.  It is anticipated that the approving opinion of Bond Counsel will be substantially in the form attached hereto as Appendix A.  Certain legal matters will be passed upon for the Issuer by its counsel, Campbell & Hopkins, Anniston, Alabama, for the Lessee by its counsel, and for the Bank by its counsel, Morrison & Foerster LLP, Los Angeles, California.

LITIGATION

The Issuer.  There is not now pending or, to the knowledge of the Issuer, threatened any litigation restraining or enjoining the issuance or delivery of the Bonds or the proceedings or authority under which they are to be issued.  Neither the creation, organization or existence of the Issuer, nor the title of the present members or other officers of the Issuer to their respective offices is being contested.  There is no litigation pending or, to its knowledge, threatened which in any manner questions the right of the Issuer to enter into the Lease Agreement with the Lessee or to secure the Bonds in the manner provided in the Indenture.

The Lessee.  The Lessee has no litigation or proceedings pending or, to its knowledge, threatened against it which, if adversely determined, would substantially and adversely affect the financial condition of the Lessee.

ADDITIONAL INFORMATION

Any statements in this Official Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.  This Official Statement is not to be construed as a contract or agreement between the Issuer, the Lessee or the Bank and purchasers or owners of any of the Bonds.

The Lessee has reviewed the information contained herein which relates to it and has approved all such information for use within this Official Statement.

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The execution and delivery of this Official Statement have been duly authorized by the Issuer.

CALHOUN COUNTY ECONOMIC DEVELOPMENT COUNCIL

By /s/ Fred M. Denney
Chairman of the Board of Directors
Approval by the Lessee

AMERON INTERNATIONAL CORPORATION

By /s/ James R. McLaughlin
Vice President and Treasurer

By /s/ Javier Solis
General Counsel and Secretary

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APPENDIX A

Proposed Opinion of Bond Counsel

APPENDIX A

April 26, 2001

Calhoun County Economic Development Council

Anniston, Alabama

We have acted as bond counsel in connection with the issuance of the $8,500,000 Industrial Development Revenue Bonds (Ameron Project), Series 2001 (the “Bonds”) by The Calhoun County Economic Development Council, a public corporation organized under the laws of the State of Alabama (the “Issuer”), including particularly Act No. 82-222 enacted at the 1982 Regular Session of the Alabama Legislature, ratified by Amendment No. 563 of the Alabama Constitution, as amended from time to time (the “Enabling Law”).  The Bonds are being issued pursuant to a Trust Indenture dated as of April 1, 2001 (the “Indenture”) between the Issuer and Bank One Trust Company, National Association, a national banking association with its principal place of business in Chicago, Illinois (the “Trustee”), to finance a portion of the costs of acquiring, constructing, installing and equipping certain facilities (the “Project”) for the manufacture of concrete lighting poles.

Pursuant to a Lease Agreement dated as of April 1, 2001 (the “Lease Agreement”) between the Issuer and Ameron International Corporation, a corporation organized under the laws of the State of Delaware (the “Lessee”), the Issuer has leased the Project to the Lessee, and the Lessee has agreed to pay rentals at times and in amounts sufficient to pay when due the principal of, premium (if any) and interest on the Bonds.  Pursuant to the Indenture the Issuer has assigned and pledged to the Trustee all the Issuer’s rights under the Lease Agreement, except for certain rights for the exclusive benefit of the Issuer (relating to indemnification, reimbursement of expenses and receipt of notices and other communications).

The Lessee has caused Bank One, NA, a national banking association with its main office in Chicago, Illinois (the “Bank”), to issue an irrevocable letter of credit (the “Letter of Credit”) in favor of the Trustee in the amount of (i) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered to the Trustee for purchase, plus (ii) the maximum amount of interest payable on the Bonds for a period of 45days at the maximum annual rate of 10%, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the purchase price of Bonds tendered to the Trustee for purchase.  The Letter of Credit will expire on May 31, 2002 (or will terminate sooner upon the occurrence of certain events).  Subject to the terms and conditions of the Indenture and the Lease Agreement, the Lessee may, at its option, replace the Letter of Credit with a substitute letter of credit.

The Letter of Credit has been issued by the Bank pursuant to a Letter of Credit and Reimbursement Agreement dated as of April 1, 2001 (the “Credit Agreement”) between the Bank and the Lessee, whereby the Lessee has agreed, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to the Letter of Credit.

The Bonds are limited obligations of the Issuer payable solely out of (i) payments by the Lessee pursuant to the Lease Agreement, (ii) any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project, and (iii) money received by the Trustee from a draw on the Letter of Credit.  The Trustee will not have a lien on or security interest in the Project.

We have examined executed counterparts of the Indenture and the Lease Agreement and such other certificates, proceedings, proofs and documents as we have deemed necessary in connection with the opinions hereinafter set forth.

As to various questions of fact material to our opinion, we have relied upon the representations made in the documents described above and upon certificates of certain public officials and officers of the Issuer, the Lessee and the Trustee (including without limitation certificates by the Issuer and the Lessee as to the use of Bond proceeds which are material to our opinion in paragraph 5 below), without undertaking to verify the same by independent investigation.

Reference is hereby made to separate opinions of even date by (i) Javier Solis, Esq., general counsel for the Lessee, with respect to, among other matters, the corporate status of the Lessee, the corporate power and authority of the Lessee to enter into and perform its obligations under the Lease Agreement, the authorization, execution and delivery of the Lease Agreement, and the binding effect and enforceability of the Lease Agreement upon the Lessee, (ii) Morrison & Foerster LLP, counsel for the Bank, with respect to, among other matters, the binding effect and enforceability of the Letter of Credit, and (iii) Campbell & Hopkins, counsel to the Issuer, with respect to, among other matters, the validity and enforceability of the Lease Agreement and the Indenture against the Issuer.

Based upon the foregoing, and upon such investigation as we have deemed necessary, we are of the opinion that:

1.             The Issuer has been duly organized as a public corporation under the Enabling Law.

2.             The Issuer has corporate power and authority to enter into and perform its obligations under the Lease Agreement and the Indenture and to issue and deliver the Bonds.  The execution, delivery and performance of its obligations under the Lease Agreement and the Indenture and the issuance and delivery of the Bonds by the Issuer have been duly authorized by all requisite corporate action, and the Lease Agreement, the Indenture and the Bonds have been duly executed and delivered by the Issuer.

3.             The Bonds constitute legal, valid and binding limited obligations of the Issuer, payable as to principal, premium (if any) and interest solely out of (i) payments by the Lessee pursuant to the Lease Agreement, (ii) any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project, and (iii) money received by the Trustee from a draw on the Letter of Credit.

4.             The Indenture and the Lease Agreement constitute legal, valid and binding obligations of the Issuer and are enforceable against the Issuer.

5.             Under existing law, interest on the Bonds is excluded from gross income of the holders thereof for purposes of federal income taxation, except that (i) during the period when any Bond is held by a person who is a “substantial user” of the Project or who is a “related person” of a substantial user, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), interest on such Bond will be included in the gross income of such person, (ii) the Lessee or another person, by taking action that causes the $10 million limitation set forth in Section 144(a)(4) of the Code to be exceeded, may cause interest on the Bonds to become included in gross income as of the date such limitation is exceeded, (iii) the Lessee or another person, by taking action that causes the $40 million limitation set forth in Section 144(a)(10) of the Code to be exceeded, may cause interest on the Bonds to be included in gross income, retroactive to the date of issuance, and (iv) the Issuer and the Lessee, by failing to comply with all requirements of the Code that must be satisfied subsequent to the issuance of the Bonds, may cause interest on the Bonds to be included in gross income of the holders thereof, retroactive to the date of issuance.  The Lessee has covenanted that it will not cause or permit such $10 million limitation or such $40 million limitation to be exceeded, and the Issuer and the Lessee have covenanted that they will comply with all requirements of the Code that must be satisfied subsequent to the issuance of the Bonds in order that interest thereon be and remain excluded from gross income.  In addition, noncompliance with certain provisions of the Lease Agreement, the Indenture or that certain Tax Exemption Agreement and Non-Arbitrage Certificate among the Issuer, the Lessee and the Trustee may cause interest on the Bonds to become subject to federal income taxation retroactively to the date of issuance thereof.  The Indenture provides that the interest rate on the Bonds may not be converted to a Term Rate (as therein defined) and certain other changes may not be made to the terms of the Bonds and related documents or in the security for the Bonds unless the Trustee receives an opinion of nationally recognized bond counsel stating in effect that such conversion or change will not cause interest on the Bonds to be included in gross income.  We express no opinion about the effect of such future events.

6.             Under existing law, interest on the Bonds is an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations.

7.             Under existing law, interest on the Bonds is exempt from Alabama income taxation.

We express no opinion regarding federal tax consequences arising with regard to the Bonds, other than the opinions expressed in paragraphs 5 and 6 above.

The opinions expressed above are also subject to the following assumptions, qualifications, limitations and exceptions:

(i)            We have assumed, without investigation, (a) the genuineness of all documents, and the signatures thereon, not signed in our presence, (b) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies, (c) the due authorization, execution and delivery of the Indenture by the Trustee, and the validity and enforceability of the Indenture against the Trustee, and (d) the due authorization, execution and delivery of the Lease Agreement by the Lessee, and the validity and enforceability of the Lease Agreement against the Lessee.

(ii)           We express no opinion with respect to the enforceability of any provision of the Indenture or the Lease Agreement relating to (a) waiver of notice, presentment or demand, (b) the availability of “self help” remedies, (c) the occurrence of an event of default upon certain acts of bankruptcy, insolvency or receivership of the Issuer or the Lessee, (d) waiver of any present or future usury laws, (e) rights granted to any party which are in contravention of, or which modify or waive, the right to receive notice or any other right prescribed by the Alabama Uniform Commercial Code, as adopted and in effect from time to time, or other applicable law, or (f) the title to any property or other collateral.

(iii)          The Bonds, the rights of the holders of the Bonds, the Indenture and the Lease Agreement and the enforceability of all of the foregoing may be limited by provisions of the Federal Bankruptcy Code and any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and general principles of equity, including the exercise of judicial discretion, which may limit the specific enforcement of certain remedies.

(iv)          We have not examined any documents or other information concerning the business or financial condition of the Lessee or the Bank and we express no opinion as to the accuracy or completeness of any information with respect to the Lessee or the Bank that may have been relied upon by the owners of the Bonds in making their decision to purchase the Bonds.

(v)           We are licensed only to practice in the State of Alabama.  Our opinions expressed herein are limited to the application of the laws of the State of Alabama and the federal laws of the United States of America, and do not extend to any laws of any other state or nation.

(vi)          This opinion is (a) limited to matters stated herein and no opinion may be inferred or implied beyond the matters expressly stated, (b) given for your use and benefit only and may not be relied upon by any other parties or in any other opinion of any other parties, including any counsel or accountant of any other parties, without our prior written consent, (c) given only with respect to the particular transaction described in this opinion and no other and (d) given with the express understanding that we have no obligation to advise you of changes in law or fact even though such changes may affect the opinions expressed herein.

(vii)         No assurances can be given that federal legislation will not be introduced and enacted which could adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes or the tax treatment of certain owners of the Bonds as a result of the receipt of such interest.

Respectfully submitted,

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$__________________

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF _________________

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(_________________ PROJECT), SERIES _________

BOND PURCHASE AGREEMENT

Dated ___________________

The Industrial Development Board of the City of __________________

[address]

____________________, AL  __________

____________________________________

[address]

Ladies and Gentlemen:

___________________________ (the “Underwriter”) offers to enter into the following agreement with _____________________, a ________________corporation (the “Company”) and The Industrial Development Board of the City of __________, a public ____________ created and existing under the laws of the State of Alabama (the “Issuer”), which upon the acceptance by the Company and the Issuer of this offer, will be binding upon the Company and the Issuer and, subject to the terms and conditions set forth herein, upon the Underwriter.  Terms not otherwise defined herein shall have the same meanings assigned to such terms in the Indenture hereinafter referred to.

1.             Purchase and Sale of the Bonds.  (a) Upon the terms and conditions and upon the basis of the respective representations, warranties and covenants herein, the Underwriter hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell to the Underwriter, $_______________ aggregate principal amount of the Issuer’s Industrial Development Revenue Bonds (______________ Project), Series _________ (the “Bonds”) at the purchase price of $______________ (face amount less Underwriter’s discount of $_____).  The obligations of the Issuer to sell, and of the Underwriter to purchase hereunder, are with respect to all (but not less than all) of the Bonds.

(b)           The Bonds shall be substantially as described in the Official Statement dated the date hereof (as it may be amended or supplemented from time to time, the “Official Statement”), and in the Trust Indenture dated as of __________________ (the “Indenture”) between ________________ acting as Trustee (the “Trustee”), and the Issuer, authorizing the issuance of the Bonds, which shall be issued and secured under and pursuant to the Indenture.  The proceeds of the sale of the Bonds will be used for the purpose of acquiring, constructing, rehabilitating, installing and equipping certain facilities (the “Project”) for the manufacture of _____________________________ in __________, Alabama.  The Issuer shall lease the Project to the Company pursuant to a Lease Agreement dated as of ____________________ (the “Lease Agreement”), between the Issuer and the Company.  Payment of the principal and purchase price of the Bonds and of interest to accrue thereon initially shall be secured by an irrevocable, direct- pay letter of credit (the “Letter of Credit”) to be issued by ______________________ (the “Letter of Credit Bank”), pursuant to that certain ______________ Agreement dated (the “Reimbursement Agreement”).

2.             Approval of Official Statement and Other Documents.  At or before the Closing (as hereinafter defined), the Issuer and the Company shall deliver to the Underwriter such reasonable number of copies of the Official Statement as the Underwriter shall request.  The Company authorizes and approves the Official Statement and the Issuer and the Company consent to the use by the Underwriter of the Official Statement.  The Company and the Issuer have authorized or approved or will authorize or approve the Indenture, the Bonds, the Lease Agreement, the Remarketing Agreement dated as of _____________________ (the “Remarketing Agreement”) among the Company, the Trustee and ____________________, as Remarketing Agent, the Tax Exemption Certificate and Agreement to be dated as of the date of Closing (the “Tax Agreement”), among the Issuer, the Company and the Trustee and the Letter of Representations to be dated as of the date of Closing (the “DTC Agreement”) among the Issuer, the Trustee, the Remarketing Agent and The Depository Trust Company (“DTC”), each with such changes made prior to Closing as may be approved by the Issuer, the Company and the Underwriter. The Company and the Issuer ratify and consent to the use by the Underwriter of the Preliminary Official Statement relating to the Bonds in connection with the offering of the Bonds prior to the date hereof, which the Issuer and the Company deemed final as of its date within the meaning of Rule 15c2-12 of the Securities and Exchange Commission (“Rule 15c2- 12”).

3.             Representations, Warranties and Covenants of the Company.  The Company represents and warrants to and covenants with the Underwriter and the Issuer that:

(a)           The Company is a ____________ duly created and validly existing under the laws of the State of _______________ and is duly qualified to conduct its business in the State of Alabama.

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(b)           The information with respect to the Company and the use of Bond proceeds and the descriptions of the Bonds, the Indenture, the Lease Agreement and the Reimbursement Agreement contained or incorporated by reference in the Official Statement as of its date and as of the date of the Closing did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c)           At or prior to the Closing, the Company will have entered into the Lease Agreement, the Tax Agreement, the Remarketing Agreement and the Reimbursement Agreement (such documents are herein collectively referred to as the “Company Documents”).  The Company Documents will thereupon constitute valid and binding agreements of the Company and, assuming the due authorization, execution and delivery by the other parties thereto, will be enforceable against the Company in accordance with their respective terms (subject in each instance to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to the availability of equitable remedies).

(d)           This Bond Purchase Agreement has been authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to the availability of equitable remedies).

(e)           Except as may be set forth in the Official Statement, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Company or the Project or involving the business or property of the Company wherein an unfavorable decision, ruling or finding would adversely affect (i) the transactions contemplated herein or in the Company Documents or the Official Statement, or (ii) the validity or enforceability of the Company Documents, this Bond Purchase Agreement or any other material agreement or instrument to which the Company is a party and which is used or contemplated for use in the consummation of the transactions contemplated herein or in the Company Documents or the Official Statement.

(f)            The Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, lease, loan or other agreement to which the Company is a party or its property is subject which would have a materially adverse effect on its obligations hereunder or the transactions contemplated hereby.

(g)           The execution and delivery by the Company of this Bond Purchase Agreement and the Company Documents, and compliance with the provisions thereof and hereof, do not and will

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not conflict with or constitute on the part of the Company a breach or violation of, or (with or without the giving of notice or lapse of time or both) a default under, its certificate of incorporation or ____________, or any agreement, indenture, mortgage or lease by which the Company is or may be bound, or any existing law, administrative regulation, decree or order applicable to the Company or to which its property is subject.

(h)           Except for actions of the Company which may be required pursuant to requests of the Underwriter to be made pursuant to paragraph (i) of this Section 3, no approval of any governmental or regulatory body is required in connection with the execution and delivery of, and performance by the Company of its obligations under, this Bond Purchase Agreement and the Company Documents.

(i)            The Company will furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offering and sale under the “blue sky” or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it would not otherwise be required to qualify or to take any action which would subject it to general service of process in any jurisdiction where it would not otherwise be so subject.

(j)            The Company will notify the Underwriter of any event occurring before Closing or within 25 days after the end of the underwriting period for the Bonds (within the meaning of Rule 15c2-12) which would require a change in the Official Statement in order to make the statements therein, in light of the circumstances under which made, not misleading and will furnish at the Company’s expense to the Underwriter such reasonable number of copies as the Underwriter shall request of amendments or supplements to the Official Statement in order that the statements in the Official Statement, as so amended or supplemented, will not, in the light of the circumstances under which made, when the Official Statement as so amended or supplemented is delivered to a purchaser, be misleading.

(k)           The interest rate on any Bond will not be converted from a Variable Rate to a Term Rate unless the applicable continuing disclosure requirements of Rule 15c2-12 are satisfied.

The Company may presume for purposes of this Section 3 that the underwriting period for the Bonds will end on the date of issuance and delivery thereof unless the Company is otherwise notified in writing at the Closing by the Underwriter.

Any certificate signed by any official of the Company and delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to statements made therein.

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4.             Representations, Warranties and Covenants of the Issuer.  The Issuer represents and warrants to and covenants with the Underwriter and the Company that:

(a)           The Issuer is a public ____________ duly created and existing under the laws of the State of Alabama.

(b)           The Issuer has duly adopted a resolution on _____________________ (the “Bond Resolution”), duly authorizing the execution and delivery of the Lease Agreement, the Indenture, the Tax Agreement, the Remarketing Agreement, the DTC Agreement and this Bond Purchase Agreement, the issuance and sale of the Bonds and all actions necessary or appropriate to carry out the same.  The Lease Agreement, the Indenture, the Tax Agreement, the Remarketing Agreement, the DTC Agreement and the Bonds are collectively referred to as the “Issuer Documents.”

(c)           The Issuer has full power and authority to issue and sell the Bonds as provided in the Lease Agreement, the Indenture and the Official Statement and to enter into the Issuer Documents and this Bond Purchase Agreement.

(d)           Each meeting of the governing body of the Issuer at which action was taken or considered in connection with the Issuer Documents, including the meeting at which the Bond Resolution was adopted, was a duly noticed and held meeting, open to the public at all times.

(e)           This Bond Purchase Agreement has been duly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Issuer, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to the availability of equitable remedies).

(f)            The Issuer Documents, when executed and delivered by the Issuer, and assuming the due authorization, execution and delivery by the other parties thereto, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to the availability of equitable remedies).

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(g)           When delivered to and paid for by the Underwriter in accordance with the terms of this Bond Purchase Agreement and duly authenticated by the Trustee, the Bonds will have been duly authorized, executed, issued and delivered, and will constitute legal, valid and binding limited obligations of the Issuer, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to the availability of equitable remedies), and the Bonds will be entitled to the benefits of the Indenture.

(h)           The information with respect to the Issuer contained under the heading “The Issuer” in the Official Statement does not at the date hereof, and will not as of the Closing, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(i)            There is no action, suit, proceeding or investigation at law or in equity before or by any court, either state or federal, r public board or body, pending or threatened, calling into question the existence or operations (except as may be disclosed in the Official Statement) of the Issuer, the validity of the Issuer Documents or this Bond Purchase Agreement or the authority of the Issuer to enter into the Issuer Documents or to issue the Bonds.

(j)            The authorization, execution and delivery by the Issuer of the Issuer Documents and this Bond Purchase Agreement will not violate any existing decree, writ or injunction and will not contravene the provisions of, constitute a default under, or result in the creation of a lien, charge or encumbrance prohibited by, any existing agreement, indenture, bond resolution or other instrument to which the Issuer is a party or by which the Issuer or any of its assets are bound.

(k)           The Issuer is not in default, and at no time has been in default, in the payment of principal of, premium, if any, or interest on, or otherwise in default with respect to, any bonds, notes or other obligations which it has issued, assumed or guaranteed as to payment of principal, premium, if any, or interest.

(l)            The Issuer will cooperate with the Company in preparing and making available to the Underwriter any amendments or supplements to the Official Statement pursuant to Section 3(j) hereof at the Company’s expense.

(m)          The Issuer will furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offering and sale under the “blue sky” or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may request; provided, that in no event shall the Issuer be obligated to consent to service of process in any jurisdiction other than the State of Alabama.

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Any certificate signed by any official of the Issuer and delivered to the Underwriter shall be deemed a representation and warranty by the Issuer to the Underwriter as to statements made therein.

5.             Closing.  On or prior to 1:00 p.m., local time, on _________________, at the offices of Balch & Bingham LLP, in Birmingham, Alabama, or at such other time or such other date or such other place as shall have been mutually agreed upon by the Company, the Issuer and the Underwriter, (a) the Issuer will deliver, or cause to be delivered, to the Underwriter, the Bonds in definitive form duly executed by the Issuer and authenticated by the Trustee, and (b) the Underwriter will accept such delivery and pay the purchase price of the Bonds, subject to the provisions hereof including, without limitation, Section 7 hereof, by wire transfer to an account designated by the Trustee or by delivering a check payable in immediately available funds, payable to the Trustee, as provided in the Indenture, or by such other means as is acceptable to the Issuer, the Company, the Underwriter and the Trustee. The Company will also reimburse the Underwriter for all reasonable fees and expenses incurred in connection with the Bonds. The above described payments and delivery is herein called the “Closing.”

The Bonds will be delivered to the Underwriter registered to Cede & Co., as nominee for The Depository Trust Company.

It is anticipated that a CUSIP identification number will be printed on the Bonds, but neither the failure to print such number on any Bond nor any error in the printing of such number shall constitute cause for a failure or refusal by the Underwriter to accept delivery of and pay for any Bonds. The Issuer and the Company will cooperate with the Underwriter to obtain the CUSIP number.

6.             Termination of Bond Purchase Agreement. The Underwriter shall have the right to cancel its obligation to purchase the Bonds if, after the time of execution hereof and on or before the date of Closing: (i)(a) legislation shall be enacted by the House of Representatives or the Senate of the Congress of the United States, or recommended by the President of the United States to the Congress of the United States for passage, or favorably reported for passage to either the House of Representatives or the Senate by any committee of either body to which such legislation has been referred for consideration, (b) a decision shall be entered by a court established under Article III of the Constitution of the United States, or the Tax Court of the United States, or (c) a ruling, regulation or order of the Treasury Department of the United States or the Internal Revenue Service shall be made or proposed, which in each such case has the purpose or effect of including the interest on the Bonds in the gross income of the owners of the Bonds for federal income tax purposes; (ii) legislation shall be enacted, or actively considered for enactment by the United States Congress, or a decision by a court of the United States shall be rendered, or a ruling or regulation by the Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter shall be made or proposed, the effect of which is that (A) the Bonds, or any other “security” as defined in the Securities Act of 1933, as amended and as then in effect (the “Securities Act”) relating to the Bonds, is not exempt from the registration, qualification or other requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder (the “Exchange Act”), or (B) the Indenture is not exempt from the registration,

7

qualification or other requirements of the Trust Indenture Act of 1939, as amended and as then in effect (the “Trust Indenture Act”), except for modifications of any law or regulation referred to in either subclause (A) or (B) of this clause (ii) in effect on the date hereof with which the Company or the Issuer comply, have complied or undertake to comply; (iii) a stop order, ruling or regulation by the Securities and Exchange Commission shall be issued or made, the effect of which is that the issuance, offering or sale of the Bonds, as contemplated herein or in the Official Statement, is or would be in violation of any provision of the Securities Act, the Exchange Act, the Trust Indenture Act, or other federal law; (iv) there shall occur any event which in the reasonable judgment of the Underwriter and the Company either (A) makes untrue or incorrect in any material respect any statement or information contained in the Official Statement or (B) is not reflected in the Official Statement but should be reflected therein in order to make the statements and information contained therein not misleading in any material respect and, in either case, the Company, the Letter of Credit Bank or the Issuer refuses to permit the Official Statement to be supplemented to correct or supply such statement or information, or the effect of the Official Statement as so corrected or supplemented is, in the reasonable judgment of the Underwriter and the Company, to materially adversely affect the market for the Bonds; (v) there shall have been an outbreak or escalation of hostilities or any other insurrection or armed conflict or any calamity or crisis which, in the reasonable judgment of the Underwriter, materially adversely affects the market for the Bonds; (vi) there shall have been a general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Pacific Stock Exchange, the Chicago Board of Trade, or the National Association of Securities Dealers Automated Quotations system, the effect of any of which on the financial markets of the United States is, in the reasonable judgment of the Underwriter, to materially adversely affect the market for the Bonds; (vii) a banking moratorium shall have been declared by federal, Alabama or New York authorities; (viii) there shall have occurred any material adverse change in the affairs of the Company, the Letter of Credit Bank or the Issuer or the transactions contemplated by this Bond Purchase Agreement which in the reasonable judgment of the Underwriter materially adversely affects the market for the Bonds; (ix) there shall be any litigation, pending or threatened, which, in the reasonable judgment of the Underwriter, makes it impracticable or inadvisable to offer or deliver the Bonds on the terms contemplated by the Official Statement; or (x) the Indenture, the Official Statement, the Company Documents, the Letter of Credit and the Issuer Documents are not executed, approved and delivered. In the event of any termination of this Bond Purchase Agreement permitted under this Section 6, there shall be no liability of any party to this Bond Purchase Agreement to any other party, other than as provided in Sections 9 and 11.

7.             Conditions to the Underwriter’s Obligations.  The obligations of the Underwriter hereunder shall be subject to the performance by the Company and the Issuer of their obligations to be performed hereunder at and prior to the Closing and to the following conditions:

(a)           At the time of the Closing, the Official Statement, the Company Documents, the Letter of Credit and the Issuer Documents shall be in full force and effect in the form heretofore approved by the Company, the Issuer, the Trustee and the Underwriter and none of the foregoing documents shall have been amended, modified or supplemented from the forms thereof as of the

8

date hereof, except as may have been approved by the Underwriter, the Closing in all events, however, to be deemed such approval.

(b)           At or prior to the Closing, the Underwriter shall receive the following documents in such number of counterparts as shall be mutually agreeable to the Underwriter, the Issuer and the Company:

(1)           The opinion of __________________, counsel to the Company, dated the date of Closing, in form and substance satisfactory to the Underwriter;

(2)           The opinion of _____________________, counsel to the Letter of Credit Bank, dated the date of Closing, in form and substance satisfactory to the Underwriter;

(3)           The approving bond opinion of Balch & Bingham LLP, Bond Counsel, dated the date of Closing, substantially in the form appearing on Appendix A to the Official Statement;

(4)           The supplemental opinion of Balch & Bingham LLP, Bond Counsel, dated the date of Closing, in form and substance satisfactory to the Underwriter;

(5)           A certificate dated the date of Closing and signed by the Company in form and substance satisfactory to the Underwriter, including certifications to the effect that (A) each of the representations and warranties of the Company set forth in Section 3 hereof and in the Company Documents shall be accurate as if made on and as of the date of Closing, (B) all of the conditions and agreements required in this Bond Purchase Agreement to be satisfied or performed by the Company at or prior to the date of Closing shall have been satisfied or performed in the manner and with the effect contemplated herein and (C) as of the date of Closing, no event of default under the Company Documents has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute such an event of default;

(6)           A certificate dated the date of Closing and signed by an appropriate officer of the Letter of Credit Bank, in form and substance satisfactory to the Underwriter;

(7)           A certificate dated the date of Closing and signed by the Chairman and the Secretary of the Issuer to the effect that (A) each of the representations and warranties of the Issuer set forth in Section 4 hereof and in the Issuer Documents shall be accurate as if made on and as of the date of Closing, (B) all of the conditions and agreements required in this Bond Purchase Agreement to be satisfied or performed by the Issuer at or prior to the date of Closing shall have been satisfied or performed in the manner and with the effect

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contemplated herein and (C) as of the date of Closing, no event of default under the Issuer Documents has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute such an event of default;

(8)           Written evidence satisfactory to the Underwriter that Standard & Poor’s has issued a rating of “____” with respect to the Bonds and such rating shall be in effect on the date of Closing; and

(9)           Such additional opinions, certificates, proceedings, instruments and other documents as the Underwriter may reasonably request in connection with the transactions contemplated by this Bond Purchase Agreement.

8.             Non-satisfaction of Conditions. If any of the conditions to the obligations of the Underwriter contained in Section 7 or elsewhere in this Bond Purchase Agreement shall not have been satisfied when and as required herein, all obligations of the Underwriter hereunder may be terminated by the Underwriter at, or at any time prior to, the Closing by written notice to the Company and the Issuer.

9.             Indemnification.

(a)           The Company will indemnify and hold harmless the Underwriter, its directors, officers, and employees and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act (any such person being herein in this paragraph (a) sometimes called an “Indemnified Party”) from and against all injury, loss, damage or liability, including, subject to the provisions of subparagraph (d) below, all costs of defense and investigation (collectively “Loss”), arising from any claim, demand, lawsuit, administrative proceeding, arbitration or other action (collectively “Action”) asserted against any such Indemnified Party by any person which is based upon or arises out of any allegation or determination that (i) the Bonds or the obligations of the Issuer under the Indenture should have been registered under the Securities Act or the Exchange Act or the Indenture should have been qualified under the Trust Indenture Act or (ii) the Official Statement, or any supplement or amendment thereto (collectively for purposes of this Section 9 the “Official Statement”), contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; provided that the foregoing indemnity shall not apply:

(1)           To the following portions of the Official Statement: (x) the statement of the offering price of the Bonds on the cover page; and (y) information under the heading “Underwriting” (collectively the “Underwriter Information”); and

(2)           To the portion of the Official Statement under the heading “The Bank”; and

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(3)           To any Action if delivery of the Official Statement to the person asserting such Action prior to or concurrently with confirmation of such claimant’s purchase of all or any portion of the Bonds would have provided a valid defense to the Action and such claimant: (i) made the purchase upon which its Action is based from the Underwriter; and (ii) did not receive timely delivery of the Official Statement.

(b)           The Company will indemnify and hold harmless the Issuer, each of its officials and employees and each person who controls the Issuer within the meaning of Section 15 of the Securities Act (any such person being herein in this paragraph (b) sometimes called an “Indemnified Party”) from and against all injury, loss, damage, or liability, including, subject to the provisions of subparagraph (d) below, all costs of defense and investigation (collectively “Loss”) arising from any claim, demand, lawsuit, administrative proceeding, arbitration, or other action (collectively “Action”) asserted against any such Indemnified Party by any person which is based upon or arises out of any allegation or determination that (i) the Bonds or the obligations of the Issuer under the Indenture should have been registered under the Securities Act or the Exchange Act or the Indenture should have been qualified under the Trust Indenture Act, or (ii) the Official Statement contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; provided that the foregoing indemnity shall not apply to any portion of the Official Statement under the heading “The Issuer”.

(c)           The Underwriter will indemnify and hold harmless the Company and each of its respective directors, officers, and employees and each person who controls the Issuer within the meaning of Section 15 of the Securities Act (any such person being herein in this paragraph (c) sometimes called an “Indemnified Party”) from and against all injury, loss, damage, or liability, including, subject to the provisions of subparagraph (d) below, all costs of defense and investigation (collectively “Loss”) arising from any claim, demand, lawsuit, administrative proceeding, arbitration, or other action (collectively “Action”) asserted against any such Indemnified Party by any person which is based upon or arises out of any allegation or determination that (i) the Bonds or the obligations of the Issuer under the Indenture should have been registered under the Securities Act or the Exchange Act or the Indenture should have been qualified under the Trust Indenture Act, or (ii) the Official Statement contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading. The foregoing indemnity does not apply to that portion of the Official Statement other than the Underwriter Information.

(d)           An Indemnified Party (as defined in paragraph (a), (b) or (c) of this Section 9) shall, promptly upon receiving notice of the probable assertion or the commencement of any Action against it in respect of which indemnification may be sought against the Company or the Underwriter, as the case may be (the “Indemnifying Party”), shall notify the Indemnifying Party in writing of such event.  Failure by any Indemnified Party to comply with such notice provision on a timely basis shall not provide the Indemnifying Party with any defense to its indemnity obligations under this Section 9 except insofar as the Indemnifying Party can demonstrate that such failure caused it to incur greater costs of defense or settlement of the Action.  Under receipt of any such notice, the Indemnifying Party may, if it so desires, and shall upon the

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request of the Indemnified Party, assume the defense of the Action utilizing counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party so assumes the defense, it shall have the right to direct the defense of such Action and it shall not be liable or responsible to the Indemnified Party for costs of investigation and defense of the Action thereafter incurred by the Indemnified Party.  The Indemnifying Party shall be required to employ separate counsel for the Indemnified Party only when, in the opinion of the counsel retained by the Indemnifying Party, such counsel is ethically precluded from dual representation of the parties.

An Indemnified Party shall be free at all times to enter into any settlement of an Action as it sees fit, but if the Indemnifying Party does not consent in writing to such settlement, such Indemnifying Party shall have no liability or obligation to the Indemnified Party in respect of the Indemnified Party’s costs of negotiation of such settlement or Losses suffered by it by reason of such settlement.

An Indemnifying Party shall be free at all times, with the consent of the Indemnified Party, to arrange, and pay all sums required to effect any settlement of an Action it deems appropriate, provided that if the Indemnifying Party has arranged for such a settlement, subject only to the consent of the Indemnified Party, and such settlement will include a full and final release of the Indemnified Party, and the Indemnified Party refuses to grant its consent, the Indemnifying Party shall be thereupon released from further obligation in respect of the Action which was the subject of such proposed settlement, including, without limitation, liability for any subsequent settlement or final judgment against the Indemnified Party and liability for defense costs thereafter incurred by the Indemnified Party.

If an Indemnifying Party is obligated under this Section 9 to reimburse the costs of investigation and defense of any Action incurred by any Indemnified Party, such Indemnified Party may require the Indemnifying Party to make such reimbursements as the costs are incurred, but not more frequently than monthly.

(e)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in any of paragraphs (a), (b), or (c) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Indemnifying Party on grounds of policy or otherwise, the Indemnified and Indemnifying Parties shall contribute to the Losses suffered by the Indemnified Party in proportion to the benefit obtained by each of them from the issuance of the Bonds.  In respect of any Action made pursuant to paragraph (a) hereof, the Indemnified Party shall be conclusively deemed to have benefitted to the extent of the commissions received by the Underwriter and the Indemnifying Party shall be conclusively deemed to have benefitted to the extent of the net proceeds of the Bonds received by it. In respect of any claim for indemnity pursuant to paragraph (c) hereof, the reverse shall be true. However, in no case will any person finally determined by a court of competent jurisdiction to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any other person not so determined to be guilty of fraudulent misrepresentation in respect of any Action based upon the actions or events on which such determination of fraudulent misrepresentation is based.  Any party entitled to contribution in respect of any Action will promptly, after

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receiving notice of the assertion or commencement of such Action, notify each party from whom it may seek contribution, but the omission to notify any such party shall not relieve it from its obligations under this paragraph.

(f)            No right or remedy granted to any person pursuant to this Section 9 is intended to limit such person’s right to enforce any other rights or remedies available to it under applicable law in respect to any Action.

10.           Survival of Indemnities, Representations, Warranties, etc.  The indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Issuer, as set forth in this Bond Purchase Agreement or made by any of them pursuant to this Bond Purchase Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, the Issuer or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Bonds.  The obligations of the Company and the Underwriter under Section 9 hereof shall survive any termination of this Bond Purchase Agreement pursuant to its terms.

11.           Expenses. The Company shall pay any expenses incident to the performance of the obligations hereunder including but not limited to: (i) the cost of the preparation and printing of the Company Documents, the Issuer Documents and this Bond Purchase Agreement, together with a reasonable number of copies thereof; (ii) the cost of the preparation, printing and delivery of the Preliminary Official Statement and the Official Statement, together with a reasonable number of copies thereof; (iii) the cost of the preparation of the Bonds; (iv) the fees and disbursements of Counsel to the Company and of any other experts or consultants retained by the Company or the Underwriter; (v) the fees and disbursements of Bond Counsel; (vi) the fees for Bond ratings; (vii) the fees of the Issuer and the fees and disbursements of Counsel to the Issuer; (viii) all registration or filing fees and related costs and expenses incurred in connection with the qualification of the Bonds under state security (or “blue sky”) laws and the preparation and printing of any blue sky survey and any legal investment memorandum relating to the Bonds; and (ix) all fees and expenses associated with providing the Letter of Credit.

12.           Miscellaneous.  (a) Any notice or other communication to be given to the Issuer under this Bond Purchase Agreement shall be deemed given when delivered in person to its address set forth on the first page hereof, or when mailed by first class mail, postage prepaid, and addressed to such address, or when confirmation is received by the sender that any telex, telegram or telecopy to the Issuer at such address has been received. Any notice or other communication to be given to the Company or Underwriter under this Bond Purchase Agreement shall be deemed given when delivered in person to their respective addresses set forth below, or when mailed by first class mail, postage prepaid and addressed to such addresses, or when confirmation is received by the sender that any telex, telegram or telecopy to the Company or Underwriter at such address has been received by it, as follows:

If to the Company:

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______________________________

[address]

Telephone:

Telecopy:

If to the Underwriter:

______________________________

______________________________

______________________________

Attention:______________________

Telephone:_____________________

Telecopy:______________________

(b)           This Bond Purchase Agreement is made solely for the benefit of the Company, the Issuer and the Underwriter (including the successors or assigns thereof) and no other person, including any purchaser of the Bonds, shall acquire or have any right hereunder or by virtue hereof.

(c)           This Bond Purchase Agreement shall be governed and construed in accordance with the laws of the State of Alabama.

(d)           The captions in this Bond Purchase Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e)           This Bond Purchase Agreement shall become effective upon the execution of the acceptance hereof by the Company and the Issuer.

The Underwriter:

___________________________________

By ________________________________

Vice President

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Accepted and agreed to as of

the date first above written:

___________________________________

By ________________________________

President

THE INDUSTRIAL DEVELOPMENT BOARD

OF THE CITY OF_________________

By _________________________________

Chairman

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